UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

(Rule 14a-101)

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

(Amendment No.    )

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Sorrento Therapeutics, Inc.

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(Name of Person(s) Filing Proxy Statement, if other Than the Registrant)

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4955 Directors Place

San Diego, California 92121

NOTICE OF 2017 ANNUAL MEETING OF STOCKHOLDERS AND PROXY STATEMENT

Dear Stockholder:

On behalf of our Board of Directors, I cordially invite you to attend the annual meeting of stockholders of Sorrento Therapeutics, Inc. (the “Company”) to be held at the offices of Paul Hastings LLP, 4747 Executive Drive, San Diego, California 92121 on July 28, 2017 at 12:00 p.m. Pacific Daylight Time, for the following purposes:

1.	To elect five (5) directors for a one-year term to expire at the 2018 annual meeting of stockholders;

2.	To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017;

3.	To consider and act upon a proposal to approve an amendment to the Company’s Amended and Restated 2009 Stock Incentive Plan (the “2009 Plan”) to: (i) increase the maximum number of shares authorized for issuance under the 2009 Plan by 5,000,000 shares from 6,260,000 shares to 11,260,000 shares, (ii) increase the maximum number of shares that may be subject to awards granted under the 2009 Plan to any individual other than a non-employee director in any calendar year from 400,000 to 4,000,000, (iii) increase the maximum number of shares that may be subject to awards granted under the 2009 Plan to any non-employee director in any calendar year from 40,000 to 250,000, and (iv) make certain administrative and other immaterial changes to the 2009 Plan that will be effective regardless of the outcome of the stockholder vote on the 2009 Plan amendment; and

4.	To transact such other matters as may properly come before the Annual Meeting and any adjournment or postponement thereof.

Our board of directors has fixed June 23, 2017 as the record date for the determination of stockholders entitled to notice of, and to vote at, the annual meeting and at any adjournment or postponement of the meeting. We intend to mail this proxy statement and the accompanying proxy card on or about June 29, 2017 to all stockholders of record entitled to vote at the Annual Meeting.

If You Plan to Attend

Please note that space limitations make it necessary to limit attendance of the Annual Meeting to our stockholders. Registration and seating will begin at 11:30 a.m. Pacific Daylight Time. Shares of common stock can be voted at the Annual Meeting only if the holder thereof is present in person or by valid proxy.

For admission to the Annual Meeting, each stockholder may be asked to present valid picture identification, such as a driver’s license or passport, and proof of stock ownership as of the record date, such as the enclosed proxy card or a brokerage statement reflecting stock ownership. Cameras, recording devices and other electronic devices will not be permitted at the Annual Meeting. If you do not plan on attending the Annual Meeting, please vote, date and sign the enclosed proxy and return it in the business envelope provided. Even if you do plan to attend the Annual Meeting, we recommend that you vote your shares at your earliest convenience in order to ensure your representation at the Annual Meeting. Your vote is very important.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to Be Held on Friday, July 28, 2017 at 12:00 p.m. Pacific Daylight Time at the offices of Paul Hastings LLP, 4747 Executive Drive, San Diego, California 92121.

The proxy statement and annual report to stockholders are available at http://www.pstvote.com/sorrento2017.

By the Order of the Board of Directors

/s/ Henry Ji
Henry Ji, Ph.D. Chief Executive Officer and President and Director

Dated: June 26, 2017

Whether or not you expect to attend the Annual Meeting in person, we urge you to vote your shares at your earliest convenience. This will ensure the presence of a quorum at the Annual Meeting. Promptly voting your shares will save the Company the expenses and extra work of additional solicitation. An addressed envelope for which no postage is required if mailed in the United States is enclosed if you wish to vote by mail. Submitting your proxy now will not prevent you from voting your shares at the Annual Meeting if you desire to do so, as your proxy is revocable at your option. Your vote is important, so please act today!

If you have questions or need assistance voting your shares please contact:

Innisfree M&A Incorporated

501 Madison Avenue, 20th Floor

New York, NY 10022

Stockholders in the U.S. and Canada please call toll-free: (888) 750-5834

Stockholders in other locations please call: + (412) 232-3651

Banks and Brokers may call collect: (212) 750-5833

4955 Directors Place

San Diego, California 92121

PROXY STATEMENT FOR THE 2017 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JULY 28, 2017

The Board of Directors (the “Board”) of Sorrento Therapeutics, Inc. (“Sorrento” or the “Company”) is soliciting your proxy to vote at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held at the offices of Paul Hastings LLP, 4747 Executive Drive, San Diego, California 92121, on Friday, July 28, 2017 at 12:00 p.m. Pacific Daylight Time, including at any adjournments or postponements of the Annual Meeting. You are invited to attend the Annual Meeting to vote on the proposals described in this proxy statement. However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card if you received paper copies of the proxy materials, or follow the instructions below to submit your proxy over the Internet.

We intend to mail this proxy statement and the accompanying proxy card on or about June 29, 2017 to all stockholders of record entitled to vote at the Annual Meeting.

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING

How do I attend the Annual Meeting?

The Annual Meeting will be held on Friday, July 28, 2017, at 12:00 p.m. Pacific Daylight Time at the offices of Paul Hastings LLP, 4747 Executive Drive, San Diego, California 92121. Information on how to vote in person at the Annual Meeting is discussed below.

Who is Entitled to Vote?

The Board has fixed the close of business on June 23, 2017 as the record date (the “Record Date”) for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof. As of June 23, 2017, there were 76,507,795 shares of common stock outstanding. Each share of common stock represents one vote that may be voted on each proposal that may come before the Annual Meeting.

What is the Difference Between Holding Shares as a Record Holder and as a Beneficial Owner (Holding Shares in Street Name)?

If your shares are registered in your name with our transfer agent, Philadelphia Stock Transfer, Inc., you are the “record holder” of those shares. If you are a record holder, these proxy materials have been provided directly to you by the Company.

If your shares are held in a stock brokerage account, a bank or other holder of record, you are considered the “beneficial owner” of those shares held in “street name.” If your shares are held in street name, these proxy materials have been forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As the beneficial owner, you have the right to instruct this organization on how to vote your shares.

Who May Attend the Annual Meeting?

Only record holders and beneficial owners of our common stock, or their duly authorized proxies, may attend the Annual Meeting. If your shares of common stock are held in street name, you will need to bring a copy of a brokerage statement or other documentation reflecting your stock ownership as of the Record Date.

What am I Voting on?

There are three matters scheduled for a vote:

1.	To elect five (5) directors for a one-year term to expire at the 2018 annual meeting of stockholders;

2.	To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017; and

3.	To consider and act upon a proposal to approve an amendment to the 2009 Plan to (i) increase the maximum number of shares authorized for issuance under the 2009 Plan by 5,000,000 shares from 6,260,000 shares to 11,260,000 shares, (ii) increase the maximum number of shares that may be subject to awards granted under the 2009 Plan to any individual other than a non-employee director in any calendar year from 400,000 to 4,000,000, (iii) increase the maximum number of shares that may be subject to awards granted under the 2009 Plan to any non-employee director in any calendar year from 40,000 to 250,000, and (iv) make certain administrative and other immaterial changes to the 2009 Plan that will be effective regardless of the outcome of the stockholder vote on the 2009 Plan amendment.

What if another matter is properly brought before the Annual Meeting?

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.

What is the Board’s voting recommendation?

The Board recommends that you vote your shares:

1. “For” the election of each of the five (5) nominees to our Board;

2. “For” the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2017; and

3. “For” an amendment to the 2009 Plan to (i) increase the maximum number of shares authorized for issuance under the 2009 Plan 5,000,000 shares from 6,260,000 shares to 11,260,000 shares, (ii) increase the maximum number of shares that may be subject to awards granted under the 2009 Plan to any individual other than a non-employee director in any calendar year from 400,000 to 4,000,000, (iii) increase the maximum number of shares that may be subject to awards granted under the 2009 Plan to any non-employee director in any calendar year from 40,000 to 250,000, and (iv) make certain administrative and other immaterial changes to the 2009 Plan that will be effective regardless of the outcome of the stockholder vote on the 2009 Plan amendment.

How Do I Vote?

Stockholders of Record

For your convenience, record holders of our common stock have three methods of voting:

1. Vote by Internet. The website address for Internet voting is on your vote instruction form.

2. Vote by mail. Mark, date, sign and promptly mail the enclosed proxy card (a postage-paid envelope is provided for mailing in the United States).

3. Vote in person. Attend and vote at the Annual Meeting.

Beneficial Owners of Shares Held in Street Name

For your convenience, beneficial owners of our common stock have three methods of voting:

1. Vote by Internet. The website address for Internet voting is on your vote instruction form.

2. Vote by mail. Mark, date, sign and promptly mail your vote instruction form (a postage-paid envelope is provided for mailing in the United States).

3. Vote in person. Obtain a valid legal proxy from the organization that holds your shares and attend and vote at the Annual Meeting.

If you vote by Internet, please DO NOT mail your proxy card.

All shares entitled to vote and represented by a properly completed and executed proxy received before the Annual Meeting and not revoked will be voted at the Annual Meeting as instructed in a proxy delivered before the Annual Meeting. If you do not indicate how your shares should be voted on a matter, the shares represented by your properly completed and executed proxy will be voted as the Board recommends on each of the enumerated proposals, with regard to any other matters that may be properly presented at the Annual Meeting and on all matters incident to the conduct of the Annual Meeting. If you are a registered stockholder and attend the Annual Meeting, you may deliver your completed proxy card in person. If you are a street name stockholder and wish to vote at the Annual Meeting, you will need to obtain a proxy form from the institution that holds your shares. All votes will be tabulated by the inspector of elections appointed for the Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

We provide Internet proxy voting to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.

How Many Votes do I Have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of the close of business on the Record Date.

Is My Vote Confidential?

Yes, your vote is confidential. Only the inspector of elections, individuals who help with processing and counting your votes and persons who need access for legal reasons will have access to your vote. This information will not be disclosed, except as required by law.

What Constitutes a Quorum?

To carry on business at the Annual Meeting, we must have a quorum. A quorum is present when the holders of a majority of the voting power of all shares entitled to vote, as of the Record Date, are represented in person or by proxy. Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the Annual Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. Shares owned by us are not considered outstanding or considered to be present at the Annual Meeting. If there is not a quorum at the Annual Meeting, the chairperson of the Annual Meeting may adjourn the Annual Meeting.

How Will my Shares be Voted if I Give No Specific Instruction?

We must vote your shares as you have instructed. If there is a matter on which a stockholder of record has given no specific instruction but has authorized us generally to vote the shares, they will be voted as follows:

1. “For” the election of each of the five (5) nominees to our Board;

2. “For” the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2017; and

3. “For” an amendment to the 2009 Plan to (i) increase the maximum number of shares authorized for issuance under the 2009 Plan by 5,000,000 shares from 6,260,000 shares to 11,260,000 shares, (ii) increase the maximum number of shares that may be subject to awards granted under the 2009 Plan to any individual other than a non-employee director in any calendar year from 400,000 to 4,000,000, (iii) increase the maximum number of shares that may be subject to awards granted under the 2009 Plan to any non-employee director in any calendar year from 40,000 to 250,000, and (iv) make certain administrative and other immaterial changes to the 2009 Plan that will be effective regardless of the outcome of the stockholder vote on the 2009 Plan amendment.

This authorization would exist, for example, if a stockholder of record merely signs, dates and returns the proxy card but does not indicate how its shares are to be voted on one or more proposals. If other matters properly come before the Annual Meeting and you do not provide specific voting instructions, your shares will be voted at the discretion of the proxies.

If your shares are held in street name, see “What is a Broker Non-Vote?” below regarding the ability of banks, brokers and other such holders of record to vote the uninstructed shares of their customers or other beneficial owners in their discretion.

How are Votes Counted?

Votes will be counted by the inspector of election appointed for the Annual Meeting, who will separately count, for the election of directors, “For,” “Withhold” and broker non-votes; and, with respect to the other proposals, votes “For” and “Against,” abstentions and broker non-votes. Broker non-votes will not be included in the tabulation of the voting results of any of the proposals and, therefore, will have no effect on such proposals.

What is a Broker Non-Vote?

If your shares are held in street name, you must instruct the organization who holds your shares how to vote your shares. If you sign your proxy card but do not provide instructions on how your broker should vote on “routine” proposals (discussed in the next question), your broker will vote your shares as recommended by the Board. If you do not provide voting instructions, your shares will not be voted on any “non-routine” proposals. This vote is called a “broker non-vote.” Because broker non-votes are not considered under Delaware law to be entitled to vote at the Annual Meeting, broker non-votes will not be included in the tabulation of the voting results of any of the proposals and, therefore, will have no effect on these proposals.

Brokers cannot use discretionary authority to vote shares on the election of directors (Proposal 1) or on the amendment to the 2009 Plan to (i) increase the maximum number of shares authorized for issuance under the 2009 Plan by 5,000,000 shares from 6,260,000 shares to 11,260,000 shares, (ii) increase the maximum number of shares that may be subject to awards granted under the 2009 Plan to any individual other than a non-employee director in any calendar year from 400,000 to 4,000,000, (iii) increase the maximum number of shares that may be subject to awards granted under the 2009 Plan to any non-employee director in any calendar year from 40,000 to 250,000, and (iv) make certain administrative and other immaterial changes to the 2009 Plan that will be effective regardless of the outcome of the stockholder vote on the 2009 Plan amendment (Proposal 3) if they have not received instructions from their clients. Please submit your vote instruction form so your vote is counted.

Which Proposals are Considered “Routine” or “Non-Routine”?

Proposal 2, the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2017, is considered a “routine” proposal. All of the other proposals to be voted upon at the Annual Meeting are considered “non-routine”, and if you do not provide voting instructions, your shares will be treated as broker non-votes and, therefore, will have no effect on such proposals.

What is an Abstention?

An abstention is a stockholder’s affirmative choice to decline to vote on a proposal. Our Bylaws provide that an action of our stockholders (other than the election of directors) is approved if a majority of the votes cast are in favor of such action. Under Delaware law (under which Sorrento is incorporated), abstentions are counted as shares present and entitled to vote at the Annual Meeting, but they are not counted as shares cast. Therefore, abstentions will have no effect on Proposal 2, the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2017 or Proposal 3, the approval of an amendment to the 2009 Plan to (i) increase the maximum number of shares authorized for issuance under the 2009 Plan by 5,000,000 shares from 6,260,000 shares to 11,260,000 shares, (ii) increase the maximum number of shares that may be subject to awards granted under the 2009 Plan to any individual other than a non-employee director in any calendar year from 400,000 to 4,000,000, (iii) increase the maximum number of shares that may be subject to awards granted under the 2009 Plan to any non-employee director in any calendar year from 40,000 to 250,000, and (iv) make certain administrative and other immaterial changes to the 2009 Plan that will be effective regardless of the outcome of the stockholder vote on the 2009 Plan amendment.

How Many Votes are Needed for Each Proposal to Pass?

Proposal	Vote Required	Broker Discretionary Vote Allowed
Election of each of the five (5) nominees to our Board	Plurality of the votes cast (the five (5) persons receiving the most “For” votes)	No

Ratification of the Appointment of Deloitte & Touche LLP as our Independent Registered Public Accounting Firm for our Fiscal Year Ending December 31, 2017	A majority of the votes cast	Yes

Approval of an amendment to the 2009 Plan to (i) increase the maximum number of shares authorized for issuance under the 2009 Plan by 5,000,000 shares from 6,260,000 shares to 11,260,000 shares, (ii) increase the maximum number of shares that may be subject to awards granted under the 2009 Plan to any individual other than a non-employee director in any calendar year from 400,000 to 4,000,000, (iii) increase the maximum number of shares that may be subject to awards granted under the 2009 Plan to any non-employee director in any calendar year from 40,000 to 250,000, and (iv) make certain administrative and other immaterial changes to the 2009 Plan that will be effective regardless of the outcome of the stockholder vote on the 2009 Plan amendment	A majority of the votes cast	No

What Are the Voting Procedures?

In voting by proxy with regard to the election of directors, you may vote in favor of all nominees, withhold your votes as to all nominees, or withhold your votes as to specific nominees. With regard to other proposals, you may vote in favor of or against the proposal, or you may abstain from voting on the proposal. You should specify your respective choices on the accompanying proxy card or your vote instruction form.

Is My Proxy Revocable?

You may revoke your proxy and reclaim your right to vote at any time before your proxy is voted by giving written notice to the Company’s Secretary, by delivering a properly completed, later-dated proxy card or vote instruction form or by voting in person at the Annual Meeting. All written notices of revocation and other communications with respect to revocations of proxies should be addressed to: Sorrento Therapeutics, Inc., 4955 Directors Place, San Diego, California 92121, Attention: Corporate Secretary, or by facsimile at (858) 203-4102. Your most current proxy card or Internet proxy is the one that will be counted.

Who is Paying for this Proxy Solicitation?

The entire cost of soliciting proxies, including the costs of preparing, assembling, printing and mailing this proxy statement, the proxy card and any additional soliciting materials furnished to stockholders, will be borne by us. Copies of solicitation material will be furnished to banks, brokerage houses, dealers, voting trustees, their respective nominees and other agents holding shares in their names, which are beneficially owned by others, so that they may forward such solicitation material, together with our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, as amended, to beneficial owners. In addition, if asked, we will reimburse these persons for their reasonable expenses in forwarding these materials to the beneficial owners.

We have engaged Innisfree M&A Incorporated (“Innisfree”) to solicit proxies from stockholders in connection with the 2017 Annual Meeting. We will pay Innisfree a fee of approximately $15,000, an agreed upon fee per call made or received from certain retail investors plus reasonable out-of-pocket fees and expenses for soliciting proxies. In addition, Innisfree and certain related persons will be indemnified against certain liabilities arising out of or in connection with the engagement.

What does it mean if I receive more than one proxy card?

If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. Please complete, sign and return each proxy card to ensure that all of your shares are voted.

Do I Have Dissenters’ Rights of Appraisal?

Our stockholders do not have appraisal rights under Delaware law or under our governing documents with respect to the matters to be voted upon at the Annual Meeting.

How can I Find out the Results of the Voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be disclosed in a Current Report on Form 8-K that we expect to file with the Securities and Exchange Commission (the “SEC”) within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K with the SEC within four business days after the Annual Meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

When are Stockholder Proposals Due for the 2018 Annual Meeting?

Any appropriate proposal submitted by a stockholder and intended to be presented at the 2018 Annual Meeting of Stockholders (the “2018 Annual Meeting”) must be submitted in writing to the Company’s Secretary at 4955 Directors Place, San Diego, California 92121, and received no later than March 1, 2018, to be includable in the Company’s proxy statement and related proxy for the 2018 Annual Meeting. However, if the date of the 2018 Annual Meeting is convened more than 30 days before, or delayed by more than 30 days after, July 28, 2018, to be considered for inclusion in proxy materials for the 2018 Annual Meeting, a stockholder proposal must be submitted in writing to the Company’s Secretary at 4955 Directors Place, San Diego, California 92121 a reasonable time before we begin to print and send our proxy materials for the 2018 Annual Meeting. A stockholder proposal will need to comply with the SEC regulations under Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Although the Board will consider stockholder proposals, we reserve the right to omit from our proxy statement, or to vote against, stockholder proposals that we are not required to include under the Exchange Act, including Rule 14a-8.

If you wish to submit a proposal that is not to be included in the proxy materials for the 2018 Annual Meeting, your proposal must be submitted in writing to the Company’s Secretary at 4955 Directors Place, San Diego, California 92121 by May 15, 2018 and no earlier than April 15, 2018. However, if the date of the 2018 Annual Meeting is convened more than 30 days before, or delayed by more than 30 days after July 28, 2018, to be brought before our 2018 Annual Meeting, a stockholder proposal must be submitted in writing to the Company’s Secretary at 4955 Directors Place, San Diego, California 92121, not later than the close of business on the later of (1) the 90th day before the 2018 Annual Meeting, or (2) the 10th day following the day on which we first make a public announcement of the date of the 2018 Annual Meeting.

Who will Solicit Proxies on behalf of the Board?

The Company has retained Innisfree, a proxy solicitation firm, who may solicit proxies on the Board’s behalf.

The original solicitation of proxies by mail may be supplemented by telephone, telegram, facsimile, electronic mail, and personal solicitation by our directors and officers (who will receive no additional compensation for such solicitation activities). You may also be solicited by advertisements in periodicals, press releases issued by us and postings on our corporate website. Unless expressly indicated otherwise, information contained on our corporate website is not part of this proxy statement.

I also have received a copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016, as amended. Is that a part of the proxy materials?

Our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, as filed with the SEC on March 22, 2017, as amended, accompanies this proxy statement. This document constitutes our Annual Report to Stockholders, and is being made available to all stockholders entitled to receive notice of and to vote at the Annual Meeting. Except as otherwise stated, the Annual Report on Form 10-K is not incorporated into this proxy statement and should not be considered proxy solicitation material.

Do the Company’s Officers and Directors have an Interest in Any of the Matters to Be Acted Upon at the Annual Meeting?

Members of the Board have an interest in Proposal 1, the election to the Board of the five (5) director nominees set forth herein, as each of the nominees is currently a member of the Board. Members of the Board and our executive officers do not have any interest in Proposal 2, the ratification of the appointment of our independent registered public accounting firm. Additionally, members of the Board and executive officers of Sorrento are eligible to receive awards under the terms of the 2009 Plan, and they therefore have a substantial interest in Proposal 3.

PROPOSAL 1:

ELECTION OF DIRECTORS

You are requested to vote for five nominees for director, whose terms expire at the Annual Meeting and who will be elected for a new one-year term and will serve until their successors are elected and qualified. The nominees are Henry Ji, Ph.D., David H. Deming, Kim D. Janda, Ph.D., Jaisim Shah and Yue Alexander Wu, Ph.D. All of the nominees are existing directors of Sorrento and each of the nominees has consented to being named as a nominee for director of Sorrento and has agreed to serve if elected.

If no contrary indication is made, proxies in the accompanying form are to be voted for the aforementioned directors or in the event that any of the aforementioned directors is not a candidate or is unable to serve as a director at the time of the election (which is not currently expected), for any nominee who is designated by our Board to fill the vacancy.

All of our directors bring to the Board significant leadership experience derived from their professional experience and service as executives or board members of other corporations and/or venture capital firms. Certain individual qualifications and skills of our directors that contribute to the Board’s effectiveness as a whole are described in the following paragraphs.

The ages of the nominees as of June 26, 2017, their positions and biographies are set forth below.

NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS

For a One-Year Term Expiring at the

2018 Annual Meeting of Stockholders

Name	Age	Present Position with Sorrento Therapeutics, Inc.
Henry Ji, Ph.D.	53	Director, President and Chief Executive Officer
David H. Deming	64	Director
Kim D. Janda, Ph.D.	59	Director
Jaisim Shah	57	Director
Yue Alexander Wu, Ph.D.	53	Director

Henry Ji, Ph.D. co-founded and has served as a director of Sorrento Therapeutics, Inc. since January 2006, served as its Chief Scientific Officer from November 2008 to September 2012, as its Interim Chief Executive Officer from April 2011 to September 2012, and as its Chief Executive Officer and President since September 2012. Dr. Ji also served as our Secretary from September 2009 to June 2011. In 2002, Dr. Ji founded BioVintage, Inc., a research and development company focusing on innovative life science technology and product development, and has served as its President since 2002. From 2001 to 2002, Dr. Ji served as Vice President of CombiMatrix Corporation, a publicly traded biotechnology company that develops proprietary technologies, including products and services in the areas of drug development, genetic analysis, molecular diagnostics and nanotechnology. During his tenure at CombiMatrix, Dr. Ji was responsible for strategic technology alliances with biopharmaceutical companies. From 1999 to 2001, Dr. Ji served as Director of Business Development, and in 2001 as Vice President, of Stratagene Corporation (later acquired by Agilent Technologies, Inc.) where he was responsible for novel technology and product licensing and development. In 1997, Dr. Ji co-founded Stratagene Genomics, Inc., a wholly owned subsidiary of Stratagene Corporation, and served as its President and Chief Executive Officer from its founding until 1999. Dr. Ji previously served as a director of NantKwest, Inc. from December 2014 through November 25, 2015. Dr. Ji is the holder of several issued and pending patents in the life science research field and is the sole inventor of Sorrento Therapeutics Inc.’s intellectual property. Dr. Ji has a Ph.D. in Animal Physiology from the University of Minnesota and a B.S. in Biochemistry from Fudan University.

Dr. Ji has demonstrated significant leadership skills as President and Chief Executive Officer of Stratagene Genomics, Inc. and Vice President of CombiMatrix Corporation and Strategene Corporation and brings more than 18 years of biotechnology and biopharmaceutical experience to his position on our Board. Dr. Ji’s extensive knowledge of the industry in which we operate, as well as his unique role in our day-to-day operations as our Chief Executive Officer and President, allows him to bring to our Board a broad understanding of the operational and strategic issues we face.

David H. Deming has served as a director of our Company since May 2015. Since March 2013, Mr. Deming has been a banker with TAG Healthcare Advisors, LLC, a boutique financial advisory firm serving the pharmaceutical, biotech and medical device industries. Mr. Deming started his career at J.P. Morgan in 1976 and was a managing director in charge of the Global Healthcare Investment Banking Group from 1991 to 2013. Mr. Deming is a director of Albany Molecular Research, Inc, Cutanea Life Sciences, Inc. and IRX Therapeutics, Inc.

We believe that Mr. Deming’s significant transactional and financial experience and relationships in the healthcare field qualify him to serve on our Board.

Kim D. Janda, Ph.D. has served as a director of our Company since April 2012. Dr. Janda has served as Ely R. Callaway, Jr. Chaired Professor in the Departments of Chemistry, Immunology and Microbial Science at The Scripps Research Institute since 1996 and as the Director of the Worm Institute of Research and Medicine (WIRM) at The Scripps Research Institute since 2005. Furthermore, Dr. Janda has served as a Skaggs Scholar within the Skaggs Institute of Chemical Biology, also at The Scripps Research Institute, since 1996. Dr. Janda holds a B.S. degree from the University of South Florida in Clinical Chemistry and a doctoral degree from the University of Arizona with Robert B. Bates in natural product total synthesis. A hallmark of his research is that Dr. Janda has been able to uniquely combine principles of medicinal chemistry together with modern molecular biology, immunology and neuropharmacology, allowing the creation of both synthetic/natural molecules and processes with biological, chemical and physical properties. Dr. Janda has published over 425 original publications in refereed journals and founded the biotechnological companies CombiChem, Drug Abuse Sciences and AIPartia. Dr. Janda is associate editor of Bioorg & Med. Chem., PloS ONE and serves, or has served, on numerous journals including J. Comb. Chem., Chem. Reviews, J. Med. Chem., The Botulinum Journal, Bioorg. & Med. Chem. Lett., and Bioorg. & Med. Chem. Over a career of almost 25 years, Dr. Janda has provided numerous seminal contributions and is considered one of the first scientists to merge chemical and biological approaches into a cohesive research program. Dr. Janda serves on the Scientific Advisory Boards of Materia, Inc. and Singapore Ministry of Education (MOE), EP1 Physical Sciences.

Dr. Janda has almost 25 years of experience in life sciences and very strong technical expertise relating to the discovery and development of antibody therapeutics, which gives him a unique understanding of the research challenges and opportunities facing our company. As an experienced scientist and inventor on multiple patents in the life sciences industry, Dr. Janda brings critical insights into the operational requirements of a discovery and development company as well as to our overall business and strategies relating to our ongoing development efforts, and serves as the chair of our Scientific Advisory Board.

Jaisim Shah has served as a director of our Company since September 2013. He has more than 25 years of global biopharma experience including over 15 years in senior management leading business development, commercial operations, investor relations, marketing and medical affairs. Mr. Shah currently serves as the Chief Executive Officer and board member at Semnur Pharmaceuticals. Prior to Semnur, Mr. Shah was a consultant to several businesses, including Sorrento Therapeutics, and was the Chief Business Officer of Elevation Pharmaceuticals, where Mr. Shah led a successful sale of Elevation to Sunovion in September 2012. Prior to Elevation, Mr. Shah was president of Zelos Therapeutics, where Mr. Shah focused on financing and business development. Prior to Zelos, Mr. Shah was the Senior Vice President and Chief Business Officer at CytRx, a biopharmaceutical company. Previously, Mr. Shah was Chief Business Officer at Facet Biotech and PDL BioPharma where he completed numerous licensing/partnering and strategic transactions with pharmaceutical and biotech companies. Prior to PDL, Mr. Shah was at Bristol-Myers Squibb, most recently as Vice President of

Global Marketing where he received the “President’s Award” for completing one of the most significant collaborations in the company’s history. Previously, Mr. Shah was at F. Hoffman-La Roche in international marketing and was global business leader for corporate alliances with Genentech and Idec. Mr. Shah holds an M.A. in Economics from the University of Akron and an M.B.A. from Oklahoma University.

We believe that Mr. Shah’s extensive operational, executive and business development experience qualifies him to serve on our Board.

Yue Alexander Wu, Ph.D. has served as a director of our Company since August 2016. Dr. Wu is co-founder, President, Chief Executive Officer and Chief Scientific Officer of Crown Bioscience International, a leading global drug discovery and development solutions company, which he co-founded in 2006. From 2004 to 2006, Dr. Wu was Chief Business Officer of Starvax International Inc. in Beijing, China, a biotechnology company focusing on oncology and infectious diseases. From 2001 to 2004, Dr. Wu was a banker with Burrill & Company where he was head of Asian Activities. Dr. Wu has served as a director of CASI Pharmaceuticals, Inc. since June 2013. Dr. Wu received his Ph.D. in Molecular Cell Biology and his MBA from University of California at Berkeley. He earned an M.S. in Biochemistry from University of Illinois, Urbana-Champaign and his B.S. in Biochemistry from Fudan University in Shanghai, China.

We believe that Dr. Wu’s scientific background and business experience qualify him to serve on our Board.

William S. Marth, age 62, currently serves as a member of our Board and the Chairman of our Board. His service on our Board will cease when his current term expires at the Annual Meeting.

Board Independence

Our Board has the responsibility for establishing corporate policies and for our overall performance, although it is not involved in our day-to-day operations. Our Board consults with our counsel to ensure that our Board’s determinations are consistent with all relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in the rules of The NASDAQ Stock Market LLC (the “NASDAQ Rules”), as in effect from time to time. Consistent with these considerations, after review of all relevant transactions or relationships between each director, or any of his or her family members, us, our senior management and our independent registered public accounting firm, our Board has determined that all of our directors, other than Dr. Ji and Mr. Shah, are independent.

Board Leadership Structure and Board’s Role in Risk Oversight

We currently have a separate Chairman of the Board, Mr. Marth, and Chief Executive Officer, Dr. Ji. We believe that having an independent director serve as our Chairman allows our Chief Executive Officer (“CEO”) to focus on our business, while allowing the Chairman to fulfill his fundamental Board leadership role, which includes providing advice to and independent oversight of our Board. As Chairman, Mr. Marth serves as the primary liaison between the CEO and the independent directors and provides strategic input and counseling to the CEO. With input from other members of the Board, committee chairs and management, he presides over meetings of the Board. Mr. Marth has developed an extensive knowledge of our company and its challenges and opportunities and has a productive working relationship with our senior management team.

The Board, as a unified body and through committee participation, organizes the execution of its monitoring and oversight roles and does not expect its Chairman to organize those functions. The Board has three standing committees – Audit, Compensation and Corporate Governance and Nominating. The membership of each of the Board committees is comprised of independent directors, with each of the committees having a separate chairman, each of whom is an independent director. Our non-management members of the Board meet in executive session, at which only they are present, at each board meeting.

Risk is inherent with every business, and how well a business manages risk can ultimately determine its success. Management is responsible for the day-to-day management of risks the company faces, while the Board, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, the Board has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed.

The Board recognizes that different leadership models may, depending upon individual circumstances, work for other companies and may be appropriate for the Company under different circumstances. The Board believes that the Company will greatly benefit from having a single person setting the tone and direction for the Company and having primary responsibility for managing its operations, while allowing the Board to carry out its oversight responsibilities with the full involvement of each independent director. Our CEO communicates frequently with members of the Board to discuss strategy and challenges facing the company. Senior management usually attends our regular quarterly board meetings and is available to address any questions or concerns raised by the Board on risk management-related and any other matters. Each quarter, the Board receives presentations from senior management on matters involving our areas of operations.

Board of Directors Meetings

During the fiscal year 2016, our Board held five meetings and acted by written consent 26 times. Our Audit Committee held a total of four meetings and acted by written consent once, our Compensation Committee held a total of four meetings and did not take any actions by unanimous written consent and our Corporate Governance and Nominating Committee did not hold any meetings and did not take any actions by unanimous written consent. None of our incumbent directors attended fewer than 75% of the total number of meetings held by the Board and the committees on which, and for the period during which, the director served during fiscal year 2016.

Information Regarding Board Committees

Our Board has established standing Audit, Compensation and Corporate Governance and Nominating Committees to devote attention to specific subjects and to assist it in the discharge of its responsibilities.

Audit Committee. We have a separately designated standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Exchange Act. Our Audit Committee is currently comprised of Messrs. Deming and Marth and Dr. Wu. Mr. Deming serves as the Chairperson of the Audit Committee. The functions of the Audit Committee include, among others:

•	selecting, evaluating, engaging, overseeing, determining funding for and, when appropriate, replacing the independent auditors, or nominating the independent auditors to be proposed to the full Board for concurrence or ratification;

•	giving prior approval of all audit services and any non-audit services permissible pursuant to the Sarbanes-Oxley Act of 2002 performed by the independent auditor for the Company;

•	ensuring that the independent auditors provide, at least annually, a formal written statement to the Audit Committee setting forth all relationships between the independent auditors and the Company, consistent with applicable rules and requirements;

•	reviewing with management and the independent auditors the annual audit scope and approach, critical accounting policies and practices, significant internal control issues, record keeping, audit conclusions regarding significant accounting estimates/reserves and proposed fee arrangements for ongoing and special projects;

•	meeting in executive session with the independent auditors, as may be necessary or advisable, to request their opinion on various matters including the Company’s accounting policies as applied in its financial reporting and the performance of its financial and accounting personnel;

•	reviewing with the independent auditor any problems or difficulties the auditor may have encountered during the course of its audit work, including any restrictions on the scope of its activities or access to required information or any significant disagreements with management and management’s responses to such matters;

•	reviewing with management and the independent auditors the Company’s compliance with laws and regulations having to do with accounting and financial reporting matters;

•	reviewing with management and the independent auditors the Company’s interim and year-end financial statements, including management’s discussion and analysis;

•	requesting from management and the independent auditors a briefing on any significant accounting and reporting issues, or significant unusual transactions, disagreements and how they were resolved and current developments in the accounting and regulatory areas that may affect the Company or its financial statements;

•	reviewing with management and the independent auditors disclosures, accounting policies and controls;

•	holding timely discussions with the independent registered public accounting firm regarding all critical accounting policies and practices, all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications or the use of such alternative disclosures and treatments, and the treatment preferred by the independent registered public accounting firm, and other material written communications between the independent registered public accounting firm and management including, but not limited to, the management letter and schedule of unadjusted differences;

•	discussing among the members of the Audit Committee, without management or the independent auditors present, the quality of the accounting policies applied in the preparation of the Company’s financial statements and significant judgments affecting the financial statements;

•	reviewing and approving the internal corporate audit staff functions, including: (i) purpose, authority and organizational reporting lines, (ii) annual audit plan, budget and staffing, (iii) concurrence in the appointment, compensation and rotation of the internal audit management function, and (iv) results of internal audits;

•	conducting an appropriate review of all related party transactions on an on-going basis and all such transactions and potential conflicts of interests referenced in the Company’s Code of Conduct and Ethics must be approved by the Audit Committee or other comparable independent body of the Board;

•	establishing and reviewing the adequacy of procedures for the receipt, retention and treatment of complaints received by the Corporation regarding accounting, internal accounting controls or auditing matters;

•	providing the Company with the report of the Audit Committee with respect to the audited financial statements for inclusion in the Company’s proxy statement;

•	discussing with management the Company’s policies with respect to risk assessment and risk management, significant financial risk exposures and the actions management has taken to limit, monitor or control such exposures; and

•	discussing with management and the independent auditor the Company’s earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies.

Typically, the Audit Committee meets at least quarterly and with greater frequency if necessary. Our Board has adopted a written charter of the Audit Committee that is available to stockholders on our Internet website at www.sorrentotherapeutics.com/investors under “Corporate Governance.”

Under the applicable NASDAQ Rules, each member of a company’s audit committee must be considered independent in accordance with the NASDAQ Rules and Rule 10A-3(b)(1) under the Exchange Act. Our Board reviews the NASDAQ Rules and Exchange Act definitions of independence for Audit Committee members on an annual basis and has determined that all members of our Audit Committee are independent (as independence is currently defined in the NASDAQ Rules). Our Board has determined that all members of our Audit Committee also meet the requirements for financial literacy under the NASDAQ Rules.

Our Board has determined that Mr. Deming is an audit committee financial expert, as defined under applicable SEC rules, and that Messrs. Deming and Marth and Dr. Wu meet the background and financial sophistication requirements under the NASDAQ Rules. In making these determinations, the Board made a qualitative assessment of each of Messrs. Deming’s and Marth’s and Dr. Wu’s respective levels of knowledge and experience based on a number of factors, including their formal education and experience. Both our independent registered public accounting firm and internal financial personnel regularly meet privately with our Audit Committee and have unrestricted access to the Audit Committee.

Compensation Committee. Our Compensation Committee is currently comprised of Messrs. Marth and Deming and Dr. Wu. Mr. Deming serves as the Chairperson of our Compensation Committee. The functions of the Compensation Committee include, among others:

•	establishing the Company’s general compensation philosophy, and overseeing the development and implementation of compensation programs;

•	annually reviewing and approving the Company’s goals and objectives relevant to the compensation of the CEO, evaluating the CEO’s performance with respect to such goals, and subject to existing contractual obligations, setting the CEO’s compensation level based on such evaluation;

•	determining and approving (and recommending for ratification by the Board acting solely through the independent directors) the CEO’s compensation level based on the Compensation Committee’s performance evaluation;

•	reviewing and approving all compensation for all executive officers;

•	recommending to the Board the establishment and administration of incentive compensation plans and programs and employee benefit plans and programs;

•	reviewing succession planning within the Company;

•	overseeing any stock option, benefit and incentive plans established by the Company, unless otherwise determined by the Board or prohibited by the terms of such plans;

•	making recommendations to the Board with respect to non-CEO compensation, incentive-compensation plans and equity plans, that are subject to Board approval;

•	establishing and periodically reviewing policies concerning perquisite benefits;

•	reviewing and approving all employment, severance or other employment related agreements or special compensation arrangements for each officer of the Company;

•	reviewing and recommending for Board approval compensation packages for new corporate officers and termination packages for corporate officers as requested by management;

•	reviewing at least annually the adequacy of the Compensation Committee Charter and recommending any proposed changes to the Board for its approval;

•	evaluating and overseeing risk in the Company’s compensation programs;

•	producing an annual report on executive compensation for inclusion in the Company’s proxy statement, in accordance with applicable rules and regulations;

•	investigating, within the scope of its duties, any matter brought to its attention;

•	performing any other duties or responsibilities expressly delegated to the Compensation Committee by the Board from time to time; and

•	annually reviewing the compensation of members of the Board for their services to the Company and recommending changes, if any, to the Board.

Our Board has determined that all of the members of our Compensation Committee are “independent” under the NASDAQ Rules. Our Board has adopted a written charter of the Compensation Committee that is available to stockholders on our Internet website at www.sorrentotherapeutics.com/investors under “Corporate Governance.” The Compensation Committee meets periodically throughout the year as necessary. The agenda for each meeting is usually developed by the Chairperson of the Compensation Committee, in consultation with our Chief Executive Officer and other representatives of senior management as necessary. The Compensation Committee meets regularly in executive session. However, from time to time, various members of management and other employees as well as outside advisors or consultants may be invited by the Compensation Committee to make presentations, provide financial or other background information or advice or otherwise participate in Compensation Committee meetings. The Chief Executive Officer may not participate in or be present during any deliberations or determinations of the Compensation Committee regarding his compensation. The charter of the Compensation Committee grants the Compensation Committee full access to all of our books, records, facilities and personnel, as well as authority to obtain, at our expense, advice and assistance from internal and external legal, accounting or other advisors and consultants and other external resources that the Compensation Committee considers necessary or appropriate in the performance of its duties. In particular, the Compensation Committee has the sole authority to retain or consult compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant’s reasonable fees and other retention terms.

The Compensation Committee meets outside the presence of all of our executive officers, including the named executive officers, in order to consider appropriate compensation for our Chief Executive Officer. For all other named executive officers, the Compensation Committee meets outside the presence of all executive officers except our Chief Executive Officer. The annual performance reviews of our executive officers are considered by the Compensation Committee when making decisions on setting base salary, targets for and payments under our bonus plan and grants of equity incentive awards. When making decisions on executive officers, the Compensation Committee considers the importance of the position to us, the past salary history of the executive officer and the contributions we expect the executive officer to make to the success of our business.

In 2016, the Compensation Committee engaged Frederic W. Cook & Co., Inc. (“FW Cook”) as a compensation consultant. As part of its engagement, the Compensation Committee requested that FW Cook develop a comparative group of companies and perform analyses of competitive performance and compensation levels for the comparative group. FW Cook, who reports directly to the Compensation Committee and not to our management, is independent from us, has not provided any services to us other than to the Compensation Committee, and receives compensation from us only for services provided to the Compensation Committee. The Compensation Committee assessed the independence of FW Cook pursuant to SEC rules and concluded that the work of FW Cook has not raised any conflict of interest.

Compensation Committee Interlocks and Insider Participation

As noted above, the Compensation Committee consists of three directors, each of whom is a non-employee director: Messrs. Marth and Deming and Dr. Wu. During 2016, none of the aforementioned individuals was an officer or employee of ours, was formerly an officer of ours or had any relationship requiring disclosure by us under Item 404 of Regulation S-K. No interlocking relationship as described in Item 407(e)(4) of Regulation S-K exists between any of our executive officers or Compensation Committee members, on the one hand, and the executive officers or compensation committee members of any other entity, on the other hand, nor has any such interlocking relationship existed in the past.

Corporate Governance and Nominating Committee. Our Corporate Governance and Nominating Committee is currently comprised of Dr. Janda and Mr. Marth. Mr. Marth serves as the Chairperson of our Corporate Governance and Nominating Committee. The functions of the Corporate Governance and Nominating Committee include, among others:

•	developing and recommending to the Board the Corporate Governance Guidelines of the Company and overseeing compliance therewith;

•	assisting the Board in effecting Board organization, membership and function, including identifying qualified Board nominees;

•	assisting the Board in effecting the organization, membership and function of Board committees, including the composition of Board committees and recommending qualified candidates therefor;

•	evaluating and providing succession planning for the Chief Executive Officer and other executive officers;

•	developing criteria for Board membership, such as independence, term limits, age limits and ability of former employees to serve on the Board and the evaluation of candidates’ qualifications for nominations to the Board and its committees as well as removal therefrom, respectively;

•	periodically evaluating the desirability of, and recommending to the Board, any changes in the size and composition of the Board;

•	identifying and evaluating candidates for director in accordance with the general and specific criteria set forth in the Corporate Governance and Nominating Committee Charter or determined in accordance therewith;

•	evaluating each new director candidate and each incumbent director before recommending that the Board nominate or re-nominate such individual for election or re-election as a director based on the extent to which such individual meets the general criteria set forth in the Corporate Governance and Nominating Committee Charter and will contribute significantly to satisfying the overall mix of specific criteria identified in the Corporate Governance and Nominating Committee Charter;

•	diligently seeking to identify potential director candidates who will strengthen the Board and remedy any perceived deficiencies in the specific criteria identified in the Corporate Governance and Nominating Committee Charter;

•	establishing procedures for soliciting and reviewing potential nominees from directors and for advising those who suggest nominees of the outcome of such review;

•	submitting to the Board the candidates for director to be recommended by the Board for election at each annual meeting of stockholders and to be added to the Board at any other times due to Board expansions, director resignations or retirement or otherwise;

•	monitoring performance of directors based on the general criteria and the specific criteria applicable to each such director and, if any serious problems are identified, working with such director to resolve such problems or, if necessary, seeking such director’s resignation or recommend to the Board such person’s removal;

•	developing and periodically evaluating initial orientation guidelines and continuing education guidelines for each member of the Board and each member of each Board committee regarding his or her responsibilities as a director generally and as a member of any applicable Board committee, and monitoring and evaluating each director’s cooperation in fulfilling such guidelines;

•	retaining and terminating any search firm used to identify director candidates and to approve any such search firm’s fees and other terms of retention;

•	evaluating its own performance on an annual basis, including its compliance with its Charter;

•	reviewing its Charter and providing the Board with any recommendations for changes in the Charter or in policies or other procedures governing the Corporate Governance and Nominating Committee;

•	developing and periodically reviewing and revising as appropriate, a management succession plan and related procedures including consideration and recommendation of candidates for successor to the Chief Executive Officer to the Board and, with appropriate consideration of the Chief Executive Officer’s recommendations, considering and recommending candidates for successors to other executive officers, in each case when vacancies shall occur in those offices;

•	monitoring and making recommendations to the Board on other matters of Board policy and practices relating to corporate governance; and

•	reviewing and making recommendations to the Board regarding proposals of stockholders that relate to corporate governance.

The Corporate Governance and Nominating Committee shall identify and evaluate the qualifications of all candidates for nomination for election as directors. Potential nominees are identified by our Board based on the criteria, skills and qualifications that have been recognized by the Corporate Governance and Nominating Committee. While our nomination and corporate governance policy does not prescribe specific diversity standards, the Corporate Governance and Nominating Committee and its independent members seek to identify nominees that have a variety of perspectives, professional experience, education, differences in viewpoints and skills, and personal qualities that will result in a well-rounded Board.

The Board has determined that all of the members of our Corporate Governance and Nominating Committee are “independent” under the NASDAQ Rules. The Board adopted a written charter setting forth the authority and responsibilities of the Corporate Governance and Nominating Committee. A copy of the charter is available to stockholders on our Internet website at www.sorrentotherapeutics.com/investors under “Corporate Governance.”

Director Qualifications

There are no specific minimum qualifications that our Board requires to be met by a director nominee recommended for a position on our Board, nor are there any specific qualities or skills that are necessary for one or more members of our Board to possess, other than as are necessary to meet the requirements of the rules and regulations applicable to us. The Board considers a potential director candidate’s experience, areas of expertise and other factors relative to the overall composition of our Board and its committees, including the following characteristics:

•	the highest ethical standards and integrity and a strong personal reputation;

•	a background that provides experience and achievement in business, finance, biotechnology or other activities relevant to our business and activities;

•	a willingness to act on and be accountable for Board and, as applicable, committee decisions;

•	an ability to provide wise, informed and thoughtful counsel to management on a range of issues affecting us and our stockholders;

•	an ability to work effectively and collegially with other individuals;

•	loyalty and commitment to driving our success and increasing long-term value for our stockholders;

•	sufficient time to devote to Board and, as applicable, committee membership and matters; and

•	the independence requirements imposed by the SEC and the NASDAQ Rules.

The Board retains the right to modify these qualifications from time to time.

If a stockholder wishes to propose a candidate for consideration as a nominee by the Corporate Governance and Nominating Committee, it should follow the procedures described in this section, the section entitled “Security Holder Nominations” and in the Company’s Corporate Governance and Nominating Committee Charter. Following verification of the stockholder status of persons proposing candidates, the Corporate Governance and Nominating Committee makes an initial analysis of the qualifications of any candidate recommended by stockholders or others pursuant to the criteria summarized above to determine whether the candidate is qualified for service on the Board before deciding to undertake a complete evaluation of the candidate. If any materials are provided by a stockholder or professional search firm in connection with the nomination of a director candidate, such materials are forwarded to the Corporate Governance and Nominating Committee as part of its review. Other than the verification of compliance with procedures and stockholder status, and the initial analysis performed by the Corporate Governance and Nominating Committee, a potential candidate nominated by a stockholder is treated like any other potential candidate during the review process by the Corporate Governance and Nominating Committee.

Director Attendance at Annual Meetings

Although we do not have a formal policy regarding attendance by members of our Board at our annual meeting, we encourage all of our directors to attend. Dr. Ji, Mr. Shah, and Mr. Deming attended our 2016 Annual Meeting of Stockholders in person and. Dr. Janda and Mr. Marth attended via teleconference.

Communications with our Board of Directors

Stockholders seeking to communicate with our Board should submit their written comments to the attention of the Company’s Secretary at Sorrento Therapeutics, Inc., 4955 Directors Place, San Diego, California 92121. The Company’s Secretary will forward such communications to each member of our Board; provided that, if in the opinion of the Company’s Secretary it would be inappropriate to send a particular stockholder communication to a specific director, such communication will only be sent to the remaining directors (subject to the remaining directors concurring with such opinion).

Security Holder Nominations

The Board does not have a formal policy regarding the consideration of director candidates recommended by our security holders. However, the Board would consider such recommendations. The Board does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a security holder. Security holders who wish to make such a recommendation should send the recommendation to the attention of the Company’s Secretary at Sorrento Therapeutics, Inc., 4955 Directors Place, San Diego, California 92121. The letter must identify the author as a stockholder, provide a brief summary of the candidate’s qualifications and history and be accompanied by evidence of the sender’s stock ownership, as well as consent by the candidate to serve as a director if elected. Following verification of the stockholder status of persons proposing candidates by the Company’s Secretary, director candidate recommendations will be forwarded to the Corporate Governance and Nominating Committee for further review. If the Corporate Governance and Nominating Committee believes that the candidate fits the profile of a director nominee as described above, the recommendation will be shared with the entire Board.

Nominations must be submitted, as outlined above, and received by the Company’s Secretary, by no later than March 1, 2018, to be includable in the Company’s proxy statement and related proxy for the 2018 Annual Meeting. However, if the date of the 2018 Annual Meeting is convened more than 30 days before, or delayed by more than 30 days after, July 28, 2018, to be considered for inclusion in proxy materials for the 2018 Annual Meeting, a nomination must be submitted, as outline above, a reasonable time before we begin to print and send our proxy materials for the 2018 Annual Meeting.

Vote Required; Recommendation of the Board of Directors

If a quorum is present and voting at the annual meeting, the five nominees receiving the highest number of votes will be elected to our Board. Votes withheld from any nominee, abstentions and broker non-votes will be counted only for purposes of determining a quorum. Broker non-votes will have no effect on this proposal as brokers or other nominees are not entitled to vote on such proposal in the absence of voting instructions from the beneficial owner.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE ELECTION OF HENRY JI, PH.D., DAVID H. DEMING, KIM D. JANDA, PH.D., JAISIM SHAH AND YUE ALEXANDER WU, PH.D. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS YOU SPECIFY OTHERWISE ON YOUR PROXY CARD.

PROPOSAL 2:

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected Deloitte & Touche LLP (“Deloitte”), as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017 and has further directed that management submit the selection of independent registered public accounting firm for ratification by the stockholders at the annual meeting. Representatives of Deloitte will be present at the annual meeting. The representatives of Deloitte will be able to make a statement at the meeting if they wish and will be available to respond to appropriate questions.

Stockholder ratification of the selection of Deloitte as the Company’s independent registered public accounting firm is not required by Delaware law, the Company’s certificate of incorporation, or the Company’s Bylaws. However, the Audit Committee is submitting the selection of Deloitte to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of the Company and its stockholders.

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting will be required to ratify the selection of Deloitte. Abstentions and broker non-votes will be counted towards a quorum, but will not be counted for any purpose in determining whether Proposal 2 has been approved.

Changes in Independent Registered Public Accounting Firm

On September 6, 2016, the Audit Committee dismissed Mayer Hoffman McCann P.C. (“Mayer Hoffman”) as the Company’s independent registered public accounting firm. The reports of Mayer Hoffman on the Company’s consolidated financial statements for the fiscal years ended December 31, 2015 and 2014 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. During the fiscal years ended December 31, 2015 and 2014 and the subsequent interim period through September 6, 2016, there were no “disagreements” (as defined in Item 304(a)(1)(iv) of Regulation S-K and related instructions) with Mayer Hoffman on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Mayer Hoffman, would have caused Mayer Hoffman to make reference thereto in their reports on the consolidated financial statements for such fiscal years. During the fiscal years ended December 31, 2015 and 2014 and any subsequent interim period through September 6, 2016, there were no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K).

The Company provided Mayer Hoffman with a copy of the disclosure set forth in Item 4.01 of the Current Report on Form 8-K that was filed with the SEC on September 7, 2016 (the “Form 8-K”) and requested that Mayer Hoffman furnish the Company with a copy of its letter addressed to the SEC, pursuant to Item 304(a)(3) of Regulation S-K, stating whether or not Mayer Hoffman agrees with the statements related to them made by the Company in the Form 8-K. A copy of Mayer Hoffman’s letter to the SEC dated September 6, 2016 is attached as Exhibit 16.1 to the Form 8-K.

On September 6, 2016, the Audit Committee approved the appointment of Deloitte as the Company’s new independent registered public accounting firm, effective immediately. During the fiscal years ended December 31, 2015 and 2014 and the subsequent interim period through September 6, 2016, neither the Company, nor anyone on its behalf, consulted Deloitte regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the financial statements of the Company, and no written report or oral advice was provided to the Company by Deloitte that Deloitte concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a “disagreement” (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a “reportable event” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).

Independent Registered Public Accounting Firm’s Fees

The following table represents aggregate fees billed to us for the year ended December 31, 2016 by Deloitte, and for the year ended December 31, 2015 by Mayer Hoffman, in each case, our principal accounting firm for such period. All fees described below were pre-approved by the Audit Committee.

	Year Ended December 31
	2016		2015
Audit Fees	$660,950	(1)	$453,000	(2)
Audit-Related Fees	—		—
Tax Fees	289,615	(3)	—
All Other Fees	—		—

Total Fees	$950,565		$453,000

(1)	Audit fees consist of fees billed for professional services by Deloitte for audit and quarterly reviews of our financial statements.
(2)	Audit fees consist of fees billed for professional services by Mayer Hoffman for audit and quarterly reviews of our financial statements and review of our registration statement on Form S-3, and related services that are normally provided in connection with statutory and regulatory filings or engagements.
(3)	Tax fees consist of fees billed for tax advisory services by Deloitte after becoming our principal accounting firm in the second half of fiscal year 2016.

Audit Committee’s Pre-Approval Policies and Procedures

The Audit Committee has adopted a policy for the pre-approval of audit and non-audit services rendered by our independent registered public accounting firm. The policy generally pre-approves specified services in the defined categories of audit services, audit-related services and tax services up to specified amounts. Pre-approval may also be given as part of the Audit Committee’s approval of the scope of the engagement of the independent auditors or on an individual explicit case-by-case basis before the independent registered public accounting firm are engaged to provide each service. The pre-approval of services may be delegated to one or more of the Audit Committee members, but the decision must be reported to the full Audit Committee at its next scheduled meeting. By the adoption of this policy, the Audit Committee has delegated the authority to pre-approve services to the Chairperson of the Audit Committee, subject to certain limitations.

The Audit Committee has determined that the rendering of services by Deloitte other than audit services is compatible with maintaining the principal accounting firm’s independence.

Vote Required; Recommendation of the Board of Directors

The affirmative vote of a majority of the shares of common stock present or represented by proxy and entitled to vote at the meeting will be required to ratify the selection of Deloitte. Abstentions will be counted towards a quorum, but will not be counted for any purpose in determining whether Proposal 2 has been approved. The approval of Proposal 2 is a routine proposal on which a broker or other nominee has discretionary authority to vote. Accordingly, it is unlikely that any broker non-votes will result from this proposal.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE TO RATIFY THE SELECTION OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2017. PROXIES SOLICITED BY OUR BOARD OF DIRECTORS WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY OTHERWISE ON THEIR PROXY CARDS.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The following is the Audit Committee’s report submitted to the Board for 2016.

The Audit Committee has:

•	reviewed and discussed our audited consolidated financial statements with management and Deloitte & Touche LLP, the independent registered public accounting firm;

•	discussed with Deloitte & Touche LLP the matters required to be discussed by Auditing Standard No. 16, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board; and

•	received from Deloitte & Touche LLP the written disclosures and the letter regarding their communications with the Audit Committee concerning independence as required by the Public Company Accounting Oversight Board and discussed the auditors’ independence with them.

In addition, the Audit Committee has met separately with management and with Deloitte & Touche LLP.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2016 for filing with the Securities and Exchange Commission.

Audit Committee

Mr. David H. Deming

Mr. William Marth

Dr. Yue Alexander Wu

The foregoing Audit Committee Report shall not be deemed to be “soliciting material,” deemed “filed” with the SEC or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Notwithstanding anything to the contrary set forth in any of the Company’s previous filings under the Securities Act of 1933, as amended, or the Exchange Act that might incorporate by reference future filings, including this proxy statement, in whole or in part, the foregoing Audit Committee Report shall not be incorporated by reference into any such filings.

PROPOSAL 3:

APPROVAL OF AN AMENDMENT TO THE COMPANY’S AMENDED AND RESTATED 2009 STOCK INCENTIVE PLAN

We are asking our stockholders to approve an amendment to the Sorrento Therapeutics, Inc. Amended and Restated 2009 Stock Incentive Plan (the “2009 Plan”), which (i) increases the maximum number of shares authorized for issuance under the 2009 Plan by 5,000,000 shares from 6,260,000 shares to 11,260,000 shares, (ii) increases the maximum number of shares that may be subject to awards granted under the 2009 Plan to any individual other than a non-employee director in any calendar year from 400,000 to 4,000,000, (iii) increases the maximum number of shares that may be subject to awards granted under the 2009 Plan to any non-employee director in any calendar year from 40,000 to 250,000, and (iv) make certain administrative and other immaterial changes to the 2009 Plan that will be effective regardless of the outcome of the stockholder vote on the 2009 Plan amendment.

As of June 15, 2017, excluding the requested share reserve increase, 1,406,820 shares remain available for issuance under the 2009 Plan and 4,375,276 shares were subject to outstanding awards under the 2009 Plan.

Our Board adopted and our stockholders approved the 2009 Plan in October 2009. Our Board initially authorized the issuance of up to 480,000 shares of common stock under the 2009 Plan. On April 2, 2013, our Board approved an amendment and restatement of the 2009 Plan to, among other things, (a) increase the maximum number of shares authorized for issuance under the 2009 Plan to 1,360,000, (b) modify the evergreen provision so that the total number of shares of our common stock reserved for issuance under the 2009 Plan automatically increases at the beginning of each fiscal year by the lesser of (i) 1% of the aggregate number of shares of our common stock outstanding on the last day of the immediately preceding fiscal year, (ii) 5,000,000 shares (instead of the current 1,200,000 shares), or (iii) an amount approved by the administrator and (c) limit the aggregate value of awards which may be granted to any non-employee in any fiscal year. The amendment and restatement was approved by our stockholders on April 26, 2013. On April 16, 2014, our Board adopted an amendment to the 2009 Plan to remove the evergreen provision and to increase the number of shares authorized under the 2009 Plan to 3,760,000 shares, which was approved by our stockholders at the 2014 Annual Meeting of Stockholders held on June 19, 2014. On May 12, 2016, our Board approved an amendment to the 2009 Plan to increase the number of shares authorized under the 2009 Plan to 6,260,000 shares, which was approved by our stockholders at the 2016 Annual Meeting of Stockholders held on June 30, 2016.

On June 14, 2017, the Compensation Committee of our Board approved an amendment to the 2009 Plan, subject to approval by our stockholders. Our Board amended the 2009 Plan to provide for, and submits to our stockholders for approval, an amendment to the 2009 Plan to (i) increase the maximum number of shares authorized for issuance under the 2009 Plan by 5,000,000 shares from 6,260,000 shares to 11,260,000 shares, (ii) increase the maximum number of shares that may be subject to awards granted under the 2009 Plan to any individual other than a non-employee director in any calendar year from 400,000 to 4,000,000, (iii) increase the maximum number of shares that may be subject to awards granted under the 2009 Plan to any non-employee director in any calendar year from 40,000 to 250,000, and (iv) make certain administrative and other immaterial changes to the 2009 Plan that will be effective regardless of the outcome of the stockholder vote on the 2009 Plan amendment.

Why Our Board Recommends That You Vote in Favor of Proposal 3

Equity Incentive Awards Are Critical to Long-Term Stockholder Value Creation

Our equity incentive plan is critical to our long-term goal of building stockholder value. As discussed in the “Executive and Director Compensation and Other Information” section of this proxy statement, equity incentive awards are central to our compensation program and constitute a significant portion of our named executive officers’ total direct compensation. Our Board and its Compensation Committee believe that our ability to grant equity incentive awards to new and existing employees, directors and eligible consultants has helped us attract, retain and motivate professionals with superior ability, experience and leadership capability. Historically, we have issued stock options and restricted stock under the 2009 Plan. These forms of equity compensation align the interests of our employees, directors and consultants with the interests of our stockholders, encourage retention and promote actions that result in long-term stockholder value creation.

Our equity incentive program is broad-based. As of June 15, 2017, all of our employees had received grants of equity awards, all five of our non-employee directors had received grants of equity awards and approximately seven of our approximately 18 consultants had received grants of equity awards. We believe we must continue to offer a competitive equity compensation plan in order to attract, retain and motivate the industry-leading talent imperative to our continued growth and success.

We Manage Our Equity Incentive Award Use Carefully

We manage our long-term stockholder dilution by limiting the number of equity awards granted annually. The Compensation Committee carefully monitors our total dilution and equity expense to ensure that we maximize stockholder value by granting only the appropriate number of equity awards necessary to attract, retain and motivate employees.

•	Based on historical usage and our internal growth plans, we expect that the proposed 5,000,000 share increase in the number of shares available for issuance under the 2009 Plan would be sufficient for approximately 12 months of awards, assuming we continue to grant awards consistent with our historical usage and current practices, as reflected in our recent historical burn rate discussed below, and noting that future circumstances may require us to change our current equity grant practices. If the proposed increase to the share reserve is approved, the share reserve under the 2009 Plan could last for a longer or shorter period of time, depending on our future equity grant practices, which we cannot predict with any degree of certainty at this time.

The following table shows certain key equity metrics over the past three fiscal years:

	2016	2015	2014
Key Equity Metrics
Equity burn rate(1)	2.0%	3.7%	5.9%
Overhang(2)	11.0%	9.0%	10.1%

(1)	Equity burn rate is calculated by dividing the number of shares subject to equity awards granted during the fiscal year by the weighted-average number of shares outstanding during the period.
(2)	Overhang is calculated by dividing the sum of (x) the number of shares subject to equity awards outstanding at the end of the fiscal year and (y) the number of shares available for future grants, by the number of shares outstanding at the end of the fiscal year.

•	If the proposed increase to the 2009 Plan’s share reserve is approved, the issuance of the additional shares to be reserved under the 2009 Plan would dilute existing stockholders by an additional 6.6% on a fully diluted basis, based on the number of shares of our common stock outstanding as of June 15, 2017.

•	As described in the table above, the total aggregate equity value of the additional authorized shares being requested under the 2009 Plan (above the shares currently remaining available for issuance under the 2009 Plan), based on the closing price of our common stock on June 15, 2017, is $9,250,000.

In light of the factors described above, and the fact that the ability to continue to grant equity compensation is vital to our ability to continue to attract and retain employees in the competitive labor markets in which we compete, the Board has determined that the proposed increased size of the share reserve under the 2009 Plan is reasonable and appropriate at this time.

Each year, the Compensation Committee of our Board of Directors and our management review our overall compensation strategy. We are committed to effectively managing our equity compensation and we carefully review our burn rate. As evident by our historical burn rate we achieve burn rates within the limits published by independent shareholder advisory groups, such as Institutional Shareholder Services for biotechnology companies.

Key Features of the 2009 Plan

The proposed 2009 Plan, as amended, continues to include provisions designed to protect our stockholders’ interests, including:

•	Administrator Independence. The Compensation Committee, comprised solely of independent non-employee directors, administers the 2009 Plan.

•	No “Evergreen” Provision. The proposed 2009 Plan, as amended, does not include an “evergreen” provision that increases the number of shares available for issuance each year. The 2009 Plan authorizes a fixed number of shares, so that stockholder approval is required to increase the maximum number of shares that may be issued subject to awards under the 2009 Plan.

•	Minimum vesting. The proposed 2009 Plan, as amended, provides for a one year minimum vesting requirement for all awards granted under the 2009 Plan.

•	Continued broad-based eligibility for equity awards. We grant equity awards to a significant number of employees, which are subject to time-based vesting, generally over a four-year period. By doing so, we link employee interests with stockholder interests throughout the organization and motivate our employees to act as owners of the business.

•	No discount stock options or share appreciation rights. All stock options and share appreciation rights will have an exercise price equal to or greater than the fair market value of our common stock on the date the stock option or share appreciation right is granted.

•	Repricing is not allowed. Both the 2009 Plan and the proposed 2009 Plan, as amended, prohibit the repricing of stock options and share appreciation rights without prior stockholder approval. In addition, cash buyouts of underwater options and share appreciation rights are prohibited without prior stockholder approval.

•	Limitation on Awards. The 2009 Plan and the proposed 2009 Plan, as amended, include maximum numbers of shares subject to awards that could be granted in a fiscal year to any non-employee director and maximum numbers of shares subject to awards that could be granted in a fiscal year to any other individual.

•	No dividends on awards. No dividends will be paid on awards under the 2009 Plan unless and until such awards vest.

•	Termination, Rescission and Recapture of Awards. The 2009 Plan permits us to terminate, rescind and/or recapture awards granted under the 2009 Plan upon the occurrence of certain events such as conduct by a participant that is contrary to our long-term interests.

•	Negative Discretion. The 2009 Plan permits the Compensation Committee to use negative discretion to reduce, but not to increase, the amount of a performance award otherwise payable to a participant under the 2009 Plan.

•	No Tax Gross-Ups. The 2009 Plan does not provide for, or authorize, any tax gross-ups.

•	Limited Transferability. Generally, a participant may not transfer an award granted under the 2009 Plan other than by will, the laws of descent and distribution or, with respect to NSOs (as defined below), pursuant to a domestic relations order. Award agreements may also allow for other limited transfers, such as to immediate family members or by gift to charitable institutions.

Description of the 2009 Plan

The following is a summary of the material features of the 2009 Plan which does not purport to be complete and is qualified in its entirety by reference to the full text of the 2009 Plan, as amended, a copy of which is included as Appendix A to this proxy statement.

Awards. The 2009 Plan provides for the grant of the following awards:

•	Incentive Stock Options (“ISO”), which may be granted solely to our employees, including our executive officers; and

•	Non-Incentive Stock Options (“NSO”), share appreciation rights, restricted share awards, unrestricted share awards, restricted share unit awards, dividend equivalents, and performance awards, which may be granted to our directors, consultants or employees, including our executive officers.

Purpose. The purpose of the 2009 Plan is to provide incentive and awards to certain of our employees, directors, consultants and advisors.

Administration. The 2009 Plan is administered by the Board or the Compensation Committee, provided that the Board may not act in lieu of the Compensation Committee on certain matters. In this Proposal 3, the Board and the Compensation Committee are collectively referred to as the “Administrator.” Subject to the terms and conditions of the 2009 Plan, the Administrator is authorized to select participants, determine the type and number of awards to be granted and the number of shares to which awards will relate or the amount of a performance award, specify dates at which awards will be exercisable or settled, including performance conditions that may be required as a condition thereof, set other terms and conditions of such awards, prescribe forms of award agreements, interpret and specify rules and regulations relating to the 2009 Plan, and make all other determinations that may be necessary or advisable for the administration of the 2009 Plan. Acceptable forms of consideration for the purchase of our common stock issued under the 2009 Plan will be determined by the Administrator and may include cash, surrender of common stock subject to the option being exercised, common stock previously owned by the participant, payment through a cashless exercise program or any combination of the foregoing. In addition, the Compensation Committee may delegate its authority under the 2009 Plan to the extent permitted by the Delaware General Corporation Law, except delegation is limited where necessary to meet requirements under Rule 16b-3 under the Exchange Act or Section 162(m) of the Internal Revenue Code of 1986 (the “Code”). Neither we nor the Administrator may reprice any stock option or share appreciation right granted under the 2009 Plan without first obtaining the approval of the Company’s stockholders. The Administrator may delegate authority to our officers, directors or greater than ten percent stockholders who are required to file reports pursuant to the Section 16 of the Exchange Act (“Reporting Persons”) to grant Awards to non-Reporting Persons.

Share Reserve. The 2009 Plan authorizes an aggregate of 6,260,000 shares of our common stock, prior to giving effect to the proposed amendment to increase the number of shares issuable thereunder.

Shares of our common stock subject to options and other stock awards that have expired, are forfeited, are cancelled, become unexercisable or are settled for cash (in whole or in part) and Shares that are for any other reason not paid or delivered under the 2009 Plan will again become available for grant under the 2009 Plan. Shares of our common stock issued under the 2009 Plan may include previously unissued shares or reacquired shares bought on the market or otherwise. If any shares of our common stock subject to a stock award are not delivered to a participant because such shares are withheld for the payment of taxes or the stock award is exercised through a net exercise, then the number of shares that are not delivered to participants shall again become available for grant under the 2009 Plan. In addition, if the exercise of any stock award is satisfied by tendering shares of our common stock held by the participant, then the number of shares tendered shall become available for grant under the 2009 Plan.

Limitation on Awards. The maximum number of shares that may be subject to awards granted under the 2009 Plan to any individual other than a non-employee director in any calendar year may not exceed 4,000,000 shares of our common stock. Prior to the proposed amendments to the 2009 Plan, this number was 400,000. The maximum number of shares that may be subject to awards granted under the 2009 Plan to any non-employee director in any calendar year may not exceed 250,000 shares of our common stock. Prior to the proposed amendments to the 2009 Plan, this number was 40,000. No individual may be granted, during any calendar year, awards initially payable in cash that could result in such individual receiving cash payments exceeding $5,000,000 pursuant to such awards.

Stock Options. Stock options will be granted pursuant to stock option agreements. The exercise price for stock options cannot be less than 100% of the fair market value of our common stock on the date of grant. In general, the term of stock options granted under the 2009 Plan may not exceed ten years. Unless the terms of a participant’s stock option agreement provide for earlier or later termination, if a participant’s service relationship with us, or any of our affiliates, ceases for any reason other than for cause, disability or death, the participant may exercise any vested options for up to 3 months after the date the service relationship ends, unless the terms of the stock option agreement provide for a longer or shorter period to exercise the option. If a participant’s service relationship with us, or any of our affiliates, ceases due to disability, the participant may exercise any vested options for up to one year after the date the service relationship ends. If a participant’s service relationship with us, or any of our affiliates, ceases due to death, or the participant dies within 30 days following the date the service relationship ends other than for cause, the participant’s beneficiary may exercise any vested options for up to one year following the date of death. If a participant’s relationship with us, or any of our affiliates, ceases due to termination for cause, the option will terminate at the time the participant’s relationship with us, or any of our affiliates, terminates. In no event may an option be exercised after its expiration date.

Incentive stock options may be granted only to our employees, including executive officers and including employees of our subsidiaries. The aggregate fair market value, determined at the time of grant, of shares of our common stock with respect to ISOs that are exercisable for the first time by a participant during any calendar year under all of our equity plans may not exceed $100,000. The options or portions of options that exceed this limit are automatically treated as NSOs. No ISO may be granted to any person who, at the time of the grant, owns or is deemed to own stock representing more than 10% of the total combined voting power of the Company or any of its affiliates unless the following conditions are satisfied:

•	the option exercise price is at least 110% of the fair market value of our common stock on the date of grant; and

•	the term of the ISO does not exceed five years from the date of grant.

Share Appreciation Rights. Share appreciation rights will be granted through a share appreciation rights agreement. Each share appreciation right is denominated in common stock equivalents. The exercise price of each share appreciation right will be determined by the Administrator at the time of grant and will not be less than 100% of the fair market value of our common stock underlying the right. In general, the term of a share appreciation right may not exceed ten years. Upon exercise of a share appreciation right, we will pay the participant an amount equal to the excess of (i) the aggregate fair market value of our common stock on the date of exercise, over (ii) the aggregate exercise price determined by the Administrator on the date of grant. Share appreciation rights will be paid either in cash, in shares of our common stock or partly in cash and partly in shares. The Administrator may also impose any restrictions or conditions upon the vesting of share appreciation rights that it deems appropriate. A recipient’s share appreciation rights agreement shall specify the terms upon which the recipient may exercise a share appreciation right in the event the recipient’s relationship with us, or any of our affiliates, ceases for any reason. Absent this disclosure, a share appreciation right shall be governed by the same post-termination provisions applicable to options granted under the 2009 Plan, as discussed above. Share appreciation rights carry no voting or dividend rights or other rights associated with stock ownership.

Restricted and Unrestricted Share Awards. Restricted share awards will be granted pursuant to restricted share award agreements. A restricted share award may be issued for nominal or no cost. Participants receiving a restricted share award generally will have all of the rights of a stockholder with respect to such stock, including rights to vote the shares; however, in no event shall Participants holding restricted shares be entitled to receive dividends, payments or other distributions paid with respect to restricted shares prior to the time the restricted shares are vested. Shares of our common stock acquired under a restricted share award will be subject to forfeiture to us in accordance with vesting conditions based upon a schedule or performance criteria established by the Administrator. Generally, except as otherwise provided in the applicable restricted share award agreement, restricted share awards that have not vested will be forfeited upon the participant’s termination of continuous service with us or an affiliate of ours for any reason. We will return the purchase price for a forfeited restricted share award only if set forth in the participant’s restricted share award agreement.

Unrestricted share awards are similar to restricted share awards, provided that shares of our common stock acquired under an unrestricted share award will be fully vested on the date of grant.

Restricted Share Unit Awards. Restricted share unit awards will be granted pursuant to restricted share unit award agreements. Restricted share units are denominated in common stock equivalents. They are typically awarded to participants without payment of consideration, but are subject to vesting conditions based upon a schedule or performance criteria established by the Administrator. Unlike restricted stock, the stock underlying restricted share units will not be issued until the stock units have vested. Prior to settlement, restricted share unit awards carry no voting or dividend rights or other rights associated with stock ownership, unless otherwise provided in a participant’s restricted share unit award agreement; however, in no event shall Participants holding restricted share units be entitled to receive dividends, payments or other distributions paid with respect to shares underlying the restricted share units prior to the time the restricted share units are vested. Except as otherwise provided in the applicable restricted share unit award agreement, restricted share units that have not vested will be forfeited upon the participant’s termination of continuous service with us or an affiliate of ours for any reason.

Performance Awards. Performance awards may be granted, vest or be exercised based upon the attainment of certain performance goals during a certain period of time. Performance awards may be paid in the form of cash or shares of our common stock or a combination of cash and shares. The value of performance awards may be linked to the satisfaction of performance criteria established by the Administrator. The Administrator will also determine whether performance awards are intended to be performance-based compensation within the meaning of Section 162(m) of the Code. Following is a brief discussion of the requirements for awards to be treated as performance-based compensation within the meaning of Section 162(m) of the Code.

Performance-Based Compensation under Section 162(m) of the Code. The Compensation Committee may grant awards to employees who are or may be “covered employees,” as defined in Section 162(m) of the Code, that are intended to be performance-based compensation within the meaning of Section 162(m) of the Code in order to preserve the deductibility of these awards for federal income tax purposes. Under the 2009 Plan, these performance-based awards may be paid in cash or shares of our common stock or a combination of cash and shares. Participants are entitled to receive payment for a Code Section 162(m) performance-based award for any given performance period only to the extent that pre-established performance goals set by our Compensation Committee for the period are satisfied. These pre-established performance goals must be based on one or more of the following performance criteria: net earnings (either before or after one or more of the following: (A) interest, (B) taxes, (C) depreciation and (D) amortization); gross or net sales or revenue; net income (either before or after taxes); adjusted net income; operating earnings or profit; cash flow (including, but not limited to, operating cash flow and free cash flow); return on assets; return on capital or return on invested capital; return on stockholders’ equity; total stockholder return; return on sales; gross or net profit or operating margin; operating or other costs and expenses; improvements in expense levels; working capital; earnings per share or adjusted earnings per share; price per share of our common stock; regulatory body approval for commercialization of a product; implementation or completion of critical projects; market share; economic value; comparisons with various stock market indices; stockholder’s equity; market recognition (including but not limited to awards and analyst ratings); financial ratios; net promoter score; customer satisfaction; and strategic team goals.

Any of the performance criteria may be measured with respect to the Company, or any subsidiary or business unit, either in absolute terms, terms of growth or as compared to any incremental increase or decrease or as compared to results of a peer group(s) or to market performance indicators or indices. The Compensation Committee will define in an objective fashion the manner of calculating the performance criteria it selects to use for such awards. With regard to a particular performance period, the Compensation Committee will have the discretion to select the length of the performance period, the type of performance-based awards to be granted, and the performance goals that will be used to measure the performance for the period.

Except as provided by the Compensation Committee at the time of grant, the achievement of each performance goal will be determined in accordance with applicable accounting standards. The Compensation Committee may provide that one or more objectively determinable adjustments will be made for purposes of determining the achievement of one or more of the performance goals established for an award. Any such adjustments may include one or more of the following: items related to a change in accounting principle; items relating to financing activities; expenses for restructuring or productivity initiatives; other non-operating items; items related to acquisitions; items attributable to the business operations of any entity acquired by the Company during the performance period; items related to the disposal of a business or segment of a business; items related to discontinued operations that do not qualify as a segment of a business under applicable accounting standards; items attributable to any stock dividend, stock split, combination or exchange of stock occurring during the performance period; any other items of significant income or expense which are determined to be appropriate adjustments; items relating to unusual or extraordinary corporate transactions, events or developments; items related to amortization of acquired intangible assets; items that are outside the scope of the Company’s core, on-going business activities; items related to acquired in-process research and development; items relating to changes in tax laws; items relating to major licensing or partnership arrangements; items relating to asset impairment charges; items relating to gains or losses for litigation, arbitration and contractual settlements; or items relating to any other unusual or nonrecurring events or changes in applicable laws, accounting principles or business conditions.

Transferability of Awards. Generally, a participant may not transfer an award granted under the 2009 Plan other than by will or the laws of descent and distribution. However, a participant may transfer an NSO pursuant to a domestic relations order. In addition, if provided in an award agreement, NSOs, share appreciation rights settled in shares, restricted share awards and performance awards granted under the 2009 Plan may be transferred by instrument to the participant’s immediate family or an inter vivos or testamentary trust or by gift to charitable institutions.

Changes to Capital Structure. In the event there is a specified type of change in our capital structure not involving the receipt of consideration by us, such as a stock split, stock dividend, combination, recapitalization or reclassification, the number of shares reserved under the 2009 Plan, the maximum number of Shares with respect to one or more stock awards that may be granted to persons during any calendar year and the number of shares and exercise price, if applicable, of all outstanding stock awards will be appropriately adjusted.

Change in Control. In the event of a change in control of the Company, the Administrator may take one or more of the following actions without the consent of any 2009 Plan participant or stockholder of the Company:

•	arrange for the 2009 Plan and all outstanding stock awards under the 2009 Plan to be assumed, continued or substituted for by the entity surviving the change in control, or its parent or subsidiary;

•	accelerate in part or in full the vesting provisions of stock awards held by participants;

•	arrange or otherwise provide for the payment of cash or other consideration to participants in exchange for the satisfaction and cancellation of outstanding awards;

•

accelerate in part or in full to a date prior to the effective time of such change in control as the Administrator shall determine (or, if the Administrator shall not determine such a date, to the date that is four days prior to the effective time of the change in control) the vesting of awards so that awards shall vest (and, to the extent applicable, become exercisable) as to the Shares that otherwise would have been unvested and provide that repurchase rights of the Company with respect to Shares issued upon exercise of an award shall lapse as to the Shares subject to such repurchase right; or

•	generally make such other modifications, adjustments or amendments to outstanding awards or the 2009 Plan as the Administrator deems necessary or appropriate.

In the event that an award outstanding under the 2009 Plan is not exercised in full prior to consummation of a change in control in which the award is not being assumed, continued or substituted for, the award shall automatically terminate as of immediately prior to the consummation of the transaction. In addition, the 2009 Plan provides that in the event a participant is involuntarily terminated in connection with, or within 12 months after, a change in control of the Company, each of the participant’s stock awards outstanding under the 2009 Plan that are assumed, continued or substituted for by a surviving entity in connection with the change in control will become fully vested, and any repurchase right with respect to the award will lapse in its entirety unless the applicable award agreement provides for a more restrictive acceleration of the vesting schedule or more restrictive limitations on the lapse of repurchase rights.

Involuntary termination means a participant is terminated under the following circumstances occurring in connection with, or within 12 months following consummation of, a change in control: (i) termination without cause by the Company or an affiliate or successor thereto, as appropriate; or (ii) voluntary termination by the participant within 60 days following (A) a material reduction in the participant’s job responsibilities, provided that neither a mere change in title alone nor reassignment to a substantially similar position shall constitute a material reduction in job responsibilities; (B) an involuntary relocation of the participant’s work site to a facility or location more than 50 miles from the participant’s principal work site as of immediately prior to the change in control; or (C) a material reduction in Participant’s total compensation other than as part of a reduction by the same percentage amount in the compensation of all other similarly-situated employees, directors or consultants.

A change in control generally includes:

•	a merger or consolidation of the Company after which the Company’s stockholders as of immediately prior to the merger or consolidation own 50% or less of the voting power of the surviving entity;

•	a sale, transfer or disposition of all or substantially all of the Company’s assets;

•	a complete liquidation or dissolution of the Company; or

•	an acquisition of 50% or more of the Company’s outstanding stock by any person or group.

Plan Amendments; No Repricing without Stockholder Approval. The Board will have the authority to amend or terminate the 2009 Plan. However, no amendment or termination of the 2009 Plan can adversely affect any rights under outstanding awards unless agreed to in writing by the affected participant. We will obtain stockholder approval of any amendments to the 2009 Plan as required by applicable law. Neither the Company nor the Administrator shall, without stockholder approval, allow for a repricing of options. In addition, the 2009 Plan prohibits the cash buyout of underwater options and share appreciation rights without prior stockholder approval.

Term. The 2009 Plan will terminate on October 22, 2019.

Federal Income Tax Consequences Associated with the 2009 Plan

The following is a general summary under current law of the material federal income tax consequences to participants in the 2009 Plan. This summary deals with the general tax principles that apply and is provided only for general information. Some kinds of taxes, such as state, local and foreign income taxes and federal employment taxes, are not discussed. Tax laws are complex and subject to change and may vary depending on individual circumstances and from locality to locality. The summary does not discuss all aspects of income taxation that may be relevant in light of a holder’s personal investment circumstances. This summarized tax information is not tax advice.

Non-Qualified Stock Options. For federal income tax purposes, if an optionee is granted an NSO under the 2009 Plan, the optionee will not have taxable income on the grant of the option, nor will we be entitled to any deduction. Generally, upon exercise of NSOs the optionee will recognize ordinary income, and we will be entitled to a deduction, in an amount equal to the excess of the fair market value of a common share over the option exercise price on the date each such option is exercised. The optionee’s basis for the stock for purposes of determining gain or loss on subsequent disposition of such shares generally will be the fair market value of the common stock on the date the optionee exercises such option. Any subsequent gain or loss will be generally taxable as capital gains or losses.

Incentive Stock Options. There is no taxable income to an optionee when an optionee is granted an ISO or when that option is exercised. However, the amount by which the fair market value of the shares at the time of exercise exceeds the option price will be an “item of adjustment” for the optionee for purposes of the alternative minimum tax. Gain realized by the optionee on the sale of an ISO is taxable at capital gains rates, and no tax deduction is available to us, unless the optionee disposes of the shares within (a) two years after the date of grant of the option or (b) within one year of the date the shares were transferred to the optionee. If the common shares are sold or otherwise disposed of before the end of the two-year and one-year periods specified above, the excess of the fair market value of a common share over the option exercise price on the date of the option’s exercise will be taxed at ordinary income rates (or, if less, the gain on the sale), and we will be entitled to a deduction to the extent the optionee must recognize ordinary income. If such a sale or disposition takes place in the year in which the optionee exercises the option, the income the optionee recognizes upon sale or disposition of the shares will not be considered an item of adjustment for alternative minimum tax purposes.

An ISO exercised more than three months after an optionee terminates employment, for reasons other than death or disability, will be taxed as an NSO, and the optionee will recognize ordinary income on the exercise. We will be entitled to a tax deduction equal to the ordinary income, if any, realized by the optionee.

Restricted Stock. An individual to whom restricted stock is issued generally will not recognize taxable income upon such issuance, and we generally will not then be entitled to a deduction, unless an election is made by the participant under Section 83(b) of the Code. However, when restrictions on shares of restricted stock lapse, such that the shares are no longer subject to a substantial risk of forfeiture, the individual generally will recognize ordinary income, and we generally will be entitled to a deduction for an amount equal to the excess of the fair market value of the shares at the date such restrictions lapse over the purchase price. If a timely election is made under Section 83(b) with respect to restricted stock, the participant generally will recognize ordinary income on the date of the issuance equal to the excess, if any, of the fair market value of the shares at that date over the purchase price of such shares, and we will be entitled to a deduction for the same amount.

Share appreciation rights. A participant will not be taxed upon the grant of a share appreciation right. Upon the exercise of the share appreciation right, the participant will recognize ordinary income equal to the amount of cash or the fair market value of the stock received upon exercise. At the time of exercise, we will be eligible for a tax deduction as a compensation expense equal to the amount that the participant recognizes as ordinary income.

Other Stock Awards and Performance Bonus Awards. The participant will have ordinary income upon receipt of stock or cash payable under performance awards, dividend equivalents, restricted share units and stock payments. We will be eligible for a tax deduction as a compensation expense equal to the amount of ordinary income recognized by the participant.

Section 162(m) of the Code. In general, under Section 162(m), income tax deductions of publicly-held corporations may be limited to the extent total compensation (including base salary, annual bonus, stock option exercises and non-qualified benefits paid) for specified executive officers exceeds $1 million (less the amount of any “excess parachute payments” as defined in Section 280G of the Code) in any one year. However, under Section 162(m), the deduction limit does not apply to certain “qualified performance-based compensation” established by an independent Compensation Committee which conforms to certain conditions stated under the

Code and related regulations. Options and share appreciation rights granted by the Compensation Committee under the 2009 Plan are intended to qualify as “qualified performance-based compensation” under Section 162(m) of the Code. The 2009 Plan has been structured with the intent that certain other awards granted under the 2009 Plan may, in the discretion of the Compensation Committee, be structured so as to qualify for the “qualified performance-based compensation” exception to the $1 million annual deductibility limit of Section 162(m) of the Code. However, awards granted under the 2009 Plan will be treated as qualified performance-based compensation under Section 162(m) of the Code only if the awards and the procedures associated with them comply with all requirements of Section 162(m) of the Code. There can be no assurance that compensation attributable to awards granted under the 2009 Plan will be treated as qualified performance-based compensation under Section 162(m) of the Code and thus be deductible to us.

Internal Revenue Code Section 409A Requirements. Certain awards under the 2009 Plan may be considered “nonqualified deferred compensation” for purposes of Section 409A of the Code (“Section 409A”), which imposes certain requirements on compensation that is deemed under Section 409A to involve nonqualified deferred compensation. Among other things, the requirements relate to the timing of elections to defer, the timing of distributions and prohibitions on the acceleration of distributions. Failure to comply with these requirements (or an exception from such requirements) may result in the immediate taxation of all amounts deferred under the nonqualified deferred compensation plan for the taxable year and all preceding taxable years, by or for any participant with respect to whom the failure relates, the imposition of an additional 20% income tax on the participant for the amounts required to be included in gross income and the possible imposition of penalty interest on the unpaid tax. Generally, Section 409A does not apply to incentive awards that are paid at the time the award vests. Likewise, Section 409A typically does not apply to restricted stock. Section 409A may, however, apply to incentive awards the payment of which is delayed beyond the calendar year in which the award vests. Treasury regulations generally provide that the type of awards provided under the 2009 Plan will not be considered nonqualified deferred compensation. However, to the extent that Section 409A applies to an award issued under the 2009 Plan, the 2009 Plan and all such awards will, to the extent practicable, be construed in accordance with Section 409A. Under the 2009 Plan, the Administrator has the discretion to grant or to unilaterally modify any award issued under the 2009 Plan in a manner that conforms with the requirements of Section 409A with respect to deferred compensation or voids any participant election to the extent it would violate Section 409A. The Administrator also has sole discretion to interpret the requirements of the Code, including Section 409A, for purposes of the 2009 Plan and all awards issued under the 2009 Plan.

New Plan Benefits

The number of awards that a participant may receive under the 2009 Plan, as amended by the proposed amendments is in the discretion of the Administrator and therefore cannot be determined in advance. For illustrative purposes only, the following table sets forth (i) the aggregate number of shares subject to options granted under the 2009 Plan during the last fiscal year to our named executive officers, to all current executive officers, as a group, to all directors who are not executive officers, as a group, and to all employees who are not executive officers, as a group and (ii) the weighted-average per share exercise price of such options.

Name of Individual or Group and Position	Number of Shares Subject to Options		Weighted-Average Per Share Exercise Price ($)
Dr. Henry Ji, Director, Chief Executive Officer and President	400,000	(1)	6.34
Douglas Langston, Former Vice President, Finance(2)	10,100	(3)	5.79
Kevin Herde, Former EVP and Chief Financial Officer(4)	130,000		6.33
George K. Ng, EVP, Chief Administrative Officer and Chief Legal Officer	140,000		6.31
Jeffrey Su, Ph.D., Chief Operating Officer	140,000		6.31
Jerome Zeldis, M.D., Ph.D., Chief Medical Officer and President of Clinical Development	200,000		6.52
All current executive officers, as a group (5 persons)	1,010,000		6.44
All current directors who are not executive officers, as a group (5 persons)	189,000		6.41
All employees who are not executive officers, as a group	684,150		6.19

(1)	On November 11, 2016, the Company and Dr. Ji agreed to rescind 200,000 of the shares subject to the option to purchase 500,000 shares of the Company’s common stock that was granted to Dr. Ji on August 12, 2016.
(2)	Mr. Langston’s employment with the Company terminated on September 15, 2016.
(3)	The option awards granted to Mr. Langston during the fiscal year ended December 31, 2016 were forfeited upon Mr. Langston’s resignation on September 15, 2016 as they had not yet vested.
(4)	Mr. Herde’s employment with the Company terminated on May 15, 2017.

Equity Compensation Plan Information

The following table sets forth additional information with respect to the shares of common stock that may be issued upon the exercise of options and other rights under our existing equity compensation plans and arrangements in effect as of December 31, 2016. The information includes the number of shares covered by, and the weighted-average exercise price of, outstanding options and the number of shares remaining available for future grant, excluding the shares to be issued upon exercise of outstanding options.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders(1)	4,332,876	$7.86	1,414,220	(2)
Equity compensation plans not approved by security holders(3)	3,200	1.12	—

Total	4,336,076	N/A	1,414,220

(1)	Comprised of the 2009 Plan.
(2)

Comprised solely of shares subject to awards available for future issuance under the 2009 Plan. In June 2014, our stockholders approved, among other items, the amendment and restatement of the 2009 Plan to increase the number of common stock authorized to be issued pursuant to the 2009 Plan to 3,760,000. In June 2016, the Company’s stockholders approved, among other items, another amendment and restatement of the 2009 Plan to increase the number of common shares authorized to be issued pursuant to the 2009 Plan to 6,260,000. Such shares of common stock are reserved for issuance to our employees, non-employee directors and consultants. As of December 31, 2016, 6,260,000 shares were authorized under the 2009 Plan, with 1,414,220 shares remaining available for future issuance under the 2009 Plan.
(3)	Comprised solely of shares issued to non-employee directors prior to our adoption of the 2009 Plan.

Vote Required; Recommendation of the Board of Directors

The affirmative vote of a majority of the shares of common stock present or represented by proxy and entitled to vote at the annual meeting will be required to amend our Amended and Restated 2009 Stock Incentive Plan, as amended, to (i) increase the maximum number of shares authorized for issuance under the 2009 Plan by 5,000,000 shares from 6,260,000 shares to 11,260,000 shares, (ii) increase the maximum number of shares that may be subject to awards granted under the 2009 Plan to any individual other than a non-employee director in any calendar year from 400,000 to 4,000,000, (iii) increase the maximum number of shares that may be subject to awards granted under the 2009 Plan to any non-employee director in any calendar year from 40,000 to 250,000, and (iv) make certain administrative and other immaterial changes to the 2009 Plan that will be effective regardless of the outcome of the stockholder vote on the 2009 Plan amendment. Abstentions and broker non-votes will have no effect on this proposal as brokers or other nominees are not entitled to vote on such proposal in the absence of voting instructions from the beneficial owner.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE TO AMEND OUR AMENDED AND RESTATED 2009 STOCK INCENTIVE PLAN TO (I) INCREASE THE MAXIMUM NUMBER OF SHARES AUTHORIZED FOR ISSUANCE UNDER THE 2009 PLAN BY 5,000,000 SHARES FROM 6,260,000 SHARES TO 11,260,000 SHARES, (II) INCREASE THE MAXIMUM NUMBER OF SHARES THAT MAY BE SUBJECT TO AWARDS GRANTED UNDER THE 2009 PLAN TO ANY INDIVIDUAL OTHER THAN A NON-EMPLOYEE DIRECTOR IN ANY CALENDAR YEAR FROM 400,000 TO 4,000,000, (III) INCREASE THE MAXIMUM NUMBER OF SHARES THAT MAY BE SUBJECT TO AWARDS GRANTED UNDER THE 2009 PLAN TO ANY NON-EMPLOYEE DIRECTOR IN ANY CALENDAR YEAR FROM 40,000 TO 250,000, AND (IV) MAKE CERTAIN ADMINISTRATIVE AND OTHER IMMATERIAL CHANGES TO THE 2009 PLAN THAT WILL BE EFFECTIVE REGARDLESS OF THE OUTCOME OF THE STOCKHOLDER VOTE ON THE 2009 PLAN AMENDMENT. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS YOU SPECIFY OTHERWISE ON YOUR PROXY CARD.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of June 15, 2017, with respect to the beneficial ownership of shares of our common stock by:

•	each person or group known to us to be the beneficial owner of more than five percent of our common stock;

•	each of our directors;

•	each of our named executive officers; and

•	all of our current directors and executive officers as a group.

This table is based upon information supplied by officers, directors and principal stockholders and a review of Schedules 13D and 13G or Form 4s, if any, filed with the SEC. Other than as set forth below, we are not aware of any other beneficial owner of more than five percent of our common stock as of June 15, 2017. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of common stock that they beneficially own, subject to applicable community property laws.

Applicable percentage ownership is based on 75,309,267 shares of common stock outstanding as of June 15, 2017, adjusted as required by rules promulgated by the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. In addition, the rules include shares of common stock issuable pursuant to the exercise of stock options that are either immediately exercisable or exercisable on or before August 14, 2017, which is 60 days after June 15, 2017. These shares are deemed to be outstanding and beneficially owned by the person holding those options for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

Unless otherwise noted below, the address of each beneficial owner listed in the table is c/o Sorrento Therapeutics, Inc., 4955 Directors Place, San Diego, California 92121.

	Beneficial Ownership of Common Stock
Name of Beneficial Owner	Number of Shares		Percentage of Class
Named Executive Officers and Directors:
Dr. Henry Ji, Director, Chief Executive Officer and President	2,607,740	(1)	3.4%
Douglas Langston, Former Vice President, Finance(2)	—		—
Kevin Herde, Former EVP and Chief Financial Officer(3)	34,556	(4)	*
George K. Ng, EVP, Chief Administrative Officer and Chief Legal Officer	185,031	(5)	*
Jeffrey Su, Ph.D., Chief Operating Officer	115,264	(6)	*
Jerome Zeldis, M.D., Ph.D., Chief Medical Officer and President of Clinical Development	60,972	(7)	*
William Marth, Chairman of the Board	182,000	(8)	*
David Deming, Director	105,000	(9)	*
Dr. Kim Janda, Director	135,400	(10)	*
Jaisim Shah, Director	417,633	(11)	*
Yue Alexander Wu, Director	40,000	(12)	*
All Current Officers and Directors as a Group (10 Persons)	3,849,040	(13)	5.0%
5% Stockholders:
Asia Pacific MedTech (BVI) Limited	9,563,239	(14)	12.7%
Fan Yu	9,537,940	(15)	12.4%
Yuehui Xie	5,561,056	(16)	7.3%

*	Less than 1%.

(1)	Comprised of (i) 139,776 shares of common stock held directly, (ii) 67,931 shares of common stock held by an entity of which Dr. Ji and his wife Vivian Q. Zhang are the sole members and managing directors, (iii) 2,053,162 shares of common stock held in family trusts, of which Dr. Ji is a co-trustee with his wife Vivian Q. Zhang, (iii) 29,001 shares of common stock held directly by Dr. Ji’s wife, and (iv) 317,870 shares of common stock issuable pursuant to stock options exercisable within 60 days after June 15, 2017. Each of Dr. Ji and Vivian Q. Zhang, while acting as co-trustees, have the power to act alone and have those actions binding on both trustees’ and the trusts’ assets, including voting and dispositive power over the shares of common stock held by the family trusts.
(2)	Mr. Langston’s employment with the Company terminated on September 15, 2016.
(3)	Mr. Herde’s employment with the Company terminated on May 15, 2017.
(4)	Comprised of (i) 7,000 shares of common stock held directly, and (ii) 27,556 shares of common stock issuable pursuant to stock options exercisable within 60 days after June 15, 2017.
(5)	Comprised of (i) 49,338 shares of common stock held directly, (ii) 3,448 shares of common stock held by Peng Ventures, LLC, (iii) 11,453 shares of common stock held by Ng Cha Family Trust, a family trust of which the Mr. Ng is a co-trustee with his wife, and (iv) 120,792 shares of common stock issuable pursuant to stock options exercisable within 60 days after June 15, 2017.
(6)	Comprised of (i) 13,000 shares of common stock held directly, and (ii) 102,264 shares of common stock issuable pursuant to stock options exercisable within 60 days after June 15, 2017.
(7)	Comprised of 10,000 shares of common stock held directly, and (ii) 50,972 shares of common stock issuable pursuant to stock options exercisable within 60 days after June 15, 2017.
(8)	Comprised of 182,000 shares of common stock issuable pursuant to stock options exercisable within 60 days after June 15, 2017.
(9)	Comprised of 105,000 shares of common stock issuable pursuant to stock options exercisable within 60 days after June 15, 2017.
(10)	Comprised of (i) 3,000 shares of common stock held directly, and (ii) 132,400 shares of common stock issuable pursuant to stock options exercisable within 60 days after June 15, 2017.
(11)	Comprised of (i) 112,633 shares of common stock held directly, and (ii) 305,000 shares of common stock issuable pursuant to stock options exercisable within 60 days after June 15, 2017.
(12)	Comprised of (i) 5,000 shares of common stock held directly, and (ii) 35,000 shares of common stock issuable pursuant to stock options exercisable within 60 days after June 15, 2017.
(13)	Comprised of shares included under “Named Executive Officers and Directors”.
(14)	The indicated ownership is based solely on a Schedule 13G filed with the SEC by the reporting person on May 1, 2017. According to the Schedule 13G, the reporting person beneficially owns 9,301,801 shares of common stock and a warrant to purchase 261,438 shares of common stock. Nana Gu is the sole director and sole shareholder of the reporting person and has voting and dispositive power over the shares and the warrant held by the reporting person. The principal business address of the reporting person and Miss Gu is c/o Offshore Incorporations Limited, P.O. Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands.
(15)	The indicated ownership is based solely on a Form 4/A filed with the SEC by the reporting person on April 27, 2017. According to the Form 4/A, the reporting person may be deemed to beneficially own 8,132,536 shares of common stock and warrants to purchase 1,405,404 shares of common stock. ABG II—SO Limited (“ABG II—SO”) directly holds 1,397,853 shares of common stock (the “ABG II—SO Shares”). ABG II—SO is a wholly-owned subsidiary of Ally Bridge Group Capital Partners II, L.P. (“ABG II”). ABG Management Ltd. is the manager of ABG II, and Mr. Fan Yu is the sole shareholder and director of ABG Management Ltd.

Ally Bridge LB Healthcare Master Fund Limited (“ABG LB”) directly holds 1,991,441 shares of common stock and warrants to purchase 432,432 shares of common stock (the “ABG LB Shares and Warrants”). Ally Bridge LB Management Limited controls ABG LB, and Mr. Bin Li and Mr. Fan Yu are the shareholders and directors of Ally Bridge LB Management Limited.

ABG SRNE Limited (“ABG SRNE”) directly holds 3,243,242 shares of common stock and warrants to purchase 972,972 shares of common stock (the “ABG SRNE Shares and Warrants”). Ally Bridge Group

Innovation Capital Partners III, L.P. (“ABG III”) owns the sole voting share in ABG SRNE. ABG Management Ltd. is the manager of ABG III.

ABG Innovation-SO Limited (“ABG Innovation—SO”) directly holds 1,500,000 shares of common stock (the “ABG Innovation—SO Shares”) ABG III owns the sole voting share in ABG Innovation—SO. ABG Management Ltd. is the manager of ABG III.

ABG Management Ltd., by virtue of being the manager of ABG II and ABG III, may be deemed to have voting control and investment discretion over the ABG—SO Shares, the ABG SRNE Shares and Warrants and the ABG Innovation—SO Shares. Mr. Bin Li, by virtue of being a director and executive officer of ABG LB, and a director and shareholder of Ally Bridge LB Management Limited, may be deemed to have voting control and investment discretion over the ABG LB Shares and Warrants. Mr. Fan Yu, by virtue of being a director of ABG LB, a director and shareholder of Ally Bridge LB Management Limited, and the sole shareholder and director of ABG Management Ltd., may be deemed to have voting control and investment discretion over the ABG II—SO Shares, the ABG LB Shares and Warrants, the ABG SRNE Shares and Warrants and the ABG Innovation—SO Shares. The address of the principal business office of ABG II—SO, ABG II, ABG LB, Ally Bridge LB Management Limited, ABG SRNE, ABG III, ABG Management Ltd., ABG Innovation—SO, Mr. Bin Li, and Mr. Fan Yu is Unit 3002-3004, 30th Floor, Gloucester Tower, The Landmark, 15 Queen’s Road Central, Hong Kong.

(16)	The indicated ownership is based solely on a Schedule 13G/A filed with the SEC by the reporting person on May 15, 2017. According to the Schedule 13G/A, as of May 10, 2017, Xianjian Advanced Technology Limited (“Xianjian”) directly holds 5,020,516 shares of common stock and Bocom International Asset Management Limited (“Bocom”) directly holds a warrant to purchase 540,540 shares of common stock. Yuehui Xie is the sole owner and director of each of Xianjian and Bocom and has voting and dispositive power over the shares held by Xianjian and the warrant held by Bocom. The principal business address of Yuehui Xie and Xianjian is Saiba R&D Building, Langshan Er Road, High-tech Industrial Park North District, Nanshan District, Shenzhen, Guangdong, China. The principal business address of Bocom is 11th Floor, Man Yee Building, 68 Des Voeux Road, Central, Hong Kong.

EXECUTIVE COMPENSATION

Our Executive Officers

The names of our executive officers and their ages as of June 23, 2017, positions, and biographies are set forth below. Dr. Ji’s background is discussed under the section “Board of Directors.”

Name	Age	Position(s)
Henry Ji, Ph.D.	53	Chief Executive Officer, President and Director
George K. Ng	43	Executive Vice President, Chief Administrative Officer & Chief Legal Officer
Jeffrey Su, Ph.D.	54	Executive Vice President & Chief Operating Officer
Jerome Zeldis, M.D., Ph.D.	67	Chief Medical Officer and President of Clinical Development
Miranda Toledano	40	Executive Vice President, Corporate Development

George K. Ng. George K. Ng has been our Executive Vice President, Chief Administrative Officer & Chief Legal Officer since March 2015. From 2012 to 2015, Mr. Ng was Senior Vice President & General Counsel at BioDelivery Sciences International, Inc. From 2010 to 2012, Mr. Ng was in private practice as a partner with two AMLAW 200 law firms, where he had leadership roles, including establishing the life sciences practice group for one firm and heading it as the firmwide co-chair. From to 2007 to 2010, Mr. Ng served in numerous legal, compliance, IP and management roles with Spectrum Pharmaceuticals, Inc., ultimately as the Head of Legal, Chief Compliance Officer & Chief IP Counsel. Prior to 2007, Mr. Ng also served in various management and legal roles for Alpharma Inc. (now a part of Pfizer Inc.) and multiple law firms. Mr. Ng obtained his J.D. from the University of Notre Dame and a B.A.S. in Biochemistry and Economics from the University of California, Davis.

Jeffrey Su, Ph.D. Jeffrey Su, Ph.D. has been our Executive Vice President & Chief Operating Officer since October 2015. From March 2011 to October 2015, Dr. Su was Chief Scientific and Development Officer for Cytovance Biologics Inc. and from August 2009 to February 2011, he was Vice President of Bioanalytical and Process Development at Cytovance Biologicals Inc. He was the Vice President, Product Development for Femta Pharmaceuticals Inc. from June 2008 to May 2009. From January 2007 to May 2008, he was the Deputy Director, Manufacturing Technologies for Sanofi Pasteur Inc.; from August 2004 to November 2006, he was the Senior Director, Manufacturing and Controls, New Products for Cancervax Corp.; from February 2003 to July 2004, he was the Director of Process and Analytical Development for The Dow Chemical Company; from October 2000 to February 2003, he was the Associate Director, Protein Chemistry, for Tanox Inc.; from January 1999 to August 2000, he was the Assistant Director, DSP for Medarex and from April 1995 to December 1998, he was Scientist and Group Leader for Human Genome Sciences Inc. Dr. Su has a Ph.D. in Chemistry from Carleton University in Canada and a M.Sc. in Chemistry from Nankai University in China.

Miranda Toledano. Miranda Toledano has been our Executive Vice President of Corporate Development since September 2016. Ms. Toledano joined us with 18 years of principal investment, financing and strategic advisory experience in the biopharmaceutical sector. From 2012 until joining us in September 2016, Ms. Toledano served as Head of Healthcare Investment Banking at MLV & Co., now an FBR company, where she completed over 110 IPO and follow on equity offerings totaling over $4 billion in aggregate value. Prior to joining MLV, Ms. Toledano served in the investment group of Royalty Pharma where she focused on acquiring best in class biologic therapeutics targeting oncology, auto-immune and neurodegenerative indications. From 1998 to 2003, Ms. Toledano served as a Senior Manager at Ernst & Young (Israel) where she established the Life Sciences Corporate Finance group. Ms. Toledano received a BA in Economics from Tufts University and an MBA in Finance and Entrepreneurship from the NYU Stern School of Business.

Jerome Zeldis, M.D., Ph.D. Jerome Zeldis, M.D., Ph.D. has been our Chief Medical Officer and President of Clinical Development since August 2016. Dr. Zeldis joined Sorrento after a nearly 20-year career at Celgene during which he was instrumental in growing Celgene into one of the leading global biopharmaceutical companies. Prior to joining us, Dr. Zeldis held the position of Chief Executive Officer of Celgene Global Health and Chief Medical Officer of Celgene. In that capacity, Dr. Zeldis oversaw clinical trials using Celgene’s molecules. Prior to Celgene, Dr. Zeldis was the Associate Director of Clinical Research at Sandoz Research Institute and the Director of Medical Development at Janssen Pharmaceutical Research Institute. Dr. Zeldis received his medical training in Internal Medicine at the UCLA Center for the Health Sciences and was a clinical and research fellow in gastroenterology at Massachusetts General Hospital and Harvard Medical School. Additionally, he served as an Assistant Professor of Medicine at Harvard Medical School, an Associate Professor of Medicine at the University of California, a Clinical Associate Professor of Medicine at Cornell Medical School, and a Professor of Clinical Medicine at the Robert Wood Johnson Medical School in New Brunswick, NJ. Dr. Zeldis holds BA and MS degrees from Brown University, and M.Phil., M.D., and Ph.D. degrees from Yale University. Dr. Zeldis has published 122 peer-reviewed articles and is a named inventor on 43 US patents. He currently serves as Chairman of the board of Alliqua, Semorex, and Trek Therapeutics, Vice Chairman of MetaStat and serves on the boards of Kalytera Therapeutics, BioSig Technologies, IR Biosciences Holdings, PTC Therapeutics and Soligenix.

Family Relationships

There are no family relationships between or among any of our executive officers or directors.

Code of Ethics

We have adopted the Sorrento Therapeutics, Inc. Code of Business Conduct and Ethics that applies to all of our employees, executive officers and directors. The Code of Business Conduct and Ethics is available to stockholders on our Internet website at www.sorrentotherapeutics.com/investors under “Corporate Governance.”

If we make any substantive amendments to our Code of Business Conduct and Ethics or grant any waiver from a provision of our Code of Business Conduct and Ethics to any executive officer or director, we will promptly disclose the nature of the amendment or waiver on our Internet website at www.sorrentotherapeutics.com/investors under “Corporate Governance” and/or in our public filings with the SEC.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K of the SEC’s rules and regulations with management and, based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

Compensation Committee

Mr. William Marth

Mr. David H. Deming

Dr. Yue Alexander Wu

The foregoing Compensation Committee Report shall not be deemed to be “soliciting material,” deemed “filed” with the SEC or subject to the liabilities of Section 18 of the Exchange Act. Notwithstanding anything to the contrary set forth in any of the Company’s previous filings under the Securities Act of 1933, as amended, or the Exchange Act that might incorporate by reference future filings, including this proxy statement, in whole or in part, the foregoing Compensation Committee Report shall not be incorporated by reference into any such filings.

Compensation Discussion and Analysis

Compensation Philosophy

The primary goals of our Board with respect to executive compensation are to attract and retain talented and dedicated executives, to tie annual and long-term cash and stock incentives to achievement of specified performance objectives, and to create incentives resulting in increased stockholder value. To achieve these goals, our Compensation Committee recommends to our Board executive compensation packages, generally comprising a mix of salary, discretionary bonus and equity awards. Although we have not adopted any formal guidelines for allocating total compensation between equity compensation and cash compensation, we have implemented and maintain compensation plans that tie a substantial portion of our executives’ overall compensation to achievement of corporate goals.

Role of Compensation Consultant

The Compensation Committee has the power to engage independent advisors to assist it in carrying out its responsibilities. In 2016, the Compensation Committee engaged FW Cook, a compensation consulting firm, to review and advise on our compensation practices. The Compensation Committee assessed the independence of FW Cook pursuant to SEC rules and concluded that the work of FW Cook has not raised any conflict of interest. FW Cook prepared a report dated August 2016 (the “August 2016 Report”) that surveyed the compensation policies of our peer group, including compensation and benefits of our key employees, and comparing the results of the survey with our existing compensation practices. The Compensation Committee used the August 2016 Report as one factor for determining the compensation of our named executive officers during 2016 in order to ensure that the compensation for our named executive officers was set at competitive levels. The Compensation Committee also relied on its members’ collective experience and expertise in determining the appropriate levels of compensation.

With respect to compensation determinations made in 2016, our peer group consisted of the following companies, which were determined to: (i) generally have similar revenues as us, (ii) generally have similar market capitalization as us, (iii) generally have the same operating income as us, and (iv) generally have the same number of employees as us:

Advaxis, Inc.	Fortress Biotech, Inc.

Agenus Inc.	ImmunoGen, Inc.

Arrowhead Pharmaceuticals, Inc.	Immunomedics, Inc.

Bellicum Pharmaceuticals, Inc.	Inovio Pharmaceuticals, Inc.

BioTime, Inc.	Juno Therapeutics Inc.

bluebird bio, Inc.	Kite Pharma, Inc.

Coherus BioSciences, Inc.	Lion Biotechnologies, Inc.

Curis, Inc.	NantKwest, Inc.

CytomX Therapeutics, Inc.	OncoMed Pharmaceuticals, Inc.

Dynavax Technologies Corporation	ZIOPHARM Oncology, Inc.

The Compensation Committee pre-approved the peer group to ensure it reflected relevant market capitalization and other factors, including our then-current circumstances.

FW Cook reviewed and advised on all principal aspects of the executive and Board compensation program. Its main responsibilities were to:

•	advise on alignment of pay and performance;

•	review and advise on executive total compensation, including base salaries, short- and long-term incentives, associated performance goals, and retention and severance arrangements;

•	advise on trends in executive compensation;

•	advise on Board and Board committee compensation;

•	provide recommendations regarding the composition of our peer group;

•	analyze peer group proxy statements, compensation survey data and other publicly available data (and apply its experience with other companies to this analysis); and

•	perform any special projects requested by the Compensation Committee.

In setting 2016 compensation, the Compensation Committee reviewed the market data presented in the August 2016 Report and compared each named executive officer’s base salary, target annual performance bonus and equity compensation value, separately and in the aggregate, to amounts paid to similarly-situated executives at our peer companies. The Compensation Committee believes that targeting compensation towards similarly situated executives at our peer companies helps achieve the compensation objectives described above. However, compensation for each executive may vary from this range depending on other factors the Compensation Committee considers relevant, such as internal pay equity amongst our named executive officers or levels of authority, responsibility and experience of our named executive officers that exceed the norms for individuals holding comparably-titled positions at other companies.

Elements of Compensation

We evaluate individual executive performance with a goal of setting compensation at levels our Board or any applicable committee thereof believes are comparable with executives in other companies of similar size and stage of development while taking into account our relative performance and our own strategic goals. The compensation received by our named executive officers consists of the following elements:

Base Salary.

Base salaries for our executives are established based on the scope of their responsibilities and individual experience, taking into account competitive market compensation paid by other companies for similar positions within our industry.

The Compensation Committee considers compensation data from the peer companies to the extent the executive positions at these companies are considered comparable to our positions and informative of the competitive environment. Compensation data for our peer group were collected from available proxy-disclosed data. This information was gathered and analyzed for the 25th, 50th and 75th percentiles for annual base salary, short-term incentive pay elements and long-term incentive pay elements.

Based on a review of Dr. Ji’s individual performance since joining us in 2006 and the competitive market base pay data for CEOs included in our peer group in the August 2016 Report, effective August 12, 2016, the Compensation Committee increased Dr. Ji’s annual base salary to $550,000. On November 11, 2016, the Company and Dr. Ji agreed to rescind 200,000 of the shares subject to an option to purchase 500,000 shares of common stock granted to Dr. Ji on August 12, 2016. In connection with the rescission of the 200,000 shares subject to the option, the Compensation Committee determined: (a) to increase Dr. Ji’s salary to $600,000 with retroactive effect to January 1, 2016, and (b) to award Dr. Ji a one-time $200,000 cash bonus.

Based on a review of the competitive market base pay data for chief financial officers included in our peer group in the August 2016 Report, effective August 12, 2016, the base salary of Mr. Herde, our former Executive Vice President and Chief Financial Officer, was increased from $300,000 to $330,000. Mr. Herde’s employment with the Company terminated on May 15, 2017.

Mr. Ng, our Executive Vice President, Chief Administrative Officer and Chief Legal Officer, is a party to an employment agreement with us dated December 8, 2014 pursuant to which we pay him an annual base salary of $450,000. There were no changes to Mr. Ng’s base salary during 2016.

Based on a review of the competitive market base pay data for chief operating officers included in our peer group in the August 2016 Report, effective August 12, 2016, the base salary of Dr. Su, our Executive Vice President and Chief Operating Officer, was increased from $400,000 to $414,000 with retroactive effect to January 1, 2016.

Dr. Zeldis, our Chief Medical Officer and President of Clinical Development, is paid an annual base salary of $275,000 pursuant to an offer letter dated August 9, 2016.

Variable Pay.

We design our variable pay programs to be both affordable and competitive in relation to the market. We monitor the market and adjust our variable pay programs as needed. Our variable pay programs, such as our bonus program, are designed to motivate employees to achieve overall goals. Our programs are designed to avoid entitlements, to align actual payouts with the actual results achieved and to be easy to understand and administer.

2016 Bonuses

Under the terms of our employment agreement with Dr. Ji, Dr. Ji’s target annual bonus is equal to 55% of his annual salary. Our employment agreements with each of Mr. Ng and Dr. Su each provide that the applicable named executive officer’s target annual bonus is equal to 35% of his respective annual salary. Our former employment agreement with Mr. Herde provided that his target annual bonus was equal to 35% of his annual salary. Our offer letter with Dr. Zeldis provides that Dr. Zeldis’ annual target bonus is equal to 40% of his annual salary.

As of the date of this proxy statement, the Compensation Committee has not yet determined the annual bonus amounts, if any, that will be awarded our named executive officers for 2016. Once such annual bonus amounts, if any, have been determined, we will, in accordance with Securities and Exchange Commission rules and regulations, file a Current Report on Form 8-K or otherwise disclose the 2016 annual bonus amounts within four business days after the Compensation Committee has assessed 2016 performance and determined the 2016 annual bonus awards for our named executive officers.

Equity-Based Incentives.

Salaries and bonuses are intended to compensate our executive officers for short-term performance. We also have adopted an equity incentive program intended to reward longer-term performance and to help align the interests of our named executive officers with those of our stockholders. We believe that long-term performance is achieved through an ownership culture that rewards performance by our named executive officers through the use of equity incentives. Our equity incentive plan has been established to provide our employees, including our named executive officers, with incentives to help align those employees’ interests with the interests of our stockholders.

When making equity-award decisions, the Compensation Committee considers market data, the grant size, the forms of long-term equity compensation available to it under our existing plans and the status of previously granted awards. The amount of equity incentive compensation granted reflects the executives’ expected contributions to our future success. Existing ownership levels are not a factor in award determination, as the Compensation Committee does not want to discourage executives from holding significant amounts of our stock.

Future equity awards that we make to our named executive officers will be driven by our sustained performance over time, our named executive officers’ ability to impact our results that drive stockholder value, their level of responsibility, their potential to fill roles of increasing responsibility, and competitive equity award levels for similar positions in comparable companies. Equity forms a key part of the overall compensation for each executive officer and is evaluated each year as part of the annual performance review process and incentive payout calculation.

The amounts awarded to the named executive officers are based on the Compensation Committee’s subjective determination of what is appropriate to incentivize the executives. Generally, the grants to named executive officers vest over: (i) a four-year period with 25% vesting on each anniversary of the grant date, or (ii) a four-year period with 1/4 of the shares vesting on the first anniversary of the applicable vesting commencement date, and 1/48 of the shares vesting thereafter on a monthly basis. All equity awards to our employees, including named executive officers, and to directors, have been granted and reflected in our financial statements, based upon the applicable accounting guidance, with the exercise price equal to the fair market value of one share of common stock on the grant date.

In March 2016 and August 2016, the Compensation Committee decided to grant long-term equity based incentives in the form of options to purchase shares of common stock to our then current named executive officers. The Compensation Committee considered the August 2016 Report and other data in determining the number of options granted to our named executive officers in August 2016. It is our view that option based awards best align with the interest of our stockholders. The equity awards granted to our named executive officers in 2016 are set forth in the 2016 Summary Compensation Table and Grants of Plan-Based Awards During Fiscal Year 2016 table contained herein.

In order to encourage a long-term perspective and to encourage key employees to remain with us, our stock options typically have annual vesting over a four-year period and a term of ten years. Generally, vesting ends upon termination of services and exercise rights of vested options cease three months after termination of services. Prior to the exercise of an option, the holder has no rights as a stockholder with respect to the shares subject to such option, including voting rights and the right to receive dividends or dividend equivalents.

Benefits Programs

We design our benefits programs to be both affordable and competitive in relation to the market while conforming with local laws and practices. We monitor the market, local laws and practices and adjust our benefits programs as needed. We design our benefits programs to provide an element of core benefits and, to the extent possible, offer options for additional benefits, be tax-effective for employees in each country and balance costs and cost sharing between us and our employees.

Timing of Equity Awards

Only the Compensation Committee may approve stock option grants to our executive officers. Stock options are generally granted at meetings of the Compensation Committee. On limited occasions, a grant may be made pursuant to a unanimous written consent of the Compensation Committee, which occurs primarily for the purpose of approving a compensation package for a newly hired or promoted executive. The exercise price of a newly granted option is the closing price of our common stock on the date of grant.

Executive Equity Ownership

We encourage our executives to hold a significant equity interest in our company. However, we do not have specific share retention and ownership guidelines for our executives.

Hedging Policy

Our Insider Trading and Window Period Policy prohibits our directors, officers and employees, and their family members, from engaging in hedging transactions involving our securities.

Consideration of Advisory Votes to Approve the Compensation of our Named Executive Officers

We value the opinions of our stockholders, including as expressed through advisory votes to approve the compensation of our named executive officers (“Say-on-Pay Votes”). In our most recent Say-On-Pay Vote, conducted at our 2015 annual meeting of stockholders, held on June 4, 2015, our stockholders approved the compensation of our named executive officers on an advisory basis. We will continue to consider the outcome of future Say-on-Pay Votes, as well as stockholder feedback received throughout the year, when making compensation decisions for our executive officers.

Effect of Accounting and Tax Treatment on Compensation Decisions

In the review and establishment of our compensation programs, we consider the anticipated accounting and tax implications to us and our executives.

Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), imposes a limit on the amount of compensation that we may deduct in any one year with respect to our Chief Executive Officer and each of our next three most highly compensated executive officers, excluding the Chief Financial Officer, unless certain specific and detailed criteria are satisfied. Performance-based compensation, as defined in the Code, is fully deductible if the programs are approved by stockholders and meet other requirements. In general, we have determined that, at this time, we will not seek to limit executive compensation so that it is deductible under Section 162(m) of the Code. However, from time to time, we monitor whether it might be in our interests to structure our compensation programs to satisfy the requirements of Section 162(m) of the Code. We seek to maintain flexibility in compensating our executives in a manner designed to promote our corporate goals and, therefore, our Compensation Committee has not adopted a policy requiring that any or all compensation to be deductible. Our Compensation Committee will continue to assess the impact of Section 162(m) of the Code on our compensation practices and determine what further action, if any, is appropriate.

Role of Executives in Executive Compensation Decisions

The Board and our Compensation Committee generally seek input from our Chief Executive Officer, Dr. Ji, when discussing the performance of, and compensation levels for, executives other than himself. The Compensation Committee also works with Dr. Ji and our Chief Financial Officer to evaluate the financial, accounting, tax and retention implications of our various compensation programs. Neither Dr. Ji nor any of our other executives participate in deliberations relating to his compensation.

Compensation Risk Management

We have considered the risk associated with our compensation policies and practices for all employees, and we believe we have designed our compensation policies and practices in a manner that does not create incentives that could lead to excessive risk taking that would have a material adverse effect on us for the following reasons:

•

We structure our compensation to consist of base salary, variable pay, equity-based pay and benefits. The base portion of compensation is designed to provide a steady income regardless of our stock price performance so that executives do not feel pressured to focus exclusively on stock price performance to the detriment of other important business measures. Our variable pay and equity-based pay programs are designed to reward both short- and long-term corporate performance. For short-term performance, our variable pay programs are designed to motivate employees to achieve overall goals. For long-term performance, our stock option awards generally vest over four years and are only valuable if our stock price increases over time. We believe that these variable elements of compensation are a sufficient percentage of overall compensation to motivate executives to produce superior short- and long-term corporate results, while the fixed element is also sufficiently high that the executives are not encouraged to take unnecessary or excessive risks in doing so.

•	Our bonus program has been structured around attainment of overall corporate goals for the past several years and we have seen no evidence that it encourages unnecessary or excessive risk taking.

SUMMARY COMPENSATION TABLE

The following table provides certain summary information concerning compensation awarded to, earned by or paid to each person who served as our Principal Executive Officer at any time during fiscal year 2016, each person who served as our Principal Financial Officer at any time during fiscal year 2016 and the three other highest paid executive officers whose total annual salary and bonus exceeded $100,000 for fiscal year 2016 (collectively, the “named executive officers”).

Name and Principal Position	Year	Salary ($)		Bonus ($)(1)		Option Awards ($)(2)		All Other Compensation ($)(3)		Total ($)
Henry Ji, Ph.D.	2016	600,000	(3)	200,000	(4)(5)	1,669,000	(6)	—		2,469,000
Chief Executive Officer	2015	500,000		575,000		1,968,800		—		3,043,800
and President	2014	425,000		157,500		286,000		—		868,500
Douglas Langston	2016	200,347		—		38,591	(8)	75,104	(9)	314,042
Former Vice President,	2015	250,000		123,603		777		—		374,380
Finance(7)	2014	179,166		—		140,150		—		319,316
Kevin Herde	2016	233,977		—	(5)	557,700	(11)	—		791,677
Former EVP and Chief Financial Officer(10)
George K. Ng	2016	450,000		—	(5)	581,800		101,491	(13)	1,133,291
EVP and Chief	2015	306,875		468,699		19,600		—		795,174
Administrative Officer and Chief Legal Officer(12)	2014	—		—		648,000		—		648,000
Jeffrey Su, Ph.D.	2016	414,000		100,000	(5)(15)	581,800		—		1,095,800
EVP and Chief Operating Officer(14)	2015	83,333		81,667		702,070		—		867,070
Jerome Zeldis, M.D., Ph.D.	2016	103,128		—	(5)	858,000		—		961,128
Chief Medical Officer and President of Clinical Development(16)

(1)	The amounts in the “bonus” column for 2015 and 2014 in our definitive proxy statements filed with the SEC on May 13, 2016 and April 30, 2015, respectively, reported amounts paid during the respective fiscal year rather than amounts earned for such fiscal years. Accordingly, the amounts in the “bonus” column for 2015 and 2014 have been modified to reflect amounts earned for services rendered in such years.
(2)	These amounts represent the aggregate grant date fair value of awards for grants of options and warrants to each named executive officer in the relevant fiscal year, computed in accordance with FASB ASC Topic 718. The dollar amounts listed do not necessarily reflect the dollar amounts of compensation actually realized or that may be realized by our named executive officers. For a detailed description of the assumptions used for purposes of determining grant date fair value, see Note 13 to the financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2016, as amended. These amounts represent the aggregate grant date fair value of awards for grants of options and warrants to each named executive officer in the relevant fiscal year, computed in accordance with FASB ASC Topic 718.
(3)	The amounts included in the “All Other Compensation” and “Total” columns for 2015 and 2014 in our definitive proxy statements filed with the SEC on May 13, 2016 and April 30, 2015, respectively, erroneously included health and welfare benefits that do not discriminate in scope, terms or operation in favor of executive officers or directors of the Company and that are generally available to all of our salaried employees. Such amounts are not included in the “All Other Compensation” and “Total” columns of this Summary Compensation Table.
(4)

On November 11, 2016, the Company and Dr. Ji agreed to rescind 200,000 of the shares subject to an option to purchase 500,000 shares of common stock granted to Dr. Ji on August 12, 2016. In connection with the rescission of the 200,000 shares subject to the option, the Compensation Committee determined: (a) to increase Dr. Ji’s salary to $600,000 with retroactive effective to January 1, 2016, and (b) to award Dr. Ji a one-time $200,000 cash bonus.
(5)	Does not include for 2016 the amount of any annual bonuses that may be awarded to our named executive officers as the Compensation Committee has not, as of the date of the filing of this proxy statement, yet determined the annual bonus amounts, if any, that will be awarded our named executive officers for 2016. See “—Elements of Compensation—Variable Pay—2016 Bonuses” above for a discussion of the target bonus amounts for each named executive officer for fiscal year 2016. Once such annual bonus amounts, if any, have been determined, we will, in accordance with Securities and Exchange Commission rules and regulations, file a Current Report on Form 8-K or otherwise disclose the 2016 annual bonus amounts within four business days after the Compensation Committee has assessed 2016 performance and determined the 2016 annual bonus awards for our named executive officers.
(6)	On August 12, 2016, Dr. Ji was granted an option to purchase 500,000 shares of the Company’s common stock. On November 11, 2016, the Company and Dr. Ji agreed to rescind 200,000 of the shares subject to such option. The grant date fair value of the full 500,000 shares of the Company’s common stock subject to the option is included in this column.
(7)	Mr. Langston served as our Vice President, Finance from March 3, 2014. He served as our Principal Financial and Accounting Officer from June 23, 2015 until April 5, 2016. Mr. Langston’s employment with the Company terminated on September 15, 2016.
(8)	The option awards granted to Mr. Langston during the fiscal year ended December 31, 2016 were forfeited upon the termination of Mr. Langston’s employment with the Company on September 15, 2016 as they had not yet vested.
(9)	Consists solely of severance payments.
(10)	Mr. Herde’s employment with us commenced in April 2016 and terminated on May 15, 2017.
(11)	Includes options granted by our subsidiary, LA Cell, Inc., to purchase 100,000 shares of LA Cell, Inc. common stock.
(12)	Mr. Ng entered into an employment agreement with us in December 2014 and his employment with the Company commenced in April 2015.
(13)	Consists of $62,440 for a housing allowance and a tax gross-up in the amount of $39,051 related thereto.
(14)	Dr. Su’s employment with us commenced in October 2015.
(15)	Consists of a one-time bonus of $100,000 that was awarded to Dr. Su in August 2016 for the successful completion of the licensing transaction with Servier.
(16)	Dr. Zeldis’ employment with us commenced in August 2016.

GRANTS OF PLAN-BASED AWARDS DURING FISCAL YEAR 2016

The following table shows for fiscal year 2016, certain information regarding grants of plan-based awards to our named executive officers:

Named Executive Officer	Grant Date	All Other Option Awards: Number of Securities Underlying Options (#)		Exercise Price Per Share ($/Sh)	Grant Date Fair Value of Option Awards ($)(1)
Henry Ji, Ph.D.	3/11/2016	100,000		$5.79	$382,000
	8/12/2016	300,000	(2)	$6.52	$1,287,000
Douglas Langston(3)	2/8/2016	100	(4)	$5.93	$391
	3/11/2016	10,000	(4)	$5.79	$38,200
Kevin Herde(5)	4/5/2016	80,000		$6.21	$327,200
	8/12/2016	50,000		$6.52	$214,500
	9/13/2016	100,000	(6)	$0.20	$16,000
George K. Ng	3/11/2016	40,000		$5.79	$152,800
	8/12/2016	100,000		$6.52	$429,000
Jeffrey Su, Ph.D.	3/11/2016	40,000		$5.79	$152,800
	8/12/2016	100,000		$6.52	$429,000
Jerome Zeldis, M.D., Ph.D.(7)	8/12/2016	200,000		$6.52	$858,000

(1)	Amount shown in this column does not reflect dollar amounts actually received by our named executive officer. Instead, this amount represents the aggregate grant date fair value of the stock option awards determined in accordance with FASB ASC Topic 718. The valuation assumptions used in determining the amount is described in Note 13 to our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2016, as amended. Our named executive officer will only realize compensation to the extent the trading price of our common stock is greater than the exercise price of such stock options on the date the options are exercised.
(2)	On November 11, 2016, the Company and Dr. Ji agreed to rescind 200,000 of the shares subject to the option to purchase 500,000 shares of the Company’s common stock that was granted to Dr. Ji on August 12, 2016.
(3)	Mr. Langston’s employment with the Company terminated on September 15, 2016.
(4)	The option awards granted to Mr. Langston during the fiscal year ended December 31, 2016 were forfeited upon the termination of Mr. Langston’s employment with the Company on September 15, 2016 as they had not yet vested.
(5)	Mr. Herde’s employment with the Company terminated on May 15, 2017.
(6)	Represents options granted by LA Cell, Inc.
(7)	Dr. Zeldis joined us as Chief Medical Officer and President of Clinical Development in August 2016.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table sets forth information for the named executive officers regarding the number of shares subject to both exercisable and unexercisable stock options/warrants, as well as the exercise prices and expiration dates thereof, as of December 31, 2016. Except for the options/warrants set forth in the table below, no other equity awards were held by any our named executive officers as of December 31, 2016.

	Option/Warrant Award
Name(1)	Option/ Warrant Grant Date		Number of Securities Underlying Unexercised Options/ Warrant (#) Exercisable	Number of Securities Underlying Unexercised Earned Options/ Warrant (#) Unexercisable	Option/ Warrant Exercise Price ($)(2)	Option/ Warrant Expiration Date
Henry Ji, Ph.D.	2/16/2010		6,000	—	$1.75	2/15/2020
	2/6/2012		10,000	—	$4.00	2/6/2022
	10/29/2013	(3)	87,603	13,397	$8.40	10/29/2023
	10/7/2014	(3)	62,916	37,084	$4.32	10/7/2024
	2/24/2015	(3)	42,556	37,444	$12.78	2/24/2025
	2/24/2015		80,000	—	$12.78	2/24/2025
	10/30/2015	(4)(5)	72,917	427,083	$0.01	10/30/2025
	10/30/2015	(6)(5)	72,917	427,083	$0.01	10/30/2025
	5/11/2015	(7)(5)	98,958	401,042	$0.01	5/11/2025
	5/11/2015	(8)(5)	98,958	401,042	$0.01	5/11/2025
	10/30/2015	(9)(5)	572,917	427,083	$0.25	10/30/2025
	10/30/2015	(10)(11)	1,400,000	8,100,000	$0.01	10/30/2019
	10/30/2015	(12)(11)	1,400,000	8,100,000	$0.01	10/30/2019
	5/11/2015	(13)(11)	1,900,000	7,600,000	$0.01	5/11/2019
	5/11/2015	(14)(11)	1,900,000	7,600,000	$0.01	5/11/2019
	5/11/2015	(15)(11)	1,900,000	7,600,000	$0.25	5/11/2019
	3/11/2016	(3)	26,736	73,264	$5.79	3/11/2026
	8/12/2016	(3)	—	300,000	$6.52	8/12/2026

Kevin Herde(16)	4/5/2016	(3)	20,000	60,000	$6.21	4/5/2026
	8/12/2016	(3)	—	50,000	$6.52	8/12/2026
	9/13/2016	(7)(17)	6,250	93,750	$0.20	9/13/2020

George K. Ng	12/18/2014	(3)	69,500	50,500	$8.16	12/18/2024
	10/30/2015	(4)(18)	29,167	70,833	$0.01	10/30/2025
	10/30/2015	(6)(19)	21,875	53,125	$0.01	10/30/2025
	5/11/2015	(7)(18)	79,167	120,833	$0.01	5/11/2025
	5/11/2015	(8)(18)	79,167	120,833	$0.01	5/11/2025
	10/30/2015	(9)(20)	64,583	35,417	$0.25	5/11/2025
	3/11/2016	(3)	10,694	29,306	$5.79	3/11/2026
	8/12/2016	(3)	—	100,000	$6.52	8/12/2026

Jeffrey Su, Ph.D.	10/23/2015	(3)	18,229	31,771	$8.01	10/23/2025
	7/20/2015	(3)	8,611	11,389	$23.99	7/20/2025
	5/6/2015	(3)	24,167	25,833	$10.41	5/6/2025
	10/30/2015	(6)(19)	64,583	235,417	$0.01	10/30/2025
	5/11/2015	(7)(18)	26,389	40,278	$0.01	5/11/2025
	5/11/2015	(8)(18)	52,778	80,556	$0.01	5/11/2025
	3/11/2016	(3)	10,694	29,306	$5.79	3/11/2026
	8/12/2016	(3)	—	100,000	$6.52	8/12/2026

Jerome Zeldis, M.D., Ph.D.(21)	8/12/2016	(3)	—	200,000	$6.52	8/12/2026

(1)	Douglas Langston, our former Vice President, Finance, has been excluded from this table because he did not hold any outstanding equity awards as of December 31, 2016. Mr. Langston’s employment with the Company terminated on September 15, 2016.
(2)	Represents the fair market value of a share of our common stock, as determined by the Board, on the option’s grant date.
(3)	All of the options vest and become exercisable over a four-year period, with 1/4 of the shares vesting on the first anniversary of the Vesting Commencement Date, and 1/48 of the shares vesting following each one-month period of the participant’s continued employment or service with the Company thereafter.
(4)	Represents options granted by Scintilla Pharmaceuticals, Inc.
(5)	50% of options vest upon grant and the remainder vest monthly over 96 months.
(6)	Represents options granted by Sorrento Biologics, Inc.
(7)	Represents options granted by LA Cell, Inc.
(8)	Represents options granted by TNK Therapeutics, Inc.
(9)	Represents options granted by Concortis Biosystems, Corp.
(10)	Represents warrants issued by Scintilla Pharmaceuticals, Inc.
(11)	100,000 warrants vest each month for a period of 40 months beginning on the date of issuance and the remaining warrants vest if certain defined events occur within four years from date of issuance.
(12)	Represents warrants issued by Sorrento Biologics, Inc.
(13)	Represents warrants issued by LA Cell, Inc.
(14)	Represents warrants issued by TNK Therapeutics, Inc.
(15)	Represents warrants issued by Concortis Biosystems Corp.
(16)	Mr. Herde was hired by us as Executive Vice President and Chief Financial Officer in April 2016. His employment with the Company terminated on May 15, 2017.
(17)	1/48th of the options vest monthly from the date of grant.
(18)	1/3 of the options vest immediately upon grant and the remainder vest evenly over 48 months from date of grant.
(19)	25% of the options vest immediately upon grant and the remainder vest evenly over 48 months from date of grant.
(20)	50% of the options vest immediately upon grant and the remainder vest evenly over 48 months from date of grant.
(21)	Dr. Zeldis joined us as Chief Medical Officer and President of Clinical Development in August 2016.

OPTION EXERCISES AND STOCK VESTED

No stock options were exercised and no shares subject to stock awards vested during the fiscal year ended December 31, 2016.

PENSION BENEFITS-NONQUALIFIED DEFINED CONTRIBUTION AND OTHER NONQUALIFIED DEFERRED COMPENSATION

No pension benefits were paid to any of our named executive officers during fiscal 2016. We do not currently sponsor any non-qualified defined contribution plans or non-qualified deferred compensation plans.

Employment, Severance, Separation and Change in Control Agreements

Chief Executive Officer Compensation for Fiscal Year 2016

During 2016, we were a party to an employment agreement with Dr. Ji, dated September 21, 2012, as amended on October 18, 2012 (the “Prior Agreement”). Initially, pursuant to the terms of the Prior Agreement, his base salary was set at $375,000. On October 18, 2012, Dr. Ji’s base salary was set at $262,500, subject to adjustment. In 2015, Dr. Ji’s salary was set at $500,000. Effective August 12, 2016, Dr. Ji’s salary was increased to $550,000. On November 11, 2016, the Company and Dr. Ji agreed to rescind 200,000 of the shares subject to an option to purchase 500,000 shares of common stock granted to Dr. Ji on August 12, 2016. In connection with the rescission of the 200,000 shares subject to the option, the Compensation Committee determined: (a) to increase Dr. Ji’s salary to $600,000 with retroactive effective to January 1, 2016, and (b) to award Dr. Ji a one-time $200,000 cash bonus. Additionally, his target annual bonus is set at 55% of his annual salary.

Pursuant to the Prior Agreement, we had the right to terminate Dr. Ji’s employment at any time with or without “cause” or upon his death or disability, each as defined in the Prior Agreement. Dr. Ji had the right to resign with or without “good reason”, as defined in the Prior Agreement, upon 30 days written notice. Under such circumstances, Dr. Ji would have been entitled to receive any accrued but unpaid base salary as of the date of termination or resignation, any expenses owed to him and any amount accrued and arising from his participation in, or vested benefits accrued under, any employee benefit plans, programs or arrangements. The Prior Agreement also included provisions regarding severance. If Dr. Ji had been terminated without cause or resigns for good reason, he would have also been entitled to 12 months of his then-applicable base salary paid in a lump sum and 12 months of health care benefits continuation at our expense. If we had terminated Dr. Ji for cause or he had resigned without good reason, he would not have been entitled to further compensation. He would have had no obligation to seek other employment and any income so earned would not have reduced the foregoing amounts.

Chief Executive Officer Amended and Restated Employment Agreement

On May 9, 2017, we entered into an Amended and Restated Employment Agreement (the “Restated Agreement”) with Dr. Ji. Pursuant to the Restated Agreement, Dr. Henry Ji will continue to serve as our President and Chief Executive Officer for an initial term of three years commencing on May 9, 2017. Following this initial three year term, the Restated Agreement shall renew automatically for additional 12 month terms unless either we or Dr. Ji provide written notice of non-renewal at least three months in advance of the expiration of the then-current term. The Restated Agreement supersedes and replaces the Prior Agreement.

Pursuant to the Restated Agreement, Dr. Ji shall (i) receive an annual base salary (the “Annual Base Salary”) of $600,000; (ii) be eligible to participate in an annual incentive program, with a target annual bonus incentive equal to 55% of his then-current Annual Base Salary (the “Annual Bonus”); and (iii) receive employee benefits, paid personal leave and expense reimbursement in accordance with our policies. In addition, Dr. Ji’s performance will be reviewed by the Board at least annually, and his Annual Base Salary, target Annual Bonus and any other compensation will be subject to adjustment by the Board, provided that Dr. Ji’s Annual Base Salary and target Annual Bonus may not be adjusted downward.

Pursuant to the Restated Agreement, we have the right to terminate Dr. Ji’s employment at any time with or without “cause” (as defined in the Restated Agreement). In addition, Dr. Ji may resign with or without “good reason” (as defined in the Restated Agreement) upon thirty days’ written notice to us. Under each such circumstance, Dr. Ji will be entitled to receive any accrued but unpaid base salary as of the date of termination or resignation, any expenses owed to him and any amount accrued and arising from his participation in, or vested benefits accrued under, any employee benefit plans, programs or arrangements, including any 401(k), profit sharing or pension plan (collectively, the “Termination Payments”).

In the event that Dr. Ji’s employment is terminated by us without “cause” or by our non-renewal of the term of the Restated Agreement, or by Dr. Ji for “good reason,” in either case outside of a Change of Control Window (as defined below), then, subject to Dr. Ji’s timely execution and non-revocation of a release in favor of us, Dr. Ji will be entitled to receive the following: (i) the Termination Payments; (ii) an amount equal to his then-current Annual Base Salary, payable in a lump sum; (iii) an amount equal to his pro-rata then-current target Annual Bonus, payable in a lump sum; (iv) 12 months of health insurance benefits for Dr. Ji and for his eligible dependents who were covered under our health insurance plans as of the date his employment was terminated; and (v) one year of accelerated vesting of Dr. Ji’s then-outstanding awards of equity compensation, with performance-criteria deemed satisfied at target.

If Dr. Ji’s employment is terminated without “cause” or by our non-renewal of the term of the Restated Agreement, or by Dr. Ji for “good reason,” in either case during the period commencing three months prior to a Change of Control and ending 12 months after a Change of Control (as defined in the Restated Agreement) (the “Change of Control Window”), then, subject to Dr. Ji’s timely execution and non-revocation of a release in favor of us, Dr. Ji will be entitled to receive the following: (i) the Termination Payments; (ii) an amount equal to twice his then-current Annual Base Salary, payable in a lump sum; (iii) an amount equal to twice his pro-rata then-current target Annual Bonus, payable in a lump sum; (iv) 24 months of health insurance benefits for Dr. Ji and for his eligible dependents who were covered under our health insurance plans as of the date his employment was terminated; and (v) accelerated vesting of Dr. Ji’s then-outstanding awards of equity compensation, with performance-criteria deemed satisfied target.

Employment Agreements with Other Executive Officers

Former Employment Agreement with Kevin Herde

Until May 15, 2017, we were a party to an employment agreement dated April 5, 2016 with Kevin Herde, our former Executive Vice President and Chief Financial Officer (the “Former Herde Employment Agreement”). The Former Herde Employment Agreement originally provided for an annual base salary of $300,000. Effective August 12, 2016, Mr. Herde’s salary was increased to $330,000. His target annual bonus was set at 35% of his annual salary.

Under the Former Herde Employment Agreement, we had the right to terminate Mr. Herde’s employment at any time with or without “cause” or upon his death or disability, each as defined in the employment agreement. Mr. Herde could resign with or without “good reason”, as defined in the Former Herde Employment Agreement. Under such circumstances, Mr. Herde would have been entitled to receive any accrued but unpaid base salary as of the date of termination or resignation, any expenses owed to him and any amount accrued and arising from his participation in, or vested benefits accrued under, any employee benefit plans, programs or arrangements. The Former Herde Employment Agreement also included provisions regarding severance. If Mr. Herde was terminated without cause or resigned for good reason, he would also have been entitled to 12 months of his then-applicable base salary payable in accordance with the Company’s standard payroll practices and 12 months of health care benefits continuation at our expense. If we terminated Mr. Herde for cause or he resigned without good reason, he would not be entitled to further compensation. Under the Former Herde Employment Agreement, Mr. Herde had no obligation to seek other employment and any income so earned would not reduce the foregoing amounts.

Employment Agreement with George K. Ng

We are a party to an employment agreement dated December 8, 2014 with George K. Ng, our Executive Vice President, Chief Administrative Officer and Chief Legal Officer. The employment agreement for Mr. Ng provides for an annual base salary of $345,000, which was most recently increased to $450,000 in July 2015. Mr. Ng’s employment agreement also provides for the reimbursement of relocation related costs and for a housing allowance of up to $20,000 annually until such time that full relocation has occurred. Additionally, his target annual bonus is currently set at 35% of his annual salary.

We have the right to terminate Mr. Ng’s employment at any time with or without “cause” or upon his death or disability, each as defined in the employment agreement. Mr. Ng may resign with or without “good reason”, as defined in the employment agreement. Under such circumstances, Mr. Ng will be entitled to receive any accrued but unpaid base salary as of the date of termination or resignation, any expenses owed to him and any amount accrued and arising from his participation in, or vested benefits accrued under, any employee benefit plans, programs or arrangements. The employment agreement also includes provisions regarding severance. If Mr. Ng is terminated without cause or resigns for good reason, he will also be entitled to 12 months of his then-applicable base salary payable in accordance with the Company’s standard payroll practices and 12 months of health care benefits continuation at our expense. In addition, all of his unvested stock options will immediately vest. If we terminate Mr. Ng for cause or he resigns without good reason, he shall not be entitled to further compensation. He shall have no obligation to seek other employment and any income so earned shall not reduce the foregoing amounts.

Employment Agreement with Jeffrey Su, Ph.D.

We are a party to an employment agreement dated October 16, 2015 with Jeffrey Su, Ph.D., our Executive Vice President and Chief Operating Officer. The employment agreement for Dr. Su provides for an annual base salary of $400,000. Effective August 12, 2016, Dr. Su’s salary was increased to $414,000. Additionally, his target annual bonus is currently set at 35% of his annual salary.

We have the right to terminate Dr. Su’s employment at any time with or without “cause” or upon his death or disability, each as defined in the employment agreement. Dr. Su may resign with or without “good reason”, as defined in the employment agreement. Under such circumstances, Dr. Su will be entitled to receive any accrued but unpaid base salary as of the date of termination or resignation, any expenses owed to him and any amount accrued and arising from his participation in, or vested benefits accrued under, any employee benefit plans, programs or arrangements. The employment agreement also includes provisions regarding severance. If Dr. Su is terminated without cause or resigns for good reason, he will also be entitled to 12 months of his then-applicable base salary payable in accordance with the Company’s standard payroll practices and 12 months of health care benefits continuation at our expense. If we terminate Dr. Su for cause or he resigns without good reason, he shall not be entitled to further compensation. He shall have no obligation to seek other employment and any income so earned shall not reduce the foregoing amounts.

Offer Letter with Jerome Zeldis, M.D., Ph.D.

We are party to an offer letter dated August 9, 2016 with Jerome Zeldis, M.D., Ph.D., our Chief Medical Officer and President of Clinical Development. The offer letter for provides that Dr. Zeldis is employed by us on a part-time (20 hours per week) basis and that Dr. Zeldis is entitled to an annual base salary of $275,000. Additionally, the offer letter provides that Dr. Zeldis’ annual target bonus shall be equal to 40% of his annual salary. In accordance with the terms of the offer letter, on August 12, 2016, Dr. Zeldis was granted options to purchase 200,000 shares of our common stock.

Dr. Zeldis’ offer letter does not provide for payments or benefits upon termination or a change in control.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Other than the provisions of the executive severance benefits to which our named executive officers would be entitled to at December 31, 2016 as set forth above, we have no liabilities under termination or change in control conditions. We do not have a formal policy to determine executive severance benefits. Each executive severance arrangement is negotiated on an individual basis.

The tables below estimate the current value of amounts payable to our named executive officers in the event that a termination of employment occurred on December 31, 2016. The closing price of our common stock, as reported on the NASDAQ Capital Market, was $4.90 on December 30, 2016. The following tables exclude certain benefits, such as accrued vacation, that are available to all employees generally. The actual amount of payments and benefits that would be provided can only be determined at the time of a change in control and/or the named executive officer’s qualifying separation from Sorrento.

Henry Ji, Ph.D.

By Sorrento Without Cause or by Dr. Ji for Good Reason
Cash Payments	$600,000
Continuation of Benefits	20,400

Total Cash Benefits and Payments	$620,400

Kevin Herde(1)

By Sorrento Without Cause or by Mr. Herde for Good Reason
Cash Payments	330,000
Continuation of Benefits	$20,400

Total Cash Benefits and Payments	$350,400

(1)	Mr. Herde’s employment with us terminated May 15, 2017.

George K. Ng

By Sorrento Without Cause or by Mr. Ng for Good Reason
Cash Payments	450,000
Continuation of Benefits	$20,400

Total Cash Benefits and Payments	$470,400

Jeffrey Su, Ph.D.

By Sorrento Without Cause or by Dr. Su for Good Reason
Cash Payments	$414,000
Continuation of Benefits	20,400

Total Cash Benefits and Payments	$434,400

Jerome Zeldis, M.D., Ph.D.

Dr. Zeldis’s offer letter does not provide for payments or benefits upon termination or a change in control.

DIRECTOR COMPENSATION

The following table sets forth summary information concerning the total compensation paid to our non-employee directors in 2016 for services to our company.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)		All Other Compensation ($)		Total ($)
Jaisim Shah	48,226	148,050		—		196,276
Dr. Kim Janda	69,099	148,050		—		217,149
William Marth	97,892	207,270		—		305,162
Douglas Ebersole(2)	43,785	148,050		90,000	(3)	281,835
David H. Deming	75,796	180,050	(4)	—		255,846
Yue Alexander Wu(5)	18,750	144,900		—		163,650

(1)	These amounts represent the aggregate grant date fair value of awards for grants of options to each listed director for the fiscal year ended December 31, 2016, computed in accordance with FASB ASC Topic 718. These amounts do not represent the actual amounts paid to or realized by the directors during the fiscal year ended December 31, 2016. The value as of the grant date for stock options is recognized over the number of months of service required for the stock option to vest in full. For a detailed description of the assumptions used for purposes of determining grant date fair value, see Note 13 to the financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2016, as amended. As of December 31, 2016, our non-employee directors held options to purchase the following number of shares of common stock: Mr. Shah—305,000; Dr. Janda—132,400; Mr. Marth—182,000; Mr. Deming—70,000; and Dr. Wu—35,000.
(2)	Mr. Ebersole resigned from our Board on August 1, 2016.
(3)	This amount represents separation payments to Mr. Ebersole in connection with the termination of his service as a member of our Board.
(4)	Includes options granted by our subsidiary, LA Cell, Inc., to purchase 200,000 shares of LA Cell, Inc. common stock.
(5)	Dr. Wu was appointed to our Board on August 1, 2016.

Prior Outside Director Compensation Policy

Our prior outside director compensation policy provided that each non-executive director was entitled to receive a $45,000 (or $90,000 in the case of our chairman) annual cash retainer. Further, the chairman of each of our Audit, Compensation and Corporate Governance and Nominating Committees received an additional annual cash retainer of $20,000, $20,000 and $10,000, respectively. Other members of our Audit, Compensation and Corporate Governance and Nominating Committees received an additional annual cash retainer of $8,000, $8,000 and $5,000, respectively. New directors received a one-time initial grant of a stock option to purchase 25,000 shares of common stock upon joining our Board, with all of the options vesting upon the one year anniversary of the date of grant. In addition, each non-executive director received an annual grant of a stock option to purchase 25,000 shares of common stock, which vested monthly over a period of 12 months from the date of grant, subject to continued service through the vesting dates. Further, the chairman of each of our Audit, Compensation and Corporate Governance and Nominating Committees received an additional annual stock option grant of 6,000, 6,000 and 3,000 shares, respectively. Other members of our Audit, Compensation and Corporate Governance and Nominating Committees received an annual stock option grant of 3,000, 3,000 and 2,000 shares, respectively. Additionally, we reimbursed each outside director for reasonable travel expenses related to such director’s attendance at Board and committee meetings.

New Outside Director Compensation Policy

Effective July 11, 2016, we adopted a new compensation policy for our outside directors. Under the new policy, each non-executive director is entitled to receive a $55,000 annual cash retainer, with the amount being increased to $78,000 for any Lead Director and $100,000 for our Board chairman. Further, the chairman of each of our Audit, Compensation and Transaction Committees receives an additional annual cash retainer of $25,000. Other members of our Audit, Compensation and Transaction Committees receive an additional cash retainer of $10,000. In addition, each non-executive director will be entitled to receive an annual grant of a stock option to purchase 35,000 (or 49,000 in the case of our chairman; subject to adjustment to the extent that our Amended and Restated 2009 Stock Incentive Plan limits the number of shares that may be subject to awards granted under the 2009 Plan to any non-employee director in any calendar year) shares of common stock, which vests monthly over a period of 12 months from the date of grant, subject to continued service through each vesting date.

Other Compensation

We intend to provide benefits and perquisites for our named executive officers at levels comparable to those provided to other executive officers in our industry. Our Board or any applicable committee thereof, in its discretion, may revise, amend or add to the benefits and perquisites of any named executive officer as it deems it advisable and in the best interest of the Company and our stockholders.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The following is a description of transactions or series of transactions since January 1, 2016, or any currently proposed transaction, to which we have been a party, in which the amount involved in the transaction or series of transactions exceeds $120,000 and in which any of our directors, executive officers or persons who we know held more than five percent of any class of our capital stock, including their immediate family members, had or will have a direct or indirect material interest, other than compensation arrangements that are described under “Employment Agreements” above.

Joint Venture with Yuhan Corporation

In March 2016, we entered into an agreement with Yuhan Corporation (“Yuhan”) to form a joint venture company called ImmuneOncia Therapeutics, LLC, to develop and commercialize a number of immune checkpoint antibodies against undisclosed targets for both hematological malignancies and solid tumors. As of December 31, 2016, the carrying value of the Company’s investment in ImmuneOncia Therapeutics, LLC was approximately $9.5 million. At the time we entered into the agreement, Yuhan held more than five percent of our outstanding common stock.

2016 Private Investment in Public Entity Financing

On April 3, 2016, we entered into a Securities Purchase Agreement (the “Yuhan Purchase Agreement”) with Yuhan, pursuant to which, among other things, we agreed to issue and sell in a private placement transaction,

1,801,802 shares of our common stock to Yuhan, along with a warrant to purchase 235,294 shares of our common stock, for an aggregate purchase price of $10,000,000. The warrants issued pursuant to the Yuhan Purchase Agreement had an exercise price of $8.50 per share, were immediately exercisable upon issuance, had a term of three years and were exercisable on a cash or cashless exercise basis.

Under the terms of the Yuhan Purchase Agreement, Yuhan had the right to demand, at any time beginning six months after the closing of the transaction contemplated by the Yuhan Purchase Agreement, that we prepare and file with the SEC a registration statement to register for resale Yuhan’s shares of our common stock purchased pursuant to the Yuhan Purchase Agreement and the shares of our common stock issuable upon exercise of Yuhan’s warrants issued pursuant to the Yuhan Purchase Agreement. In addition, we may be required to effect certain registrations to register for resale such shares in connection with certain “piggy-back” registration rights granted to Yuhan.

On April 29, 2016, as a condition to the closing of the transaction contemplated by the Yuhan Purchase Agreement, we entered into a Voting Agreement with Yuhan, pursuant to which Yuhan agreed, among other things, to, at any meeting of our stockholders or in any circumstance upon which the consent of our stockholders is solicited, vote all of the shares acquired pursuant to the Yuhan Purchase Agreement, and any additional shares of our common stock or other voting securities then-beneficially owned by Yuhan, with respect to each matter presented to our stockholders, as instructed to Yuhan by our Board.

On May 2, 2016, we closed our private placement of common stock and warrants with Yuhan for gross proceeds of $10,000,000. Yuhan purchased 1,801,802 shares of our common stock at $5.55 per share and a warrant to purchase 235,294 shares of common stock. The warrant was exercisable for three years at an exercise price of $8.50 per share.

Scilex Pharmaceuticals, Inc. Acquisition

On November 8, 2016, we entered into a Stock Purchase Agreement with Scilex Pharmaceuticals, Inc. (“Scilex”) and a majority of the stockholders of Scilex (the “Scilex Stockholders”) pursuant to which we acquired from the Scilex Stockholders approximately 72% of the outstanding capital stock of Scilex. Dr. Henry Ji, our President and Chief Executive Officer and a member of our Board of Directors, and George K. Ng, our Vice President, Chief Administrative Officer and Chief Legal Officer, were stockholders of Scilex prior to the acquisition transaction.

Binding Term Sheet Regarding Acquisition of Semnur Pharmaceuticals, Inc.

On August 15, 2016, we, our subsidiary Scintilla Pharmaceuticals, Inc. (“Scintilla”), and Semnur Pharmaceuticals, Inc. (“Semnur”) entered into a binding term sheet (the “Semnur Binding Term Sheet”) setting forth the terms and conditions by which Scintilla will, through a subsidiary, purchase all of the issued and outstanding equity of Semnur (the “Semnur Acquisition”). As of June 26, 2017, the Semnur Acquisition had not closed. The final terms of the Semnur Acquisition are subject to the negotiation and finalization of a definitive agreement and any other agreements relating to the Semnur Acquisition, and the material terms of the Semnur Acquisition are expected to differ from those set forth in the Semnur Binding Term Sheet. In addition, the Semnur Closing will be subject to various customary and other closing conditions. Jaisim Shah, a member of our Board of Directors, is Semnur’s Chief Executive Officer, a member of Semnur’s Board of Directors, and a stockholder of Semnur.

LA Cell, Inc. Option Grants and Stock Sale

In January 2016, our subsidiary, LA Cell, Inc. (“LA Cell”) granted an option to purchase 200,000 shares of common stock to David Deming, one of our directors, at an initial exercise price of $0.20 per share. Additionally, in September 2016, LA Cell granted options to purchase 150,000 and 100,000 shares of common stock to

Miranda Toledano, our Executive Vice President of Corporate Development, and Kevin Herde, our former Executive Vice President and Chief Financial Officer, respectively, at an initial exercise price of $0.20 per share. A portion of the shares subject to these stock options typically vest immediately upon grant and the remaining shares vest over two to four years or monthly over four years from the grant date and have a contractual term of ten years.

In addition, in November 2016, LA Cell sold 10,400,000 shares of its common stock for $2,000,000 to an entity of which Dr. Ji and his wife Vivian Q. Zhang are the sole members and managing directors.

Contribution Agreement with Celularity, Inc.

On June 12, 2017, we entered into a Contribution Agreement (the “Contribution Agreement”) with TNK Therapeutics, Inc., one of our majority-owned subsidiaries (“TNK”), and Celularity, Inc. (“Celularity”), pursuant to which, among other things, we and TNK agreed to contribute certain intellectual property rights related to our proprietary chimeric antigen receptor (“CAR”) constructs and related CARs to Celularity in exchange for shares of Celularity’s Series A Preferred Stock equal to 25% of Celularity’s outstanding shares of capital stock, calculated on a fully-diluted basis (the “Celularity Shares”). The contribution will be made pursuant to a License and Transfer Agreement to be entered into by and among Sorrento, TNK and Celularity (the “License Agreement”). The obligations of us and TNK to consummate the transactions contemplated by the Contribution Agreement are subject to, among other things, Celularity raising minimum financing through the sale of equity in one or more capital raising transactions, the closing of Celularity’s acquisition of certain third party assets and customary other closing conditions. The obligations of Celularity to consummate the transactions contemplated by the Contribution Agreement are subject to, among other things, customary closing conditions.

Pursuant to the License Agreement, Celularity will pay to TNK 50% of the first $200 million and 20% thereafter of any upfront and milestone payments that Celularity receives in connection with any sublicense of a combination of anti-CD38 CAR constructs and either placenta-driven cells and/or cord blood–derived cells or adult cells.

Dr. Henry Ji, our President and Chief Executive Officer and a member of our Board of Directors, Jaisim Shah, a member of our Board of Directors and David Deming, a member of our Board of Directors, are members of the board of directors of Ceularity.

Indemnification Agreements with Directors and Executive Officers

We have entered into indemnity agreements with certain directors, officers and other key employees of ours under which we agreed to indemnify those individuals under the circumstances and to the extent provided for in the agreements, for expenses, damages, judgments, fines, settlements and any other amounts they may be required to pay in actions, suits or proceedings which they are or may be made a party or threatened to be made a party by reason of their position as a director, officer or other agent of ours, and otherwise to the fullest extent permitted under Delaware law and our Bylaws. We also have an insurance policy covering our directors and executive officers with respect to certain liabilities, including liabilities arising under the Securities Act of 1933, as amended, or otherwise. We believe that these provisions and insurance coverage are necessary to attract and retain qualified directors, officers and other key employees.

Review, Approval or Ratification of Transactions with Related Persons

The Board conducts an appropriate review of and oversees all related party transactions on a continuing basis and reviews potential conflict of interest situations where appropriate. The Board has not adopted formal standards to apply when it reviews, approves or ratifies any related party transaction. However, the Board has followed the following standards: (i) all related party transactions must be fair and reasonable and on terms comparable to those reasonably expected to be agreed to with independent third parties for the same goods and/or services at the time they are authorized by the Board and (ii) all related party transactions should be authorized, approved or ratified by the affirmative vote of a majority of the directors who have no interest, either directly or indirectly, in any such related party transaction.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act, requires our directors and executive officers, and persons who beneficially own more than ten percent of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes of ownership of common stock and our other equity securities. Officers, directors and greater than ten percent stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended December 31, 2016, our officers, directors and greater than ten percent beneficial owners complied with all Section 16(a) filing requirements applicable to them, other than a Form 3 and Form 4 filed on behalf of Dr. Zeldis that were due in August 2016 and were filed in November 2016.

ADDITIONAL INFORMATION

Householding

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Proxy Availability Notices or other Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice or other Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as householding, potentially provides extra convenience for stockholders and cost savings for companies. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards.

This year, a number of brokers with account holders who are our stockholders will be “householding” our proxy materials. A Notice or proxy materials will be delivered in one single envelope to multiple stockholders sharing an address unless contrary instructions have been received from one or more of the affected stockholders. Once you have received notice from your broker that they will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate Notice or proxy materials, please notify your broker or call the Company’s Secretary at (858) 203-4100, or submit a request in writing to our Corporate Secretary, c/o Sorrento Therapeutics, Inc., 4955 Directors Place, San Diego, California 92121. Stockholders who currently receive multiple copies of the Notice or proxy materials at their address and would like to request householding of their communications should contact their broker. In addition, we will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of the Notice or proxy materials to a stockholder at a shared address to which a single copy of the documents was delivered.

Annual Reports and Form 10-K

Our annual report for the fiscal year ended December 31, 2016, as amended, will be mailed to stockholders of record on or about June 29, 2017. Our annual report does not constitute, and should not be considered, a part of this proxy solicitation material.

Any person who was a beneficial owner of our common stock on the record date may request a copy of our annual report, and it will be furnished without charge upon receipt of a written request identifying the person so requesting a report as a stockholder of our company at such date. Requests should be directed to Sorrento Therapeutics, Inc., 4955 Directors Place, San Diego, California 92121, Attention: George K. Ng, Corporate Secretary.

OTHER MATTERS

We do not know of any business other than that described in this proxy statement that will be presented for consideration or action by the stockholders at the annual meeting. If, however, any other business is properly brought before the meeting, shares represented by proxies will be voted in accordance with the best judgment of the persons named in the proxies or their substitutes. All stockholders are urged to complete, sign and return the accompanying proxy card in the enclosed envelope.

By the Order of the Board of Directors

/s/ Henry Ji, Ph.D.
Henry Ji, Ph.D. Chief Executive Officer and President and Director

San Diego, California

June 26, 2017

Appendix A

SORRENTO THERAPEUTICS, INC.

AMENDED AND RESTATED

2009 STOCK INCENTIVE PLAN

PLAN DOCUMENT

1. Establishment, Purpose, and Types of Awards

Sorrento Therapeutics, Inc. (the “Company”) hereby establishes this equity-based incentive compensation plan to be known as the “Sorrento Therapeutics, Inc. Amended and Restated 2009 Stock Incentive Plan” (hereinafter referred to as the “Plan”) in order to provide incentives and awards to select employees, directors, consultants, and advisors of the Company and its Affiliates. This Plan constitutes an amendment and restatement of the Company’s Amended and Restated 2009 Stock Incentive Plan (the “Original Plan”). In the event that the Company’s stockholders do not approve the Plan, the Original Plan will continue in full force and effect on its terms and conditions as in effect immediately prior to the date the Plan is approved by the Board.

(a) Awards. The Plan permits grants of the following types of awards (“Awards”), according to the Sections of the Plan listed here:

Section 6	Options
Section 7	Share Appreciation Rights
Section 8	Restricted Shares, Restricted Share Units, Unrestricted Shares and Dividend Equivalents
Section 10	Performance Awards

(b) Effect on Other Plans. The Plan is not intended to affect and shall not affect any stock options, equity-based compensation or other benefits that the Company or its Affiliates may have provided pursuant to any agreement, plan, or program that is independent of this Plan.

2. Defined Terms

Terms in the Plan that begin with an initial capital letter have the defined meaning set forth in Appendix A, unless defined elsewhere in this Plan or the context of their use clearly indicates a different meaning.

3. Shares Subject to the Plan

Subject to the provisions of Section 13:

(a) The maximum number of Shares that the Company may issue for all Awards is 11,260,000 Shares.

(b) For all Awards, the Shares issued pursuant to the Plan may be authorized but unissued Shares, or Shares that the Company has reacquired or otherwise holds in treasury. Shares that are subject to an Award under this Plan that for any reason expire, are forfeited, are cancelled, become unexercisable, or are settled for cash (in whole or in part), and Shares that are for any other reason not paid or delivered under the Plan shall again, except to the extent prohibited by Applicable Law, be available for subsequent Awards under this Plan. In addition, the Committee may make future Awards with respect to Shares that the Company retains from otherwise delivering pursuant to an Award under this Plan either (i) as payment of the exercise or purchase price of an Award, or (ii) in order to satisfy the withholding or employment taxes due upon grant, exercise, vesting or distribution of an Award. Any Shares forfeited by the Participant or repurchased by the Company under Section 8(b) at a price not greater than the price originally paid by the Participant so that such Shares are returned to the Company will again be available for Awards under the Plan. The payment of Dividend Equivalents in cash in conjunction with any outstanding Awards shall not be counted against the Shares available for issuance under the Plan. Notwithstanding the provisions of this Section 3(b), no Shares may again be optioned, granted or awarded if such action would cause an Incentive Share Option to fail to qualify as an incentive stock option under Section 422 of the Code.

(c) [INTENTIONALLY OMITTED]

(d) Notwithstanding the foregoing, but subject to adjustments pursuant to Section 13, the number of Shares that are available for ISO Awards shall be determined, to the extent required under applicable tax laws, by reducing the number of Shares designated in Section 3(a) by the number of Shares issued pursuant to Awards, provided that any Shares that are either issued or purchased under the Plan and forfeited back to the Plan, or surrendered in payment of the exercise price for an Award, shall be available for issuance pursuant to future ISO Awards.

(e) Substitute Awards shall not reduce the Shares authorized for grant under the Plan. Additionally, in the event that a company acquired by the Company or with which the Company combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for grant under the Plan; provided that Awards using such available Shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were employed by or providing services to the acquired company immediately prior to such acquisition or combination.

4. Administration

(a) General. The Committee shall administer the Plan in accordance with its terms. In its sole discretion, the Board may, at any time and from time to time, exercise any and all rights and duties of the Committee under the Plan except with respect to matters which, under Rule 16b-3 under the Exchange Act or any successor rule, or Section 162(m) of the Code, or any regulations or rules issued thereunder, or the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded are required to be determined in the sole discretion of the Committee. To the extent necessary to comply with Rule 16b-3 of the Exchange Act, and with respect to Awards that are intended to be Performance Compensation Awards, including Options and SARs, then the Committee (or another committee or subcommittee of the Board assuming the functions of the Committee under the Plan) shall take all action with respect to such Awards, and the individuals taking such action shall consist solely of two or more non-employee directors appointed by and holding office at the pleasure of the Board, each of whom is intended to qualify as both a “non-employee director” as defined by Rule 16b-3 of the Exchange Act or any successor rule and an “outside director” for purposes of Section 162(m) of the Code. Additionally, to the extent required by Applicable Law, each of the individuals constituting the Committee (or another committee or subcommittee of the Board assuming the functions of the Committee under the Plan) shall be an “independent director” under the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded. Notwithstanding the foregoing, any action taken by the Committee shall be valid and effective, whether or not members of the Committee at the time of such action are later determined not to have satisfied the requirements for membership set forth in this Section 4 or otherwise provided in any charter of the Committee. The Committee shall hold meetings at such times and places as it may determine, and shall make such rules and regulations for the conduct of its business as it deems advisable.

(b) Committee Composition. The Board shall appoint the members of the Committee. If, and to the extent permitted by Applicable Law, the Committee may authorize one or more Reporting Persons (or other officers) to make Awards to Eligible Persons who are not Reporting Persons (or other officers whom the Committee has specifically authorized to make Awards). The Board may at any time appoint additional members to the Committee, remove and replace members of the Committee with or without Cause, and fill vacancies on the Committee however caused.

(c) Powers of the Committee. Subject to the provisions of the Plan, the Committee shall have the authority, in its sole discretion:

(i) to determine Eligible Persons to whom Awards shall be granted from time to time, and the number of Shares, units, or SARs to be covered by each Award;

(ii) to determine, from time to time, the Fair Market Value of Shares;

(iii) to determine, and to set forth in Award Agreements, the terms and conditions of all Awards, including any applicable exercise or purchase price, the installments and conditions under which an Award shall become vested (which may be based on performance), terminated, expired, cancelled, or replaced, and the circumstances for vesting acceleration or waiver of forfeiture restrictions, and other restrictions and limitations;

(iv) to approve the forms of Award Agreements, and all other documents, notices and certificates in connection therewith, which need not be identical either as to type of Award or among Participants;

(v) to construe and interpret the terms of the Plan and any Award Agreement, to determine the meaning of their terms, and to prescribe, amend, and rescind rules and procedures relating to the Plan and its administration;

(vi) to the extent consistent with the purposes of the Plan, and without amending the Plan, to modify, cancel, or waive the Company’s rights with respect to any Awards, to adjust or to modify Award Agreements for changes in Applicable Law, and to recognize differences in foreign law, tax policies, or customs;

(vii) to implement paperless documentation, granting, settlement, or exercise of Awards by a Participant may be permitted through the use of such an automated system, in all cases, in the event that the Company establishes for itself, or uses, the services of a third party to establish an automated system for the documentation, granting, settlement, or exercise of Awards, such as a system using an internet website or interactive voice response; and

(viii) to make all other interpretations, and to take all other actions that the Committee may consider necessary or advisable to administer the Plan, or to effectuate its purposes.

Subject to Applicable Law and the restrictions set forth in the Plan, the Committee may delegate administrative functions to individuals who are Reporting Persons, officers, or Employees of the Company or its Affiliates.

(d) Action by Committee. Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by an officer or other employee of the Company or any Affiliate thereof, the Company’s independent certified public accounts, or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan.

(e) Deference to Committee Determinations. The Committee shall have the discretion to interpret or construe ambiguous, unclear, or implied (but omitted) terms in any fashion it deems to be appropriate in its sole discretion, and to make any findings of fact needed in the administration of the Plan or Award Agreements. The Committee’s prior exercise of its discretionary authority shall not obligate it to exercise its authority in a like fashion thereafter. The Committee’s interpretation and construction of any provision of the Plan, or of any Award or Award Agreement, shall be final, binding, and conclusive. The validity of any such interpretation, construction, decision or finding of fact shall not be given de novo review if challenged in court, by arbitration, or in any other forum, and shall be upheld unless clearly made in bad faith or materially affected by fraud. The

Committee may make any determination required hereunder, including determinations under Section 13, on an Award-by-Award basis.

(f) No Liability; Indemnification. Neither the Board nor any Committee member, nor any Person acting at the direction of the Board or the Committee, shall be liable for any act, omission, interpretation, construction or determination made in good faith with respect to the Plan, any Award or any Award Agreement. The Company and its Affiliates shall pay or reimburse any member of the Committee, as well as any Director, Employee, or Consultant who takes action in connection with the Plan, for all expenses incurred with respect to the Plan, and, to the fullest extent allowable under Applicable Law, shall indemnify each and every one of them for any claims, liabilities, and costs (including reasonable attorneys’ fees) arising out of their good faith performance of duties under the Plan. The Company and its Affiliates may obtain liability insurance for this purpose.

5. Eligibility

(a) General Rule. The Committee may grant ISOs only to Employees (including officers who are Employees) of the Company, or an Affiliate that is a “parent corporation” or “subsidiary corporation” within the meaning of Section 424 of the Code, and may grant all other Awards to any Eligible Person. A Participant who has been granted an Award may be granted an additional Award or Awards if the Committee shall so determine, if such person is otherwise an Eligible Person and, if otherwise, in accordance with the terms of the Plan.

(b) Grant of Awards. Subject to the express provisions of the Plan, the Committee shall determine from the class of Eligible Persons those individuals to whom Awards under the Plan may be granted, the number of Shares subject to each Award, the price (if any) to be paid for the Shares or the Award and, in the case of Performance Awards, in addition to the matters addressed in Section 10, the specific objectives, goals and performance criteria that further define the Performance Award. Each Award shall be evidenced by an Award Agreement signed by the Company and, if required by the Committee, by the Participant. The Award Agreement shall set forth the material terms and conditions of the Award established by the Committee, and each Award shall be subject to the terms and conditions set forth in Sections 23, 24, and 26 unless otherwise specifically provided in an Award Agreement. All Awards granted pursuant to the Plan shall have a minimum vesting period of one year from the date of grant.

(c) Limits on Awards. Notwithstanding any provision in the Plan to the contrary, and subject to Section 13(a): (i) the maximum aggregate number of Shares with respect to one or more Awards that may be granted to any one person other than a Non-Employee Director during any calendar year shall be 4,000,000; (ii) the maximum aggregate number of Shares, with respect to one or more Awards that may be granted to any Non-Employee Director during any calendar year, shall be 250,000; and (iii) no Participant may be granted, during any calendar year, Awards initially payable in cash that could result in such Participant receiving cash payments exceeding $5,000,000 pursuant to such Awards. The Committee will adjust these limitations pursuant to Section 13 below.

(d) Replacement Awards. Subject to Applicable Laws (including any associated stockholder approval requirements), the Committee may, in its sole discretion and upon such terms as it deems appropriate, require as a condition of the grant of an Award to a Participant that the Participant surrender for cancellation some or all of the Awards that have previously been granted to the Participant under this Plan or otherwise. An Award that is conditioned upon such surrender may or may not be the same type of Award, may cover the same (or a lesser or greater) number of Shares as such surrendered Award, may have other terms that are determined without regard to the terms or conditions of such surrendered Award, and may contain any other terms that the Committee deems appropriate. In the case of Options, these other terms may not include an exercise price that is lower than the exercise price of the surrendered Option unless the Company’s stockholders approve the Option grant itself or the program under which the Option grant is made pursuant to the Plan.

6. Option Awards

(a) Types; Documentation. Subject to Section 5(a), the Committee may in its discretion grant Options pursuant to Award Agreements that are delivered to Participants. Each Option shall be designated in the Award Agreement as an ISO or a Non-ISO, and the same Award Agreement may grant both types of Options. At the sole discretion of the Committee, any Option may be exercisable, in whole or in part, immediately upon the grant thereof, or only after the occurrence of a specified event, or only in installments, which installments may vary. Options granted under the Plan may contain such terms and provisions not inconsistent with the Plan that the Committee shall deem advisable in its sole and absolute discretion.

(b) ISO Limitations. No ISO shall be granted to any person who is not an Employee of the Company or any “subsidiary corporation” of the Company, within the meaning of Section 424 of the Code. No person who qualifies as a Ten Percent Holder may be granted an ISO unless such ISO conforms to the applicable provisions of Section 422 of the Code. Any ISO granted under the Plan may be modified by the Committee, with the consent of the Participant, to disqualify such Option from treatment as an “incentive stock option” under Section 422 of the Code. To the extent that the aggregate Fair Market Value of Shares with respect to which Options designated as ISOs first become exercisable by a Participant in any calendar year (under this Plan and any other plan of the Company or any Affiliate) exceeds $100,000, such excess Options shall automatically be treated as Non-ISOs. For purposes of determining whether the $100,000 limit is exceeded, the Fair Market Value of the Shares subject to an ISO shall be determined as of the Grant Date. In reducing the number of Options treated as ISOs to meet the $100,000 limit, the most recently granted Options shall be reduced first. In the event that Section 422 of the Code is amended to alter the limitation set forth therein, the limitation of this Section 6(b) shall be automatically adjusted accordingly.

(c) Term of Option. Each Award Agreement shall specify a term at the end of which the Option automatically expires, subject to earlier termination provisions contained in Section 6(h); provided that the term of any Option may not exceed ten years from the Grant Date. In the case of an ISO granted to an Employee who is a Ten Percent Holder on the Grant Date, the term of the ISO shall not exceed five years from the Grant Date.

(d) Exercise Price. The exercise price of an Option shall be determined by the Committee in its sole discretion and shall be set forth in the Award Agreement, provided that:

(i) if an ISO is granted to an Employee who on the Grant Date is a Ten Percent Holder, the per Share exercise price shall not be less than 110% of the Fair Market Value per Share on the Grant Date (or the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code); and

(ii) for all other Options, such per Share exercise price shall not be less than 100% of the Fair Market Value per Share on the Grant Date (or, as to ISOs, on the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code).

Neither the Company nor the Committee shall, without stockholder approval, allow for a repricing of Options within the meaning of the federal securities laws applicable to proxy statement disclosures.

(e) Exercise of Option. The times, circumstances and conditions under which an Option shall be exercisable shall be determined by the Committee in its sole discretion and set forth in the Award Agreement. The Committee shall have the discretion to determine whether and to what extent the vesting of Options shall be tolled during any unpaid leave of absence; provided, however, that, in the absence of such determination, vesting of Options shall be tolled during any such leave approved by the Company. Except as limited by the Plan, at any time after the grant of an Option, the Committee, in its sole discretion, and subject to whatever terms and conditions it selects, may accelerate the period during which an Option vests.

(f) Minimum Exercise Requirements. An Option may not be exercised for a fraction of a Share. The Committee may require in an Award Agreement that an Option be exercised as to a minimum number of Shares, provided that such requirement shall not prevent a Participant from purchasing the full number of Shares as to which the Option is then exercisable.

(g) Methods of Exercise. Prior to its expiration pursuant to the terms of the applicable Award Agreement, and subject to the times, circumstances and conditions for exercise contained in the applicable Award Agreement, each Option may be exercised, in whole or in part (provided that the Company shall not be required to issue fractional shares), by delivery of written notice of exercise to the secretary of the Company accompanied by payment of the full exercise price of the Shares being purchased. The Committee shall determine the acceptable methods of payment for exercise of the Option on the Grant Date, and such methods shall be specified in the applicable Award Agreement. The methods of payment that the Committee may, in its discretion, accept or commit to accept in an Option Award Agreement include:

(i) cash or check payable to the Company (in U.S. dollars);

(ii) the Participant’s surrender of a number of Shares that are subject to the Option being exercised, and that have a Fair Market Value equal to the exercise price and minimum taxes payable (at statutory rates) upon exercise, with any additional amount that the Participant owes being paid in cash or by check payable to the Company (in U.S. dollars);

(iii) other Shares that (A) are owned by the Participant who is purchasing Shares pursuant to an Option, (B) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which the Option is being exercised, (C) were not acquired by such Participant pursuant to the exercise of an Option, unless such Shares have been owned by such Participant for at least six months or such longer period as the Committee may determine, (D) are all, at the time of such surrender, free and clear of any and all claims, pledges, liens and encumbrances, or any restrictions which would in any manner restrict the transfer of such shares to or by the Company (other than such restrictions as may have existed prior to an issuance of such Shares by the Company to such Participant), and (E) are duly endorsed for transfer to the Company;

(iv) a cashless exercise program that the Committee may approve, from time to time in its discretion, pursuant to which a Participant may concurrently provide irrevocable instructions (A) to such Participant’s broker or dealer to effect the immediate sale of the purchased Shares and remit to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the exercise price of the Option plus all applicable taxes required to be withheld by the Company by reason of such exercise, and (B) to the Company to deliver the certificates for the purchased Shares directly to such broker or dealer in order to complete the sale;

(v) any combination of the foregoing methods of payment; or

(vi) any other form of legal consideration acceptable to the Committee in its sole discretion.

The Company shall not be required to deliver Shares pursuant to the exercise of an Option until payment of the full exercise price therefore is received by the Company.

(h) Termination of Continuous Service. The Committee may establish and set forth in the applicable Award Agreement the terms and conditions on which an Option shall remain exercisable, if at all, following termination of a Participant’s Continuous Service. Except as limited by the requirements of Section 409A or Section 422 of the Code and regulations and rulings thereunder, the Committee may waive or modify these provisions at any time. To the extent that a Participant is not entitled to exercise an Option at the date of his or her termination of Continuous Service, or if the Participant (or other person entitled to exercise the Option) does not exercise the Option to the extent so entitled within the time specified in the Award Agreement or below (as applicable), the Option shall terminate and the Shares underlying the unexercised portion of the Option shall revert to the Plan and become available for future Awards. Notwithstanding any other provision in this Plan, in no event may any Option be exercised after the expiration of the Option term as set forth in the Award Agreement.

The following provisions shall apply to the extent an Award Agreement does not specify the terms and conditions upon which an Option shall terminate when there is a termination of a Participant’s Continuous Service:

(i) Termination other than Upon Disability or Death or for Cause. In the event of termination of a Participant’s Continuous Service (other than as a result of Participant’s death, Disability or termination for Cause), the Participant shall have the right to exercise an Option at any time within 3 months following such termination to the extent the Participant was entitled to exercise such Option at the date of such termination.

(i) Disability. In the event of termination of a Participant’s Continuous Service as a result of his or her being Disabled, the Participant shall have the right to exercise an Option at any time within one year following such termination to the extent the Participant was entitled to exercise such Option at the date of such termination.

(ii) Death. In the event of the death of a Participant either during the period of Continuous Service since the Grant Date of an Option, or within 30 days following termination of the Participant’s Continuous Service for any reason other than due to Cause, the Option may be exercised, at any time within one year following the date of the Participant’s death, by the Participant’s estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent the right to exercise the Option had vested as of the earlier to occur of the date of the Participant’s death or the date the Participant’s Continuous Service terminated.

(iii) Cause. If the Committee determines that a Participant’s Continuous Service terminated due to Cause, the Participant shall immediately forfeit the right to exercise any Option, and any such Option shall be considered immediately null and void.

7. Share Appreciate Rights (SARs)

(a) Grants. The Committee may, in its discretion, grant Share Appreciation Rights to any Eligible Person pursuant to Award Agreements, in any of the following forms:

(i) SARs Related to Options. The Committee may grant SARs either concurrently with the grant of an Option or with respect to an outstanding Option, in which case the SAR shall extend to all or a portion of the Shares covered by the related Option. An SAR shall entitle the Participant who holds the related Option, upon exercise of the SAR and surrender of the related Option, or portion thereof, to the extent the SAR and related Option each were previously unexercised, to receive payment of an amount determined pursuant to Sections 7(e) and 7(f). Any SAR granted in connection with an ISO will contain such terms as may be required to comply with the provisions of Section 422 of the Code and the regulations promulgated thereunder.

(ii) SARs Independent of Options. The Committee may grant SARs that are independent of any Option subject to such conditions as the Committee may in its discretion determine, which conditions will be set forth in the applicable Award Agreement.

(iii) Limited SARs. The Committee may grant SARs exercisable only upon, or in respect of, a Change in Control or any other specified event, and such limited SARs may relate to or operate in tandem or combination with or substitution for Options or other SARs, or on a stand-alone basis, and may be payable in cash or Shares based on the spread between the exercise price of the SAR, and (A) a price based upon, or equal to, the Fair Market Value of the Shares during a specified period, at a specified time within a specified period before, after or including the date of such event, or (B) a price related to consideration payable to Company’s stockholders generally in connection with the event.

(b) Exercise Price. The per Share exercise price of an SAR shall be determined in the sole discretion of the Committee, shall be set forth in the applicable Award Agreement, and shall be no less than 100% of the Fair Market Value of one Share on the date the SAR is granted. The exercise price of an SAR related to an Option shall be the same as the exercise price of the related Option. Neither the Company nor the Committee shall, without stockholder approval, allow for a repricing of any SAR within the meaning of federal securities laws applicable to proxy statement disclosures.

(c) Exercise of SARs. Unless the Award Agreement otherwise provides, an SAR related to an Option will be exercisable at such time or times, and to the extent, that the related Option will be exercisable; provided that the Award Agreement shall not, without the approval of the stockholders of the Company, provide for a vesting period for the exercise of the SAR that is more favorable to the Participant than the exercise period for the related Option. An SAR may not have a term exceeding ten years from its Grant Date. An SAR granted independently of any other Award will be exercisable pursuant to the terms of the Award Agreement. Whether an SAR is related to an Option or is granted independently, the SAR may only be exercised when the Fair Market Value of the Shares underlying the SAR exceeds the exercise price of the SAR. Except as limited by the Plan, at any time after the grant of an SAR, the Committee, in its sole discretion, and subject to whatever terms and conditions it selects, may accelerate the period during which an SAR vests.

(d) Effect on Available Shares. All SARs that are settled in shares of the Company’s stock shall be counted in full against the number of shares available for award under the Plan, regardless of the number of shares actually issued upon settlement of the SARs.

(e) Payment. Upon exercise of an SAR related to an Option and the attendant surrender of an exercisable portion of any related Award, the Participant will be entitled to receive payment of an amount determined by multiplying:

(i) the excess of the Fair Market Value of a Share on the date of exercise of the SAR over the exercise price per Share of the SAR, by

(ii) the number of Shares with respect to which the SAR has been exercised.

Notwithstanding the foregoing, an SAR granted independently of an Option (i) may limit the amount payable to the Participant to a percentage specified in the Award Agreement, and (ii) shall be subject to any payment or other restrictions that the Committee may, at any time, impose in its discretion, including restrictions intended to conform the SARs with Section 409A of the Code.

(f) Form and Terms of Payment. Subject to Applicable Law, the Committee may, in its sole discretion, settle the amount determined under Section 7(e) solely in cash, solely in Shares (valued at their Fair Market Value on the date of exercise of the SAR), or partly in cash and partly in Shares, with cash paid in lieu of fractional shares.

(g) Termination of Employment or Consulting Relationship. The Committee shall establish, and set forth in the applicable Award Agreement, the terms and conditions on which an SAR shall remain exercisable, if at all, following termination of a Participant’s Continuous Service. The provisions of Section 6(h) shall apply to the extent an Award Agreement does not specify the terms and conditions upon which an SAR shall terminate when a Participant’s Continuous Service terminates.

8. Restricted Shares, Restricted Share Units, Unrestricted Shares and Dividend Equivalents

(a) Grants. The Committee may, in its sole discretion, grant restricted shares (“Restricted Shares”) to any Eligible Person and shall evidence such grant in an Award Agreement that is delivered to the Participant and that sets forth the number of Restricted Shares, the purchase price for such Restricted Shares (if any), and the terms upon which the Restricted Shares may become vested. In addition, the Company may, in its discretion, grant to any Eligible Person the right to receive Shares after certain vesting requirements are met (“Restricted Share Units”), and shall evidence such grant in an Award Agreement that is delivered to the Participant and that sets forth the number of Shares (or formula, that may be based on future performance or conditions, for determining the number of Shares) that the Participant shall be entitled to receive upon vesting and the terms upon which the Shares subject to a Restricted Share Unit may become vested. The Committee may condition any Award of Restricted Shares or Restricted Share Units to a Participant on receiving from the Participant such further assurances and documents as the Committee may require to enforce the restrictions. In addition, the Committee may grant Awards hereunder in the form of unrestricted shares (“Unrestricted Shares”), which shall vest in full upon the date of grant or such other date as the Committee may determine or which the Committee may issue pursuant to any program under which one or more Eligible Persons (selected by the Committee in its sole discretion) elect to pay for such Shares or to receive Unrestricted Shares in lieu of cash bonuses that would otherwise be paid.

(b) Vesting and Forfeiture. The Committee shall set forth in an Award Agreement granting Restricted Shares or Restricted Share Units, the terms and conditions under which the Participant’s interest in the Restricted Shares or the Shares subject to Restricted Share Units will become vested and non-forfeitable. Except as set forth in the applicable Award Agreement or the Committee otherwise determines, upon termination of a Participant’s Continuous Service for any reason, the Participant shall forfeit his or her Restricted Shares and Restricted Share Units; provided that if a Participant purchases the Restricted Shares and forfeits them for any reason, the Company shall return the purchase price to the Participant only if and to the extent set forth in an Award Agreement.

(c) Issuance of Restricted Shares Prior to Vesting. The Company shall issue stock certificates that evidence Restricted Shares pending the lapse of applicable restrictions, and that bear a legend making appropriate reference to such restrictions. Except as set forth in the applicable Award Agreement or as the Committee otherwise determines, the Company or a third party that the Company designates shall hold such Restricted Shares and any dividends that accrue with respect to Restricted Shares pursuant to Section 8(e) below.

(d) Issuance of Shares upon Vesting. As soon as practicable after vesting of a Participant’s Restricted Shares (or Shares underlying Restricted Share Units) and the Participant’s satisfaction of applicable tax withholding requirements, the Company shall release to the Participant, free from the vesting restrictions, one Share for each vested Restricted Share (or issue one Share free of the vesting restriction for each vested Restricted Share Unit), unless an Award Agreement provides otherwise. No fractional shares shall be distributed, and cash shall be paid in lieu thereof.

(e) Rights as a Stockholder. Unless otherwise provided in an Award Agreement, and subject to Section 8(b), upon issuance of Restricted Shares, the Participant shall have, unless otherwise provided by the Committee, all the rights of a stockholder with respect to said Shares, including the right to vote the Shares; provided, however, that in no event shall a Participant holding Restricted Shares be entitled to receive dividends, payments or other distributions paid with respect to Restricted Shares prior to the time the Restricted Shares are vested. In addition, with respect to a Restricted Share with performance-based vesting, dividends which are paid prior to vesting shall only be paid out to the Participant to the extent that the performance-based vesting conditions are subsequently satisfied and the Restricted Share vests.

(f) Section 83(b) Elections. A Participant may make an election under Section 83(b) of the Code (the “Section 83(b) Election”) with respect to Restricted Shares.

(g) Dividend Equivalents. Dividend Equivalents may be granted by the Committee based on dividends declared on Shares, during the period between the date an Award is granted to a Participant and the date such Award vests, is exercised, is distributed or expires, as determined by the Committee. Such Dividend Equivalents shall be converted to cash or additional Shares by such formula and at such time and subject to such limitations as may be determined by the Committee. In addition, Dividend Equivalents with respect to an Award with performance-based vesting that are based on dividends paid prior to the vesting of such Award shall only be paid out to the Participant to the extent that the performance-based vesting conditions are subsequently satisfied and the Award vests. Notwithstanding the foregoing, no Dividend Equivalents shall be payable with respect to Options or Share appreciation rights.

9. [INTENTIONALLY OMITTED]

10. Performance Awards

(a) Performance Awards. The Committee is authorized to grant Performance Awards, including Performance Unit awards, determined in the Committee’s discretion from time to time, to any Eligible Person and to determine whether such Performance Awards or Performance Unit awards shall be Performance Compensation Awards. The value of Performance Awards, including Performance Units and any cash awards, may be linked to any one or more of the Performance Measures or other specific criteria determined by the Committee, in each case, on a specified date or dates or over any period or periods determined by the Committee. Performance Awards, including Performance Unit awards, may be paid in cash, Shares, or a combination of cash and Shares, as determined by the Committee. Subject to the limitations set forth in Section 5(c), the Committee may, in its discretion, grant Performance Awards to any Eligible Person and shall evidence such grant in an Award Agreement that is delivered to the Participant which sets forth the terms and conditions of the Award.

(b) Performance Compensation Awards. Subject to the limitations set forth in Section 5(c), the Committee may, at the time of grant of a Performance Unit, designate such Award as a “Performance Compensation Award” (payable in cash or Shares) in order that such Award constitutes “qualified performance-based compensation” under Code Section 162(m), in which event the Committee shall have the power to grant such Performance Compensation Award upon terms and conditions that qualify it as “qualified performance-based compensation” within the meaning of Code Section 162(m). With respect to each such Performance Compensation Award, the Committee shall establish, in writing within the time required under Code Section 162(m), a “Performance Period,” “Performance Goal(s)” based on the “Performance Measure(s),” and “Performance Formula(e)” (each such term being hereinafter defined). Once established for a Performance Period, the Performance Goal(s) and Performance Formula(e) shall not be amended or otherwise modified to the extent such amendment or modification would cause the compensation payable pursuant to the Award to fail to constitute qualified performance-based compensation under Code Section 162(m).

A Participant shall be eligible to receive payment in respect of a Performance Compensation Award only to the extent that the Performance Goal(s) for such Award is achieved and the Performance Formula(e), as applied against such Performance Goal(s), determines that all or some portion of such Participant’s Award has been earned for the Performance Period. As soon as practicable after the close of each Performance Period, the Committee shall review and certify in writing whether, and to what extent, the Performance Goal(s) for the Performance Period have been achieved and, if so, determine and certify in writing the amount of the Performance Compensation Award to be paid to the Participant and, in so doing, may use negative discretion to decrease, but not increase, the amount of the Award otherwise payable to the Participant based upon such performance.

(c) Limitations on Awards. Notwithstanding Section 5(c) or any other provision of the Plan and except as otherwise determined by the Committee, any Award which is granted to an Eligible Person and is intended to qualify as a Performance Compensation Award shall be subject to any additional limitations set forth in Section 162(m) of the Code or any regulations or rulings issued thereunder that are requirements for qualification as a Performance Compensation Award, and the Plan and the applicable Award Agreement shall be deemed amended to the extent necessary to conform to such requirements.

(d) Definitions.

(i) “Performance Formula” means, for a Performance Period, one or more objective formulas or standards established by the Committee for purposes of determining whether or the extent to which an Award has been earned based on the level of performance attained or to be attained with respect to one or more Performance Goal(s). Performance Formulae may vary from Performance Period to Performance Period and from Participant to Participant and may be established on a stand-alone basis, in tandem or in the alternative.

(ii) “Performance Goals” means, for a Performance Period, one or more goals established in writing by the Committee for the Performance Period based upon one or more Performance Measures. Unless otherwise determined by the Committee, the achievement of each Performance Goal shall be determined, to the extent applicable, in accordance with generally accepted accounting principles as consistently applied by the Company (or such other standard applied by the Committee).

(iii) “Performance Measure” means one or more of the following selected by the Committee to measure Company, Affiliate, and/or business unit performance for a Performance Period, whether in absolute or relative terms (including, without limitation, terms relative to a peer group or index): net earnings (either before or after one or more of the following: (A) interest, (B) taxes, (C) depreciation and (D) amortization); gross or net sales or revenue; net income (either before or after taxes); adjusted net income; operating earnings or profit; cash flow (including, but not limited to, operating cash flow and free cash flow); return on assets; return on capital or return on capital or invested capital; return on stockholders’ equity; total stockholder return; return on sales; gross or net profit or operating margin; operating or other costs and expenses; improvements in expense levels; working capital; earnings per share or adjusted earnings per share; price per Share; regulatory body approval for commercialization of a product; implementation or completion of critical projects; market share; economic value; comparisons with various stock market indices; stockholders’ equity; market recognition (including but not limited to awards and analyst ratings); financial ratios; net promoter score; customer satisfaction; and strategic team goals. Performance Measures may vary from Performance Period to Performance Period, and from Participant to Participant, and may be established on a stand-alone basis, in tandem or in the alternative.

The Committee may, in its sole discretion, provide that one or more objectively determinable adjustments shall be made to one or more of the Performance Goals. Such adjustments may include one or more of the following: items related to a change in accounting principle; items relating to financing activities; expenses for restructuring or productivity initiatives; other non-operating items; items related to acquisitions; items attributable to the business operations of any entity acquired by the Company during the Performance Period; items related to the disposal of a business or segment of a business; items related to discontinued operations that do not qualify as a segment of a business under generally accepted accounting principles as consistently applied by the Company (or such other standard applied by the Committee); items attributable to any stock dividend, stock split, combination or exchange of stock occurring during the Performance Period; any other items of significant income or expense which are determined to be appropriate adjustments; items relating to unusual or extraordinary corporate transactions, events or developments, items related to amortization of acquired intangible assets; items that are outside the scope of the Company’s core, on-going business activities; items related to acquired in-process research and development; items relating to changes in tax laws; items relating to major licensing or partnership arrangements; items relating to asset impairment charges; items relating to gains or losses for litigation, arbitration and contractual settlements; or items relating to any other unusual or nonrecurring events or changes in Applicable Law, accounting principles or business conditions. For all Awards intended to qualify as a Performance Compensation Award, such determinations shall be made within the time prescribed by, and otherwise in compliance with, Section 162(m) of the Code

(iv) “Performance Period” means one or more periods of time (of not less than one fiscal year of the Company), as the Committee may designate, over which the attainment of one or more Performance Goal(s) will be measured for the purpose of determining a Participant’s rights in respect of an Award.

11. Taxes

(a) General. As a condition to the issuance or distribution of Shares pursuant to the Plan, the Participant (or in the case of the Participant’s death, the person who succeeds to the Participant’s rights) shall make such arrangements as the Company may require for the satisfaction of any applicable federal, state, local or foreign withholding tax obligations that may arise in connection with the Award and the issuance of Shares. The Company shall not be required to issue any Shares until such obligations are satisfied. If the Committee allows the withholding or surrender of Shares to satisfy a Participant’s tax withholding obligations, the Committee shall not allow Shares to be withheld in an amount that exceeds the minimum statutory withholding rates for federal and state tax purposes, including payroll taxes.

(b) Default Rule for Employees. In the absence of any other arrangement, an Employee shall be deemed to have directed the Company to withhold or collect, from his or her cash compensation, an amount sufficient to satisfy such tax obligations from the next payroll payment otherwise payable after the date of the exercise of an Award.

(c) [INTENTIONALLY OMITTED]

(d) Surrender of Shares. If permitted by the Committee, in its discretion, a Participant may satisfy the minimum applicable tax withholding and employment tax obligations associated with an Award by surrendering Shares to the Company (including Shares that would otherwise be issued pursuant to the Award) that have a Fair Market Value, determined as of the applicable date, that the amount of tax to be withheld is to be determined under the Applicable Law equal to the amount required to be withheld. In the case of Shares previously acquired from the Company that are surrendered under this Section 11, such Shares must have been owned by the Participant for more than six months on the date of surrender (or such longer period of time the Company may in its discretion require).

(e) Income Taxes and Deferred Compensation. Participants are solely responsible and liable for the satisfaction of all taxes and penalties that may arise in connection with Awards (including any taxes arising under Section 409A of the Code), and the Company shall not have any obligation to indemnify or otherwise hold any Participant harmless from any or all of such taxes. The Committee shall have the discretion to organize any deferral program, to require deferral election forms, and to grant or to unilaterally modify any Award in a manner (i) that conforms with the requirements of Section 409A of the Code with respect to compensation that is deferred and that vests after December 31, 2004, (ii) that voids any Participant election to the extent it would violate Section 409A of the Code, and (iii) for any distribution election that would violate Section 409A of the Code, to make distributions pursuant to the Award at the earliest to occur of a distribution event that is allowable under Section 409A of the Code or any distribution event that is both allowable under Section 409A of the Code and is elected by the Participant, subject to any valid second election to defer, provided that the Committee permits second elections to defer in accordance with Section 409A(a)(4)(C) of the Code. The Committee shall have the sole discretion to interpret the requirements of the Code, including Section 409A, for purposes of the Plan and all Awards.

12. Non-Transferability of Awards

(a) General. Except as set forth in this Section 12, or as otherwise approved by the Committee, Awards may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent or distribution, or in the case of an option other than an ISO, pursuant to a domestic relations order as defined under Rule 16a-12 under the Exchange Act. The designation of a beneficiary by a Participant will not constitute a transfer. An Award may be exercised, during the lifetime of the holder of an Award, only by such holder, the duly-authorized legal representative of a Participant who is Disabled, a transferee permitted by this Section 12, or except as would cause an ISO to lose such status, by a bankruptcy trustee.

(b) Limited Transferability Rights. Notwithstanding anything else in this Section 12, the Committee may in its discretion provide in an Award Agreement that an Award relating to non-ISOs, SARs settled only in Shares, Restricted Shares, or Performance Shares may be transferred, on such terms and conditions as the Committee deems appropriate, either (i) by instrument to the Participant’s “Immediate Family” (as defined below), (ii) by instrument to an inter vivos or testamentary trust (or other entity) in which the Award is to be passed to the Participant’s designated beneficiaries, or (iii) by gift to charitable institutions. Each share of restricted stock shall be non-transferable until such share becomes non-forfeitable. Any transferee of the Participant’s rights shall succeed and be subject to all of the terms of the applicable Award Agreement and the Plan (other than the ability to further transfer the award). Such transferee shall execute any and all documents requested by the Committee, including, without limitation, documents to (i) confirm the status of the transferee as a permitted transferee, (ii) satisfy any requirements for an exemption for the transfer under Applicable Law and (iii) evidence the transfer. “Immediate Family” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, and shall include adoptive relationships.

13. Adjustments Upon Changes in Capitalization, Dissolution, Liquidation or a Change in Control

(a) Changes in Capitalization. The Committee shall equitably adjust the number of Shares covered by each outstanding Award, the maximum number of Shares with respect to one or more Awards that may be granted to persons during any calendar year as set out in Section 5(c) and the number of Shares that have been authorized for issuance under the Plan but as to which no Awards have yet been granted or that have been returned to the Plan upon cancellation, forfeiture, or expiration of an Award, as well as the price per Share covered by each such outstanding Award, to reflect any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, combination, recapitalization or reclassification of the Shares, or any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company, in each case effected at any time after this Plan is approved by the Board. In the event of any such transaction or event, the Committee may provide in substitution for any or all outstanding Awards under the Plan such alternative consideration (including securities of any surviving entity) as it may in good faith determine to be equitable under the circumstances and may require in connection therewith the surrender of all Awards so replaced. In any case, such substitution of securities shall not require the consent of any person who is granted Awards pursuant to the Plan. Except as expressly provided herein, or in an Award Agreement, if the Company issues for consideration shares of stock of any class or securities convertible into shares of stock of any class, the issuance shall not affect, and no adjustment by reason thereof shall be required to be made with respect to the number or price of Shares subject to any Award.

(b) Dissolution or Liquidation. In the event of the dissolution or liquidation of the Company other than as part of a Change in Control, each Award will terminate immediately prior to the consummation of such action, subject to the ability of the Committee to exercise any discretion authorized in the case of a Change in Control.

(c) Change in Control. In the event of a Change in Control, the Committee may, in its sole and absolute discretion and authority, without obtaining the approval or consent of the Company’s stockholders or any Participant with respect to his or her outstanding Awards, take one or more of the following actions:

(i) cause or otherwise provide that each outstanding Award shall be assumed through the continuation of the Plan and the assumption of the agreements covering the Award or substituted for a substantially similar award issued by a successor entity or a parent or subsidiary of such successor entity (the “Successor Entity”), in each case with appropriate adjustments as to the number and kind of shares subject to the Award, the exercise price of such Award and such other terms deemed appropriate, as applicable;

(ii) arrange or otherwise provide for the payment of cash or other consideration to Participants in exchange for the satisfaction and cancellation of outstanding Awards;

(iii) accelerate, in part or in full, to a date prior to the effective time of such Change in Control as the Committee shall determine (or, if the Committee shall not determine such a date, to the date that is four days prior to the effective time of the Change in Control) the vesting of Awards so that Awards shall vest (and, to the extent applicable, become exercisable) as to the Shares that otherwise would have been unvested and provide that repurchase rights of the Company with respect to Shares issued upon exercise of an Award shall lapse as to the Shares subject to such repurchase right; or

(iv) make such other modifications, adjustments or amendments to outstanding Awards or this Plan as the Committee deems necessary or appropriate, subject, however, to the terms of Section 15(a).

Notwithstanding the above, (i) to the extent that an Award is not exercised prior to consummation of a transaction, including a Change in Control, in which the Award is not being assumed or substituted for in such transaction, such Award shall automatically terminate as of immediately prior to the consummation of such transaction; and (ii) in the event a Participant holding an Award assumed or substituted by the Successor Entity in a Change in Control is Involuntarily Terminated by the Successor Entity in connection with, or within 12 months following consummation of, the Change in Control, then any assumed or substituted Award held by the terminated Participant at the time of termination shall accelerate and become fully vested (and exercisable in full in the case of Options and SARs), and any repurchase right applicable to any Shares shall lapse in full, unless an Award Agreement provides for a more restrictive acceleration or vesting schedule or more restrictive limitations on the lapse of repurchase rights or otherwise places additional restrictions, limitations and conditions on an Award. The acceleration of vesting and lapse of repurchase rights provided for in the previous sentence shall occur immediately prior to the effective time of the Participant’s termination, unless an Award Agreement provides otherwise.

(d) Certain Distributions. In the event of any distribution to the Company’s stockholders of securities of any other entity or other assets (other than dividends payable in cash or stock of the Company) without receipt of consideration by the Company, the Committee may, in its discretion, appropriately adjust the price per Share covered by each outstanding Award to reflect the effect of such distribution.

(e) Limitation on Adjustments. With respect to Awards which are intended to qualify as Performance Compensation Awards, no adjustment or action described in this Section 13, or in any other provision of the Plan, shall be authorized to the extent that such adjustment or action would cause such Award to fail to so qualify as a Performance Compensation Award, unless the Committee determines that the Award should not so qualify. No adjustment or action described in this Section 13, or in any other provision of the Plan, shall be authorized to the extent that such adjustment or action would cause the Plan to violate Section 422(b)(1) of the Code. Furthermore, no such adjustment or action shall be authorized to the extent such adjustment or action would result in short-swing profits liability under Section 16 or violate the exemptive conditions of Rule 16b-3 unless the Committee determines that the Award is not to comply with such exemptive conditions. No action shall be taken under this Section 13 which shall cause an Award to fail to be exempt from or comply with Section 409A of the Code or the regulations thereunder.

14. Time of Granting Awards.

The date of grant (“Grant Date”) of an Award shall be the date on which the Committee makes the determination granting such Award or such other date as is determined by the Committee and set forth in the Award Agreement, provided that in the case of an ISO, the Grant Date shall be the later of the date on which the Committee makes the determination granting such ISO or the date of commencement of the Participant’s employment relationship with the Company.

15. Modification of Awards and Substitution of Options.

(a) Modification, Extension, and Renewal of Awards. Within the limitations of the Plan, the Committee may modify an Award to accelerate the rate at which an Option or SAR may be exercised (including without limitation permitting an Option or SAR to be exercised in full without regard to the installment or vesting provisions of the applicable Award Agreement or whether the Option or SAR is at the time exercisable, to the extent it has not previously been exercised), to accelerate the vesting of any Award only in the event of a Change in Control, to extend or renew outstanding Awards or to accept the cancellation of outstanding Awards to the extent not previously exercised. However, the Committee may not cancel an outstanding option that is underwater for the purpose of reissuing the option to the participant at a lower exercise price or granting a replacement award of a different type. Notwithstanding the foregoing provision, no modification of an outstanding Award shall materially and adversely affect such Participant’s rights thereunder, unless either the Participant provides written consent or there is an express Plan provision permitting the Committee to act unilaterally to make the modification. Neither the Company nor the Committee shall, without prior stockholder approval, allow for a cash buyout of underwater options or SARs.

(b) Substitution of Options. Notwithstanding any inconsistent provisions or limits under the Plan, in the event the Company or an Affiliate acquires (whether by purchase, merger or otherwise) all or substantially all of outstanding capital stock or assets of another corporation or in the event of any reorganization or other transaction qualifying under Section 424 of the Code, the Committee may, in accordance with the provisions of that Section, substitute Options for options under the plan of the acquired company provided (i) the excess of the aggregate fair market value of the shares subject to an option immediately after the substitution over the aggregate option price of such shares is not more than the similar excess immediately before such substitution and (ii) the new option does not give persons additional benefits, including any extension of the exercise period.

16. Term of Plan.

The Plan shall continue in effect for a term of ten years from the date this amended and restated Plan is first adopted by the Board, unless the Plan is sooner terminated under Section 17.

17. Amendment and Termination of the Plan.

(a) Authority to Amend or Terminate. Subject to Applicable Laws, the Board may, from time to time, amend, alter, suspend, discontinue, or terminate the Plan.

(b) Effect of Amendment or Termination. No amendment, suspension, or termination of the Plan shall materially and adversely affect Awards already granted unless either it relates to an adjustment pursuant to Section 13, or it is otherwise mutually agreed between the Participant and the Committee, which agreement must be in writing and signed by the Participant and the Company. Notwithstanding the foregoing, the Committee may amend the Plan to eliminate provisions which are no longer necessary as a result of changes in tax or securities laws or regulations, or in the interpretation thereof.

18. Conditions Upon Issuance of Shares.

Notwithstanding any other provision of the Plan or any agreement entered into by the Company pursuant to the Plan, the Company shall not be obligated, and shall have no liability for failure, to issue or deliver any Shares under the Plan unless such issuance or delivery would comply with Applicable Law, with such compliance determined by the Company in consultation with its legal counsel.

19. Reservation of Shares.

The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan. Neither the Company nor the Committee shall, without stockholder approval, allow for a repricing within the meaning of the federal securities laws applicable to proxy statement disclosures.

20. Effective Date and Contingencies.

The Plan shall become effective on the date it is adopted by the Board or the Committee; provided that this Plan shall be submitted to the Company’s stockholders for approval. If this Plan is not approved by the Company’s stockholders in accordance with Applicable Laws (as determined by the Committee in its sole discretion) within one year from the date of approval by the Board, this Plan and any Awards shall be null, void, and of no force and effect. Awards granted under this Plan before approval of this Plan by the stockholders shall be granted subject to such approval, and no Shares shall be distributed before such approval.

21. Controlling Law.

This Plan shall be governed by the laws of the State of Delaware (without regard to conflicts of laws principles), to the extent not preempted by United States federal law. If any provision of this Plan is held by a court of competent jurisdiction to be invalid and unenforceable, the remaining provisions shall continue to be fully effective.

22. Laws and Regulations.

(a) U.S. Securities Laws. This Plan, the grant of Awards, and the exercise of Options and SARs under this Plan, and the obligation of the Company to sell or deliver any of its securities (including, without limitation, Options, Restricted Shares, Restricted Share Units, and Shares) under this Plan shall be subject to all Applicable Law. In the event that the Shares are not registered under the Securities Act of 1933, as amended (the “Act”), or any applicable state securities laws prior to the delivery of such Shares, the Company may require, as a condition to the issuance thereof, that the persons to whom Shares are to be issued represent and warrant in writing to the Company that such Shares are being acquired by him or her for investment for his or her own account and not with a view to, for resale in connection with, or with an intent of participating directly or indirectly in, any distribution of such Shares within the meaning of the Act, and a legend to that effect may be placed on the certificates representing the Shares.

(b) Other Jurisdictions. To facilitate the making of any grant of an Award under this Plan, the Committee may provide for such special terms for Awards to Participants who are foreign nationals or who are employed by the Company or any Affiliate outside of the United States of America as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. The Company may adopt rules and procedures relating to the operation and administration of this Plan to accommodate the specific requirements of local laws and procedures of particular countries. Without limiting the foregoing, the Company is specifically authorized to adopt rules and procedures regarding the conversion of local currency, taxes, withholding procedures and handling of stock certificates which vary with the customs and requirements of particular countries. The Company may adopt sub-plans and establish escrow accounts and trusts as may be appropriate or applicable to particular locations and countries.

23. No Stockholder Rights. Neither a Participant nor any transferee of a Participant shall have any rights as a stockholder of the Company with respect to any Shares underlying any Award until the date of issuance of a share certificate to a Participant or a transferee of a Participant for such Shares in accordance with the Company’s governing instruments and Applicable Law. Prior to the issuance of Shares pursuant to an Award, a Participant shall not have the right to vote or to receive dividends or any other rights as a stockholder with respect to the Shares underlying the Award, notwithstanding its exercise in the case of Options and SARs. No adjustment will be made for a dividend or other right that is determined based on a record date prior to the date the stock certificate is issued, except as otherwise specifically provided for in this Plan.

24. No Employment Rights. The Plan shall not confer upon any Participant any right to continue an employment, service or consulting relationship with the Company, nor shall it affect in any way a Participant’s right or the Company’s right to terminate the Participant’s employment, service, or consulting relationship at any time, with or without Cause.

25. References. All references herein to sections and appendices shall be deemed to be references to sections and appendices, respectively, of this Plan unless the context shall otherwise require. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” Unless otherwise expressly provided herein, any agreement, instrument or statute defined or referred to herein or in any agreement or instrument defined or referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes, and references to all attachments thereto and instruments incorporated therein.

26. Termination, Rescission and Recapture of Awards. Notwithstanding any other provision of the Plan, but only to the extent specifically provided in any Award Agreement, this Section shall only apply to a Participant who is, on the date of an Award, an Employee of the Company or its Affiliates, and shall automatically cease to apply to any Participant from and after his or her termination of Continuous Service after a Change in Control.

(a) Each Award under the Plan is intended to align the Participant’s long-term interest with those of the Company. If the Participant engages in certain activities discussed below, either during employment or after employment with the Company, the Participant is acting contrary to the long-term interests of the Company. Accordingly, except as otherwise expressly provided in the Award Agreement, the Company may terminate any outstanding, unexercised, unexpired, unpaid, or deferred Awards (“Termination”), rescind any exercise, payment or delivery pursuant to the Award (“Rescission”), or recapture any Shares (whether restricted or unrestricted) or proceeds from the Participant’s sale of Shares issued pursuant to the Award (“Recapture”), if the Participant does not comply with the conditions of subsections (b) and (c) hereof (collectively, the “Conditions”).

(b) A Participant shall not, without the Company’s prior written authorization, disclose to anyone outside the Company, or use in other than the Company’s business, any proprietary or confidential information or material, as those or other similar terms are used in any applicable patent, confidentiality, inventions, secrecy, or other agreement between the Participant and the Company with regard to any such proprietary or confidential information or material.

(c) Pursuant to any agreement between the Participant and the Company with regard to intellectual property (including but not limited to patents, trademarks, copyrights, trade secrets, inventions, developments, improvements, proprietary information, confidential business and personnel information), a Participant shall promptly disclose and assign to the Company or its designee all right, title, and interest in such intellectual property, and shall take all reasonable steps necessary to enable the Company to secure all right, title and interest in such intellectual property in the United States and in any foreign country.

(d) Upon exercise, payment, or delivery of cash or Shares pursuant to an Award, the Participant shall certify on a form acceptable to the Company that he or she is in compliance with the terms and conditions of the Plan and, if a severance of Continuous Service has occurred for any reason, shall state the name and address of the Participant’s then-current employer or any entity for which the Participant performs business services and the Participant’s title, and shall identify any organization or business in which the Participant owns a greater-than-five-percent equity interest.

(e) To the extent permitted by Applicable Law, if the Company determines, in its sole and absolute discretion, that (i) a Participant has violated any of the Conditions or (ii) during his or her Continuous Service, or within one (1) year after Participant’s termination for any reason, a Participant (a) has rendered services to or otherwise directly or indirectly engaged in or assisted, any organization or business that, in the judgment of the Company in its sole and absolute discretion, is or is working to become competitive with the Company; (b) has solicited any non-administrative employee of the Company to terminate employment with the Company; or (c) has engaged in activities which are materially prejudicial to or in conflict with the interests of the Company, including any breaches of fiduciary duty or the duty of loyalty, then the Company may, in its sole and absolute discretion, impose a Termination, Rescission, and/or Recapture with respect to any or all of the Participant’s relevant Awards, Shares, and the proceeds thereof.

(f) Within ten days after receiving notice from the Company of any such activity, the Participant shall deliver to the Company the Shares acquired pursuant to the Award, or, if Participant has sold the Shares, the gain realized, or payment received as a result of the rescinded exercise, payment, or delivery; provided that if the Participant returns Shares that the Participant purchased pursuant to the exercise of an Option (or the gains realized from the sale of such Shares), the Company shall promptly refund the exercise price, without earnings, that the Participant paid for the Shares. Any payment by the Participant to the Company pursuant to this Section 26 shall be made either in cash or by returning to the Company the number of Shares that the Participant received in connection with the rescinded exercise, payment, or delivery. It shall not be a basis for Termination, Rescission or Recapture if, after termination of a Participant’s Continuous Service, the Participant purchases, as an investment or otherwise, stock or other securities of such an organization or business, so long as (i) such stock or other securities are listed upon a recognized securities exchange or traded over-the-counter, and (ii) such investment does not represent more than a five percent (5%) equity interest in the organization or business.

(g) Notwithstanding the foregoing provisions of this Section, the Company has sole and absolute discretion not to require Termination, Rescission and/or Recapture, and its determination not to require Termination, Rescission and/or Recapture with respect to any particular act by a particular Participant or Award shall not in any way reduce or eliminate the Company’s authority to require Termination, Rescission and/or Recapture with respect to any other act or Participant or Award. Nothing in this Section shall be construed to impose obligations on the Participant to refrain from engaging in lawful competition with the Company after the termination of employment that does not violate subsections (b) or (c) of this Section, other than any obligations that are part of any separate agreement between the Company and the Participant or that arise under Applicable Law.

(h) All administrative and discretionary authority given to the Company under this Section shall be exercised by the most senior human resources executive of the Company or such other person or committee (including without limitation the Committee) as the Committee may designate from time to time.

(i) Notwithstanding any provision of this Section, if any provision of this Section is determined to be unenforceable or invalid under any Applicable Law, such provision will be applied to the maximum extent permitted by Applicable Law, and shall automatically be deemed amended in a manner consistent with its objectives to the extent necessary to conform to any limitations required under Applicable Law. Furthermore, if any provision of this Section is illegal under any Applicable Law, such provision shall be null and void to the extent necessary to comply with Applicable Law.

(j) All Awards (including any proceeds, gains or other economic benefit actually or constructively received by the Participant upon any receipt or exercise of any Award or upon the receipt or resale of any Shares underlying the Award) shall be subject to the provisions of any claw-back policy implemented by the Company, including, without limitation, any claw-back policy adopted to comply with the requirements of Applicable Law, including, without limitation, the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or regulations promulgated thereunder, to the extent set forth in such claw-back policy and/or in the applicable Award Agreement.

27. Recoupment of Awards. Unless otherwise specifically provided in an Award Agreement, and to the extent permitted by Applicable Law, the Committee may in its sole and absolute discretion, without obtaining the approval or consent of the Company’s stockholders or of any Participant, require that any Participant reimburse the Company for all or any portion of any Awards granted to him or her under this Plan (“Reimbursement”), or the Committee may require the Termination or Rescission of, or the Recapture associated with, any Award, if and to the extent:

(a) the granting, vesting, or payment of such Award (or portion thereof) was predicated upon the achievement of certain financial results or other performance criteria;

(b) in the Committee’s view, the Participant either benefited from a calculation that later proves to be materially inaccurate, or engaged in one or more material acts of fraud or misconduct that caused or partially caused the need for a financial restatement by the Company or any material Affiliate thereof; and

(c) a lower granting, vesting or payment of such Award would have occurred based upon the conduct described in clause (b) of this Section 27.

In each instance, the Committee may, to the extent practicable and allowable under Applicable Laws, require Reimbursement, Termination or Rescission of, or Recapture relating to, any such Award granted to a Participant; provided that the Company will not seek Reimbursement, Termination or Rescission of, or Recapture relating to, any such Awards that were paid or vested more than three years prior to the first date of the applicable restatement period.

[APPENDIX A FOLLOWS]

SORRENTO THERAPEUTICS, INC.

AMENDED AND RESTATED

2009 STOCK INCENTIVE PLAN

Appendix A: Definitions

As used in the Plan, the following definitions shall apply:

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly controls or is controlled by or under common control with such Person. For the purposes of this definition, “control,” when used with respect to any Person, means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person or the power to elect directors, whether through the ownership of voting securities, by contract or otherwise; and the terms “affiliated,” “controlling” and “controlled” have meanings correlative to the foregoing.

“Applicable Law” means the legal requirements relating to the administration of options and share-based plans under applicable U.S. federal and state laws, the Code, any applicable stock exchange or automated quotation system rules or regulations, and the applicable laws of any other country or jurisdiction where Awards are granted, as such laws, rules, regulations and requirements shall be in place from time to time.

“Award” means any award made pursuant to the Plan, including awards made in the form of an Option, an SAR, a Restricted Share, a Restricted Share Unit, an Unrestricted Share, a Dividend Equivalent, and a Performance Award, or any combination thereof, whether alternative or cumulative, authorized by and granted under this Plan.

“Award Agreement” means any written document setting forth the terms of an Award that has been authorized by the Committee. The Committee shall determine the form or forms of documents to be used, and may change them from time to time for any reason.

“Board” means the Board of Directors of the Company.

“Cause” for termination of a Participant’s Continuous Service will have the meaning set forth in any unexpired employment, consulting or service agreement between the Company and the Participant. In the absence of such an agreement, “Cause” will exist if the Participant is terminated from employment or other service with the Company or an Affiliate for any of the following reasons: (i) the Participant’s failure to substantially perform his or her duties and responsibilities to the Company or violation of a material Company policy; (ii) the Participant’s commission of any act or acts of fraud, embezzlement, dishonesty, or other misconduct; (iii) the Participant’s unauthorized use or disclosure of any proprietary information or trade secrets of the Company or any other party to whom the Participant owes an obligation of nondisclosure as a result of his or her relationship with the Company; or (iv) the Participant’s material breach of any of his or her obligations under any written agreement or covenant with the Company.

The Committee shall in its discretion determine whether or not a Participant is being terminated for Cause. The Committee’s determination shall, unless arbitrary and capricious, be final and binding on the Participant, the Company, and all other affected persons. The foregoing definition does not in any way limit the Company’s ability to terminate a Participant’s employment, consulting or service relationship at any time, and the term “Company” will be interpreted herein to include any Affiliate or successor thereto, if appropriate.

“Change in Control” shall mean the occurrence during the term of the Plan of any of the following events, subject however to the Committee’s determination (to the extent required to conform with Section 409A of the

Code) that any occurrence listed below is a permissible distribution event within the meaning of Section 409A of the Code (it being the intention of the Company to set forth, interpret and apply the following provisions in a manner conforming with Section 409A insofar as applicable): (i) the acquisition, directly or indirectly, by any person or group (within the meaning of Section 13(d)(3) of the Exchange Act of the beneficial ownership of securities of the Company possessing more than fifty percent (50%) of the combined voting power of all outstanding securities of the Company; (ii) a merger or consolidation in which the Company is not the surviving entity, except for a transaction in which the holders of the outstanding voting securities of the Company immediately prior to such merger or consolidation hold, in the aggregate, securities possessing more than fifty percent (50%) of the total combined voting power of all outstanding voting securities of the surviving entity immediately after such merger or consolidation; (iii) the sale, transfer or other disposition (in one or more transactions or series of related transactions) of all or substantially all of the assets of the Company; (iv) a complete liquidation or dissolution of the Company; or (v) any reverse merger in which the Company is the surviving entity but in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding voting securities are transferred to or acquired by one or more Persons different from the Persons (or their Affiliates) holding those securities immediately prior to such merger.

Notwithstanding the foregoing, a “Change in Control” shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the common stock of the Company immediately prior to such transaction or series of transactions have substantially the same proportionate ownership in an entity which owns all or substantially all of the former assets or capital stock of the Company immediately following such transaction or series of transactions.

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Committee” means one or more committees or subcommittees of the Board appointed by the Board to administer the Plan in accordance with Section 4. With respect to any decision involving an Award intended to satisfy the requirements of Section 162(m) of the Code, the Committee shall consist of two or more Directors of the Company who are “outside directors” within the meaning of Section 162(m) of the Code. With respect to any decision relating to a Reporting Person, the Committee shall consist of two or more Directors who are disinterested within the meaning of Rule 16b-3.

“Company” means Sorrento Therapeutics, Inc., a Delaware corporation; provided, however, that in the event the Company reincorporates to another jurisdiction, all references to the term “Company” shall refer to the Company in such new jurisdiction.

“Consultant” means any person, including an advisor, who is engaged by the Company or any Affiliate to render services and is compensated for such services.

“Continuous Service” means a Participant’s most recent period of service, in the absence of any interruption or termination of service, as an Employee, Director, or Consultant. Continuous Service shall not be considered interrupted in the case of: (i) sick leave; (ii) military leave; (iii) any other leave of absence approved by the Committee, provided that such leave is for a period of not more than 90 days, unless reemployment upon the expiration of such leave is guaranteed by contract or statute, or unless provided otherwise pursuant to Company policy adopted from time to time; (iv) changes in status from Director to advisory director or emeritus status; or (iv) in the case of transfers between locations of the Company or between the Company, its Affiliates or their respective successors. Changes in status between service as an Employee, Director, and a Consultant will not, by itself, constitute an interruption of Continuous Service.

“Director” means a member of the Board, or a member of the board of directors of an Affiliate.

“Disabled” or “Disability” means a condition under which a Participant:

(a) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months; or

(b) has, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, received income replacement benefits for a period of not less than 3 months under an accident or health plan covering employees of the Company.

“Dividend Equivalent” means a right to receive the equivalent value (in cash or Shares) of dividends paid on Shares, awarded under Section 8.

“Eligible Person” means any Consultant, Director or Employee and includes non-Employees to whom an offer of employment has been extended by the Company or an Affiliate.

“Employee” means any person whom the Company or any Affiliate classifies as an employee (including an officer) for employment tax purposes, whether or not that classification is correct. The payment by the Company of a director’s fee to a Director shall not be sufficient to constitute “employment” of such Director by the Company.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” means, unless otherwise determined by the Board on the committee, as of any date (the “Determination Date”): (i) the closing price of a Share on the New York Stock Exchange, the American Stock Exchange or The Nasdaq Stock Market LLC (as applicable, the “Exchange”), on the Determination Date, or, if shares were listed, but not traded, on such Exchange on the Determination Date, then on the nearest preceding trading day during which a sale occurred; or (ii) if such stock is not quoted on an Exchange, but is otherwise traded on the Over-the-Counter Bulletin BoardTM or the Pink Sheets®, the mean between the representative bid and asked prices on the Determination Date or the last preceding date for which such information is available; or (iii) if subsections (i) and (ii) do not apply, the fair market value established in good faith by the Board.

“Incentive Share Option” or “ISO” hereinafter means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code, as designated in the applicable Award Agreement.

“Involuntarily Terminated” means a Participant’s Continuous Service is terminated under the following circumstances occurring in connection with, or within 12 months following consummation of, a Change in Control: (i) termination without Cause by the Company or an Affiliate or successor thereto, as appropriate; or (ii) voluntary termination by the Participant within 60 days following (A) a material reduction in the Participant’s job responsibilities, provided that neither a mere change in title alone nor reassignment to a substantially similar position shall constitute a material reduction in job responsibilities; (B) an involuntary relocation of the Participant’s work site to a facility or location more than 50 miles from the Participant’s principal work site as of immediately prior to the Change in Control; or (C) a material reduction in Participant’s total compensation other than as part of a reduction by the same percentage amount in the compensation of all other similarly-situated Employees, Directors or Consultants.

“Non-Employee Director” means a Director of the Company who is not an Employee.

“Non-ISO” means an Option not intended to qualify as an ISO, as designated in the applicable Award Agreement.

“Option” means any stock option granted pursuant to Section 6.

“Original Plan” shall have the meaning set forth in Section 1.

“Participant” means any holder of one or more Awards, or the Shares issuable or issued upon exercise of such Awards, under the Plan.

“Performance Awards” mean a cash bonus award, stock bonus award, performance award or incentive award that is paid in cash, Shares or a combination of both, awarded under Section 10.

“Performance Compensation Awards” mean Awards granted pursuant to Section 10(b).

“Performance Unit” means Awards granted pursuant to Section 10(a) that are denominated in units of value, which may include, without limitation, the dollar value of Shares, and that may be paid in cash, in Shares, or such combination of cash and Shares as the Committee in its sole discretion shall determine.

“Person” means any natural person, association, trust, business trust, cooperative, corporation, general partnership, joint venture, joint-stock company, limited partnership, limited liability company, real estate investment trust, regulatory body, governmental agency or instrumentality, unincorporated organization or organizational entity.

“Reporting Person” means an officer, Director, or greater than ten percent stockholder of the Company within the meaning of Rule 16a-2 under the Exchange Act, who is required to file reports pursuant to Rule 16a-3 under the Exchange Act.

“Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act, as amended from time to time, or any successor provision.

“SAR” or “Share Appreciation Right” means Awards granted pursuant to Section 7.

“Share” means a share of common stock of the Company, as adjusted in accordance with Section 13.

“Substitute Award” means an Award granted under the Plan upon the assumption of, or in substitution for, outstanding equity awards previously granted by a company or other entity in connection with a corporate transaction, such as a merger, combination, consolidation or acquisition of property or stock; provided, however, that in no event shall the term “Substitute Award” be construed to refer to an award made in connection with the cancellation and repricing of an Option or SAR.

“Ten Percent Holder” means a person who owns stock representing more than 10% of the combined voting power of all classes of stock of the Company or any Affiliate.

SORRENTO THERAPEUTICS, INC.

PROXY FOR ANNUAL MEETING TO BE HELD ON JULY 28, 2017

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Henry Ji, Ph. D. and George K. Ng, and each of them, as proxies, each with full power of substitution, to represent and to vote all the shares of common stock of Sorrento Therapeutics, Inc. (the “Company”), which the undersigned would be entitled to vote, at the Company’s Annual Meeting of Stockholders to be held on July 28, 2017 and at any adjournments or postponements thereof, subject to the directions indicated on this Proxy Card.

In their discretion, the proxy is authorized to vote upon any other matter that may properly come before the meeting or any adjournments or postponements thereof.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE, BUT IF NO CHOICES ARE INDICATED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES AND FOR THE PROPOSALS LISTED BELOW.

This proxy is governed by the laws of the State of Delaware.

IMPORTANT—This Proxy must be signed and dated below.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to Be Held on July 28, 2017 at 12:00 p.m. Pacific Daylight Time at the offices of Paul Hastings LLP, 4747 Executive Drive, San Diego, California 92121. The proxy statement and 2016 annual report to stockholders on Form 10-K are available at www.pstvote.com/sorrento2017.

THIS IS YOUR PROXY

YOUR VOTE IS IMPORTANT!

Dear Stockholder:

We cordially invite you to attend the Annual Meeting of Stockholders of Sorrento Therapeutics, Inc. to be held at the offices of Paul Hastings LLP, 4747 Executive Drive, San Diego, California 92121, on July 28, 2017, beginning at 12:00 p.m. Pacific Daylight Time.

Please read the proxy statement which describes the proposals and presents other important information, and complete, sign and return your proxy promptly in the enclosed envelope.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1-3.

1. Election of Directors

NOMINEES:

	FOR	WITHHOLD

01. Henry Ji, Ph.D. 02. David H. Deming 03. Kim D. Janda, Ph.D. 04. Jaisim Shah 05. Yue Alexander Wu, Ph.D.	☐ ☐ ☐ ☐ ☐	☐ ☐ ☐ ☐ ☐

2. Proposal to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017.

☐ FOR	☐ AGAINST	☐ ABSTAIN

3. Proposal to approve an amendment to the Company’s Amended and Restated 2009 Stock Incentive Plan to (i) increase the maximum number of shares authorized for issuance under the 2009 Plan by 5,000,000 shares from 6,260,000 shares to 11,260,000 shares, (ii) increase the maximum number of shares that may be subject to awards granted under the 2009 Plan to any individual other than a non-employee director in any calendar year from 400,000 to 4,000,000, (iii) increase the maximum number of shares that may be subject to awards granted under the 2009 Plan to any non-employee director in any calendar year from 40,000 to 250,000, and (iv) make certain administrative and other immaterial changes to the 2009 Plan that will be effective regardless of the outcome of the stockholder vote on the 2009 Plan amendment.

☐ FOR	☐ AGAINST	☐ ABSTAIN

Date:                  , 2017

Signature of Stockholder

Signature of Stockholder

Important: Please sign exactly as your name or names appears on this proxy. When signing as attorney, executor, trustee, guardian, corporate officer, etc., please indicate full title.

Voting Instructions

You may vote your proxy in the following ways:

  Via Internet:

  Login to www.pstvote.com/sorrento2017

  Enter your control number (12 digit number located below)

  Via Mail:

Philadelphia Stock Transfer, Inc.

2320 Haverford Rd., Suite 230

Ardmore, PA 19003

CONTROL NUMBER

You may vote by Internet 24 hours a day, 7 days a week. Internet voting is available through 11:59 p.m., prevailing time, on

July 27, 2017.

Your Internet vote authorizes the named proxies to vote in the same manner as if you marked, signed and returned your proxy card.